                                            Filed Pursuant to Rule 424(b)(5)
                                            Registration Statement No. 333-66193

       THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MAY 29, 2001

Prospectus Supplement to Prospectus Dated May 29, 2001

                          BA MASTER CREDIT CARD TRUST

                                     ISSUER

                  BANK OF AMERICA, NATIONAL ASSOCIATION (USA)
                            TRANSFEROR AND SERVICER

                                 SERIES 2001-A
              $736,000,000 FLOATING-RATE ASSET BACKED CERTIFICATES

 CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 10 IN THE PROSPECTUS.

 A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

 The certificates will represent interests in the trust only and will not represent interests in or obligations of Bank of America, National Association (USA) or any of its affiliates.

 This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

 THE TRUST WILL ISSUE --

                               CLASS A CERTIFICATES  CLASS B CERTIFICATES
                               --------------------  --------------------
 Principal amount              $696,000,000          $40,000,000
 Certificate rate              One-Month LIBOR       One-Month LIBOR
                               plus   % annually     plus   % annually
 Interest paid                 Monthly               Monthly
 First interest payment date   August 15, 2001       August 15, 2001
 Scheduled payment date        May 15, 2006          May 15, 2006
 Legal final maturity          June 16, 2008         June 16, 2008

                               CREDIT ENHANCEMENT --

                               - The Class B certificates are subordinated to
                                 the Class A certificates. Subordination of the Class B certificates provides credit enhancement for the Class A certificates.

                               - The trust is also issuing the collateral
                                 interest in the amount of $64,000,000 that is subordinated to the Class A certificates and the Class B certificates. Subordination of the collateral interest provides credit enhancement for both the Class A certificates and the Class B certificates.

                               This prospectus supplement and the accompanying prospectus relate to the offering of the certificates only.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Underwriters of the Class A Certificates

BANC OF AMERICA SECURITIES LLC
                                    JPMORGAN
                                                            SALOMON SMITH BARNEY

                    Underwriter of the Class B Certificates

                         BANC OF AMERICA SECURITIES LLC

                                  May   , 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents: (a) this prospectus supplement, which describes the specific terms of your series of certificates and (b) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates.

     IF THE TERMS OF YOUR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     Parts of this prospectus supplement and accompanying prospectus use defined terms. You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-50 in this document and under the caption "Index of Terms for Prospectus" beginning on page 64 in the accompanying prospectus.

                          ---------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
SUMMARY OF TERMS......................   S-4
STRUCTURAL SUMMARY....................   S-5
  Offered Securities..................   S-5
     Interest Payments................   S-5
     Principal Payments...............   S-6
     Optional Repurchase..............   S-6
  The Collateral Interest.............   S-6
  Credit Enhancement..................   S-6
  Other Interests In The Trust........   S-6
     Other Series of Certificates.....   S-6
     The Transferor Certificate.......   S-6
  Information About The Receivables...   S-7
  Collections By The Servicer.........   S-7
  Allocations And Payments To You And
     Your Series......................   S-7
     Allocations of Collections of
       Finance Charge Receivables.....   S-8
     Shared Excess Finance Charge
       Collections....................   S-9
     Allocations of Collections of
       Principal Receivables..........  S-10
     Shared Excess Principal
       Collections....................  S-13
  Denominations.......................  S-13
  Registration, Clearance And
     Settlement.......................  S-13
  Tax Status..........................  S-13
  ERISA Considerations................  S-13
  Certificate Ratings.................  S-13
BANK OF AMERICA'S CREDIT CARD
  ACTIVITIES..........................  S-14
  General.............................  S-14
  Billing, Payments and Fees..........  S-14
  Delinquency and Loss Experience.....  S-15
  Revenue Experience..................  S-16
  Interchange.........................  S-17
  Payment Rates.......................  S-17
THE RECEIVABLES.......................  S-18

                                        PAGE
                                        ----
MATURITY CONSIDERATIONS...............  S-21
BANK OF AMERICA CORPORATION AND BANK
  OF AMERICA..........................  S-23
DESCRIPTION OF THE CERTIFICATES.......  S-23
  Interest Payments...................  S-23
  Principal Payments..................  S-25
  Postponement of Controlled
     Accumulation Period..............  S-26
  Subordination.......................  S-27
  Allocation Percentages..............  S-27
  Reallocation of Cash Flows..........  S-31
  Application of Collections..........  S-34
  Shared Excess Finance Charge
     Collections......................  S-39
  Shared Excess Principal
     Collections......................  S-39
  Defaulted Receivables; Investor
     Charge-Offs......................  S-40
  Principal Funding Account...........  S-42
  Reserve Account.....................  S-42
  Pay Out Events......................  S-44
  Servicing Compensation and Payment
     of Expenses......................  S-45
  Paired Series.......................  S-46
  Amendments..........................  S-46
ERISA CONSIDERATIONS..................  S-47
  General.............................  S-47
  The Authorization...................  S-47
UNDERWRITING..........................  S-48
LEGAL MATTERS.........................  S-49
INDEX OF TERMS FOR PROSPECTUS
  SUPPLEMENT..........................  S-50
Annex 1: Other Series Issued and
  Outstanding.........................   A-1

                                SUMMARY OF TERMS

Trust:                          BA Master Credit Card Trust -- "Trust"
Transferor:                     Bank of America, National Association (USA) -- "Bank of America" or
                                the "Bank"
Servicer:                       Bank of America
Trustee:                        U.S. Bank National Association
Pricing Date:                   , 2001
Closing Date:                   June   , 2001
Clearance and Settlement:       DTC/Clearstream/Euroclear
Trust Assets:                   Receivables originated in MasterCard(R) and VISA(R) accounts, including recoveries on charged-off receivables

                                       Amount                         % of Total Series
  Class A                              $696,000,000                    87.0%
  Class B                              $ 40,000,000                     5.0%
  Collateral Interest                  $ 64,000,000                     8.0%
                                       -------------                  ------
  Total                                $800,000,000                   100.0%

Annual Servicing Fee:                  2.0%

                                                  CLASS A                        CLASS B
                                       -----------------------------  -----------------------------
Anticipated Ratings:*
(Moody's/Standard & Poor's/Fitch)      Aaa/AAA/AAA                    A1/A/A
Credit Enhancement:                    subordination of Class B and   subordination of the
                                       the collateral interest        collateral interest
Interest Rate:                         one-month                      one-month
                                       LIBOR +     % p.a.             LIBOR +     % p.a.
Interest Accrual Method:               actual/360                     actual/360
Interest Payment Dates:                monthly (15th)                 monthly (15th)
Interest Rate Index Re-set Date:       2 London business days before  2 London business days before
                                       each interest payment date     each interest payment date
First Interest Payment Date:           August 15, 2001                August 15, 2001
Scheduled Payment Date:                May 15, 2006                   May 15, 2006
Commencement of Accumulation Period    April 30, 2005                 April 30, 2005
  (subject to adjustment):
Series 2001 - A Termination Date:      June 16, 2008                  June 16, 2008

---------------

* It is a condition to issuance that one of these ratings be obtained.

                               STRUCTURAL SUMMARY

- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

- THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

OFFERED SECURITIES

The BA Master Credit Card Trust is offering the certificates as part of this Series 2001-A. The certificates represent an interest in the assets of the trust.

The Class B certificates are subordinated to the Class A certificates.

INTEREST PAYMENTS

The Class A certificates will accrue interest for each interest period at an
annual rate equal to LIBOR plus      %.

The Class B certificates will accrue interest for each interest period at an
annual rate equal to LIBOR plus      %.

Interest accrued during each interest period will be due on each distribution date. Any interest due but not paid on a distribution date will be payable on the next distribution date together with additional interest at the applicable certificate rate plus 2% per annum.

- A distribution date is the 15th day of each month, or if that day is not a business day, the next business day. The first distribution date is August 15, 2001.

- Each interest period begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period
  will begin on and include June   , 2001, which is the closing date, and end on
  but exclude August 15, 2001, the first distribution date.

- LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the Telerate Page 3750 (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR determination date. In addition, see "Description of the Certificates -- Interest Payments" in this prospectus supplement for a discussion of the determination of LIBOR if that rate does not appear on Telerate Page 3750 (or similar replacement page).

- LIBOR determination dates are:

  - June   , 2001, for the period beginning on and including June   , 2001 and
    ending on but excluding July 16, 2001;

  - July 12, 2001, for the period beginning on and including July 16, 2001 and ending on but excluding August 15, 2001; and

  - the second London business day prior to the first day of each interest period, for each interest period following the first interest period.

The following time line shows the relevant dates for the first two interest periods:

                            (INTEREST PERIOD GRAPH)

Other interest periods will follow sequentially after the second interest period in the same manner as is shown in the time line.

See "Description of the Certificates -- Interest Payments" in this prospectus supplement for a discussion of the determination of amounts available to pay interest and for the definition of business day and London business day.

You may obtain the certificate rates for the current and immediately preceding interest periods by telephoning U.S. Bank National Association, the trustee, at its corporate trust office at (800) 934-6802.

PRINCIPAL PAYMENTS

You are expected to receive payment of principal in full on the scheduled payment date which is May 15, 2006, or, if that date is not a business day, the next business day. However, certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. No principal will be paid to the Class B certificateholders until the Class A certificateholders are paid in full. See "Maturity Considerations" in this prospectus supplement and in the prospectus and "Description of the Certificates -- Allocation Percentages" in this prospectus supplement.

The final payment of principal and interest on the certificates will be made no later than June 16, 2008, or, if that date is not a business day, the next business day, called the legal final maturity or the Series 2001-A termination date.

See "Description of the Certificates -- Principal Payments" in this prospectus supplement for a discussion of the determination of amounts available to pay principal.

OPTIONAL REPURCHASE

In addition to the optional repurchase provided for in the prospectus (see "Prospectus Summary -- Optional Repurchase" in the accompanying prospectus), the Class A certificates and the Class B certificates are subject to repurchase by the Transferor, solely at its option, on May 15, 2006 (the scheduled payment date). The repurchase price will be equal to the Class A investor interest and the Class B investor interest, respectively, plus accrued and unpaid interest on the Class A certificates and the Class B certificates.

THE COLLATERAL INTEREST

The trust is also issuing an interest in the assets of the trust that is subordinated to the certificates called the collateral interest. The collateral interest initial amount is $64,000,000, representing 8.0% of the initial aggregate principal amount of the certificates and the collateral interest initial amount. As a subordinated interest, the collateral interest is a form of credit enhancement for the certificates. The collateral interest holder will have voting and certain other rights as if the collateral interest were a subordinated class of certificates.

THE COLLATERAL INTEREST IS NOT BEING OFFERED THROUGH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

CREDIT ENHANCEMENT

Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of any credit enhancement available to other series.

Subordination of the Class B certificates provides credit enhancement for the Class A certificates. Subordination of the collateral interest provides credit enhancement for both the Class A certificates and the Class B certificates. The collateral interest amount and the Class B investor interest must be reduced to zero before the Class A investor interest will suffer any loss of principal. The collateral interest amount must be reduced to zero before the Class B investor interest will suffer any loss of principal. For a description of the events which may lead to a reduction of the Class A investor interest, the Class B investor interest and the collateral interest amount, see "Description of the Certificates -- Reallocation of Cash Flows," "-- Application of Collections" and "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

OTHER INTERESTS IN THE TRUST

OTHER SERIES OF CERTIFICATES

The trust has issued other series of certificates and expects to issue additional series of certificates. When issued by the trust, the certificates of each of those series also represent an interest in the assets of the trust. You can review a summary of each series previously issued and currently outstanding under the caption "Annex I: Other Series Issued and Outstanding" included at the end of this prospectus supplement. The trust may issue additional series with terms that may be different from any other series without prior review or consent by any certificateholders.

THE TRANSFEROR CERTIFICATE

Bank of America initially will own the transferor certificate, which represents the remaining interest in the assets of the trust not represented by the certificates, the collateral interest and the other interests issued by the trust. This remaining interest represented by the transferor certificate is called the transferor interest. The transferor interest does not provide credit enhancement for your series or any other series.

INFORMATION ABOUT THE RECEIVABLES

The trust assets include receivables in certain MasterCard(R) and VISA(R)* revolving credit card accounts selected from Bank of America's credit card account portfolio.

The receivables consist of both principal receivables and finance charge receivables.

Principal receivables are, generally, amounts charged by cardholders for (a) goods and services and (b) cash advances.

Finance charge receivables are, generally, (a) the related finance charges and credit card fees, including annual membership fees collected from cardholders, and (b) for your series, certain amounts of fees, called interchange, collected through MasterCard and VISA.

See "Bank of America's Credit Card Activities--Interchange" in this prospectus supplement and in the accompanying prospectus.

COLLECTIONS BY THE SERVICER

The servicer will collect payments on the receivables and will periodically deposit those collections in an account. The servicer will keep track of those collections that are finance charge receivables and those that are principal receivables.

ALLOCATIONS AND PAYMENTS TO YOU AND YOUR SERIES

Each month, the servicer will allocate collections and the amount of receivables that are not collected and are charged-off as uncollectible, called the default amount, among:

- your series, based on the size of the investor interest (initially $800,000,000) in the trust in relation to the overall size of the receivables in the trust;

- other outstanding series, based on the size of their respective interests in the trust in relation to the overall size of the receivables in the trust; and

- the holder of the transferor certificate, based on the size of the transferor interest in the trust in relation to the overall size of the receivables in the trust.

The trust assets allocated to your series will be further allocated to the following, based on varying percentages:

- holders of the Class A certificates, based on the Class A investor interest (initially $696,000,000);

- holders of the Class B certificates, based on the Class B investor interest (initially $40,000,000); and

- the holder of the collateral interest, based on the collateral interest amount (initially $64,000,000).

See the following chart and "Description of the Certificates -- Allocation Percentages" in this prospectus supplement.

The following chart illustrates the trust's general allocation structure only and does not reflect the relative percentages of collections or other amounts allocated to the transferor interest, to any series, including your series, or to holders of the Class A certificates, the Class B certificates or the collateral interest.

                              (TRUST ASSETS GRAPH)

You are entitled to receive payments of interest and principal based upon allocations to your series. The investor interest, which is the basis for allocations to your series, is the sum of (a) the Class A investor interest, (b) the Class B investor interest and (c) the collateral interest amount. The Class A investor interest, the Class B investor interest and the collateral interest amount will initially equal the outstanding principal amount of the Class A certificates, the Class B certificates and the collateral interest, respectively. The investor interest will decline as a result of principal payments and may decline due to the charging-off of receivables or other

---------------

* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Incorporated and Visa U.S.A., Inc., respectively.

reasons. If your investor interest declines, amounts allocated and available for payment to your series and to you will be reduced. For a description of the events which may lead to these reductions, see "Description of the Certificates -- Reallocation of Cash Flows" in this prospectus supplement.

ALLOCATIONS OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES

The following chart demonstrates the manner in which collections of finance charge receivables are allocated and applied to your series. THE CHART IS A SIMPLIFIED DEMONSTRATION OF CERTAIN ALLOCATION AND PAYMENT PROVISIONS AND IS QUALIFIED BY THE FULL DESCRIPTIONS OF THESE PROVISIONS IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

Step 1: Collections of finance charge receivables for your series are allocated, based on varying percentages, among the Class A investor interest, the Class B investor interest and the collateral interest amount.

Step 2: Collections of finance charge receivables allocated to the Class A investor interest are applied to cover, in the following priority: the interest payment due to Class A, Class A's portion of the servicing fee due to the servicer and Class A's portion of the default amount.

   Collections of finance charge receivables allocated to the Class B investor interest are applied to cover, in the following priority: the interest payment due to Class B and Class B's portion of the servicing fee due to the servicer.

   Collections of finance charge receivables allocated to the collateral interest amount are applied, under certain circumstances, to cover the collateral interest's portion of the servicing fee due to the servicer.

Step 3: Collections of finance charge receivables allocated to your series and not used in Step 2 are combined with shared excess finance charge collections from other series in shared excess finance charge collections group one, to the extent necessary and available, and treated as excess spread and applied, in the following priority, to cover:

- the interest payment due to Class A, Class A's portion of the servicing fee due to the servicer and Class A's portion of the default amount, each to the extent not covered in Step 2;

- reimbursement of certain reductions of the Class A investor interest;

- the interest payment due to Class B and Class B's portion of the servicing fee due to the servicer, each to the extent not covered in Step 2;

- Class B's portion of the default amount; and

- reimbursement of certain reductions of the Class B investor interest.

Remaining excess spread is then applied, in the following priority, to cover, among other things:

- the minimum interest payment due to the collateral interest;

- the collateral interest's portion of the servicing fee due to the servicer, to the extent not covered in Step 2;

- the collateral interest's portion of the default amount;

- reimbursement of certain reductions of the collateral interest amount;

- funding, if necessary, of a reserve account maintained to cover certain interest payment shortfalls, if any; and

- other amounts owing to the holder of the collateral interest, if any.

Step 4: Collections of finance charge receivables allocated to your series and not used in Steps 2 and 3 above may be paid first, to other series in shared excess finance charge collections group one, to the extent necessary, and then, to series in other shared excess finance charge collections groups, to the extent necessary, with the balance being paid to the holder of the collateral interest.

See "Description of the Certificates -- Application of Collections" in this prospectus supplement.

                          (FINANCE CHARGE STEP GRAPH)

SHARED EXCESS FINANCE CHARGE COLLECTIONS

This series is included in a group of series designated as shared excess finance charge collections group one. Each series identified under the caption "Annex I:
Other Series Issued and Outstanding" included at the end of this prospectus supplement is, and other series in the future may be, included in shared excess finance charge collections group one. To the extent that collections of finance charge receivables allocated to your series are not needed to make payments or deposits for your series, these collections, called shared excess finance charge collections, will be applied first, to cover finance charge related payments for other series within shared excess finance charge collections group one and then, to series in other shared excess finance charge collections groups, to the extent needed. Any reallocation for this purpose will not reduce your series's investor interest. In addition, you may receive the benefits of collections of excess finance charge collections and certain other amounts allocated to other series in shared excess finance charge collections group one and series in other shared excess finance charge collections groups, to the extent those collections are not needed for those other series and those other groups. See "Description of the Certificates -- Shared Excess Finance Charge Collections" in this prospectus supplement and in the accompanying prospectus.

ALLOCATIONS OF COLLECTIONS OF PRINCIPAL RECEIVABLES

The following chart demonstrates the manner in which collections of principal receivables are allocated and applied to your series. THE CHART IS A SIMPLIFIED DEMONSTRATION OF CERTAIN ALLOCATION AND PAYMENT PROVISIONS AND IS QUALIFIED BY THE FULL DESCRIPTIONS OF THESE PROVISIONS IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

Step 1: Collections of principal receivables for your series are allocated, based on varying percentages, among the Class A investor interest, the Class B investor interest and the collateral interest amount.

Step 2: Collections of principal receivables allocated to the collateral interest amount and the Class B investor interest may be reallocated and treated as collections of finance charge receivables and made available to pay amounts due to the Class A investor interest that have not been paid by either Class A's share of collections of finance charge receivables or excess spread and shared excess finance charge collections. If required Class A amounts are satisfied, collections of principal receivables allocated to the collateral interest amount also provide the same type of protection to the Class B investor interest. Certain collections which are reallocated for Class A or Class B will not be made part of available investor principal collections.

Step 3: Collections of principal receivables allocated to your series and not used in Step 2 above, are combined with shared excess principal collections from other series in the shared excess principal collections group, to the extent necessary and available, and treated as available investor principal collections.

   Available investor principal collections may be paid, or accumulated and then paid, to you as payments of principal as discussed below. The amount, priority and timing of your principal payments, if any, depend on whether your series is in the revolving period, the controlled accumulation period or the rapid amortization period, as described below.

   The Class A certificates will be paid in full before the Class B certificates and the collateral interest receive any payments of principal.

   The Class B certificates will be paid in full before the collateral interest receives any payments of principal.

   See "Maturity Considerations" and "Description of the
   Certificates -- Application of Collections" in this prospectus supplement.

Step 4: Collections of principal receivables allocated to your series and not used in Steps 2 and 3 above may be paid to other series, to the extent necessary, or to the transferor.

                       (PRINCIPAL RECEIVABLES STEP GRAPH)

As discussed above in Step 3, available investor principal collections will be applied as follows:

REVOLVING PERIOD: The certificates will have a period of time, called the revolving period, when the trust will not pay, or accumulate, principal for certificateholders or the holder of the collateral interest. In general, during the revolving period the trust will pay available principal to other series or the holder of the transferor certificate. See "Description of the Certificates -- Principal Payments" and "-- Application of Collections" in this prospectus supplement.

The revolving period starts on the closing date and ends on the earlier to begin of:

- the controlled accumulation period; or

- the rapid amortization period.

CONTROLLED ACCUMULATION PERIOD: During the period called the controlled accumulation period, each month the servicer will deposit a specified amount in the principal funding account in order to pay the certificates and the collateral interest in full on the scheduled payment date.

Each month, the trust will pay principal not required to be deposited in the principal funding account to other series or the holder of the transferor certificate. Each month, if the amount actually deposited in the principal funding account is less than the required deposit, the amount of this deficiency will be carried forward as a shortfall and included in the next month's required deposit.

See "Description of the Certificates -- Principal Payments" and "-- Application of Collections" in this prospectus supplement. For information about the application of money on deposit in the principal funding account, including any net investment earnings, see "Description of the Certificates -- Principal Funding Account" in this prospectus supplement.

On the scheduled payment date, the trust will use the money on deposit in the principal funding account to pay (a) the Class A investor interest, (b) if the Class A investor interest is paid in full, the Class B investor interest, and
(c) if the Class B investor interest is paid in full, the collateral interest amount.

You should be aware that there may not be sufficient amounts available to pay principal in full for the Class A investor interest, the Class B investor interest and the collateral interest amount on the scheduled payment date. In addition, if the money on deposit in the principal funding account is insufficient to pay these amounts on the scheduled payment date or if a pay out event occurs, the rapid amortization period will begin and the timing of your principal payments could change. See "Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

The controlled accumulation period is scheduled to begin on the close of business on April 30, 2005, but in some cases may be delayed to no later than the close of business on March 31, 2006. See "Description of the Certificates -- Postponement of Controlled Accumulation Period" in this prospectus supplement.

The controlled accumulation period will end when any one of the following occurs:

- the investor interest is paid in full;

- the rapid amortization period begins; or

- the Series 2001-A termination date.

RAPID AMORTIZATION PERIOD: If a period called the rapid amortization period begins, the trust will use any available principal collections allocated to your series to pay (a) the Class A investor interest, (b) if the Class A investor interest is paid in full, the Class B investor interest and (c) if the Class B investor interest is paid in full, the collateral interest amount. These payments will begin on the distribution date in the month immediately following the commencement of the rapid amortization period.

The rapid amortization period will begin if a pay out event occurs and will end when any one of the following occurs:

- the investor interest is paid in full;

- the Series 2001-A termination date; or

- the trust termination date.

PAY OUT EVENTS: Certain adverse events called pay out events might lead to the start of a rapid amortization period and the end of either the revolving period or the controlled accumulation period.

A pay out event for your series will include the following events:

- any of the transferors does not make any required payment or deposit;

- any of the transferors materially violates any other obligation or agreement relating to the certificates causing you to be adversely affected, if (a) such transferor does not remedy the violation within 60 days after it has received written notice and (b) you continue to be materially and adversely affected for the 60-day period;

- any of the transferors provides certain representations, warranties or other information which were materially incorrect at the time they were provided causing you to be adversely affected, if (a) they continue to be materially incorrect 60 days after such transferor has received written notice and (b) you continue to be materially and adversely affected for the 60-day period;

- the average yield on the receivables is below an average of a minimum level called the base rate for three consecutive monthly periods;

- the transferors fail to transfer additional assets to the trust when required;

- certain defaults by the servicer occur that have a material adverse effect on you;

- you are not paid in full on the scheduled payment date;

- certain insolvency, receivership or similar events relating to any transferor or other holder of the transferor certificate occur;

- any transferor becomes unable to transfer receivables to the trust as required under the agreement; or

- the trust becomes an "investment company" under the Investment Company Act of 1940.

For a more detailed discussion of these pay out events, see "Description of the Certificates -- Pay Out Events" in this prospectus supplement. In addition, see "Description of the Certificates -- Pay Out Events" in the accompanying prospectus for a discussion of the consequences of insolvency, receivership or similar events relating to any transferor.

SHARED EXCESS PRINCIPAL COLLECTIONS

This series is included in a group of series designated as the shared excess principal collections group. Each series identified under the caption "Annex I:
Other Series Issued and Outstanding" included at the end of this prospectus supplement is, and other series in the future may be, included in the shared excess principal collections group. To the extent that collections of principal receivables allocated to your series are not needed to make payments or deposits to the principal funding account for your series, these collections, called shared excess principal collections, will be applied to cover principal payments for other series within the shared excess principal collections group. Any reallocation for this purpose will not reduce your series's investor interest. In addition, you may receive the benefits of collections of principal receivables and certain other amounts allocated to other series in the shared excess principal collections group, to the extent those collections are not needed for those other series. See "Description of the Certificates -- Shared Excess Principal Collections" in this prospectus supplement and in the accompanying prospectus.

DENOMINATIONS

Beneficial interests in the certificates will be offered in minimum denominations of $1,000 and integral multiples of that amount.

REGISTRATION, CLEARANCE AND
SETTLEMENT

Your certificates will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. You will not receive a definitive certificate representing your interest, except in limited circumstances described in the accompanying prospectus when certificates in fully registered, certificated form are issued. See "Description of the Certificates -- Definitive Certificates" in the accompanying prospectus.

You may elect to hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme or the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly or indirectly through DTC and counterparties holding directly or indirectly through Clearstream or Euroclear will be made in DTC through the relevant depositaries of Clearstream or Euroclear. See "Description of the Certificates -- Book-Entry Registration" in the accompanying prospectus.

We expect that the certificates will be delivered in book-entry form through the facilities of DTC, Clearstream and Euroclear on or about the closing date.

TAX STATUS

Special counsel to the transferor is of the opinion that, under existing law, your certificates will be characterized as debt for federal income tax purposes. Under the agreement, you and the transferor will agree to treat your certificates as debt for federal, state and local income tax purposes and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For the reasons discussed under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts other than an insurance company investing assets of its general account.

CERTIFICATE RATINGS

The Class A certificates are required to be rated at issuance in the highest rating category, excluding subcategory designations, by at least one nationally recognized rating organization.

The Class B certificates are required to be rated at issuance in one of the three highest rating categories, excluding subcategory designations, by at least one nationally recognized rating organization.

See "Certificate Ratings" in the accompanying prospectus for a discussion of the primary factors upon which the ratings are based.

                    BANK OF AMERICA'S CREDIT CARD ACTIVITIES

GENERAL

     The receivables conveyed or to be conveyed to the trust by Bank of America pursuant to the agreement have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts, including premium accounts and standard accounts.

     On March 31, 1999, NationsBank of Delaware, N.A., an indirect wholly-owned subsidiary of Bank of America Corporation and an affiliate of the transferor, merged with Bank of America National Association, after which, Bank of America National Association changed its name to Bank of America, National Association
(USA). Prior to this merger, the activities of NationsBank of Delaware, N.A. were primarily related to credit card lending, and as a result of the merger, Bank of America now owns the credit card accounts formerly owned by NationsBank of Delaware, N.A. The policies and operations applicable to the accounts formerly owned by NationsBank of Delaware, N.A. and Bank of America, respectively, have been consolidated under one management team at Bank of America. The additional accounts designated by the transferor on July 2, 1999, the receivables of which were conveyed to the trust, consist of accounts acquired pursuant to the merger with NationsBank of Delaware, N.A. In the future, more accounts so acquired may also be included in additional accounts with respect to the trust.

BILLING, PAYMENTS AND FEES

     The accounts currently have various billing and payment characteristics, including varying periodic-rate finance charges and fees. Currently, monthly billing statements are sent by Bank of America to cardholders with balances at the end of each billing period. With some exceptions, cardholders must make a minimum monthly payment generally equal to the greatest of (a) at least 2.2% of the outstanding balance (including purchases, cash advances, balance transfers, finance charges, and fees posted to the account) plus any past due amounts; (b) $10 plus any past due amounts; or (c) the amount of the outstanding balance in excess of the account credit line. If the cardholder's outstanding balance is less than $10, the minimum monthly payment equals the amount of the outstanding balance.

     A periodic finance charge is assessed monthly on the accounts with outstanding balances. The periodic finance charge assessed on balances for purchases and cash advances are generally calculated by multiplying (a) the average daily balance for each day during the billing cycle by (b) the applicable daily periodic finance charge rate, and summing the results each day during the billing period. The daily balance is calculated by taking the previous day's balance, adding any new purchases or cash advances and fees, adding the daily finance charge on the previous day's balance, and subtracting any payments or credits. Cash advances are included in the daily balance from the date that the cash advances are made. Purchases are included in the daily balance generally from the date of purchase. Periodic finance charges are not assessed on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date on the account statement.

     Accounts may have a different annual percentage rate for purchases, cash advances and balance transfer (promotional) balances.

     Bank of America offers fixed-rate and variable-rate credit card accounts. Generally the variable rates range from 1.0% to 16.9% above the prime rate as published from time to time in The Wall Street Journal. Bank of America also offers temporary promotional rates and, under certain circumstances, the periodic finance charges on a limited number of accounts may be less than those generally assessed by Bank of America. Although more than 90% of the accounts are currently priced at variable rates, some accounts retain fixed rates which generally range from 5.9% to 23.9%.

     Bank of America assesses annual membership fees (from $0 to $125) on certain accounts, although under various marketing and relationship incentive programs, these fees may be waived or rebated. For most credit card accounts, Bank of America also assesses late and overlimit charges (generally $29) and returned check charges (generally $25). Bank of America generally assesses a cash advance fee, typically 3.0% to 4.0% of the cash advance amount, with various minimums depending on the type of cash advance.

     There can be no assurance that periodic-rate finance charges, fees, and other charges on accounts will remain at current levels.

     Payments by cardholders on the accounts are processed and applied against the cardholders account balance in the following order; (1) finance charges, (2) other fees and charges, (3) prior billing cycle transactions (promotional balances (including balance transfers), purchases and cash advances), and (4) current billing cycle transactions (promotional balances (including balance transfers), purchases and cash advances).

DELINQUENCY AND LOSS EXPERIENCE

     An account is contractually delinquent, and late fees are assessed, if the minimum payment is not received by the payment due date. However, delinquency is reported based on billing date. Collection of delinquent credit card receivables currently is performed by Bank of America's credit card collections personnel located in operations centers in Pasadena, California and Norfolk, Virginia, or by Bank of America's agents.

     Bank of America's credit card collection programs employ advanced technology to manage risk and streamline processes. This technology includes automated calling systems to improve collector efficiency, scoring models to estimate the relative risk of loss exposure, and behavior analysis to prioritize cardholder contacts. Collection activities include statement messages, telephone calls and formal collection letters. Collectors generally initiate telephone contact with delinquent cardholders during the first 30 days of contractual delinquency. In the event that the initial telephone call fails to cure the delinquency, Bank of America continues to contact the cardholder by telephone and by mail. Bank of America may enter into arrangements with cardholders to extend or otherwise change payment schedules as approved by one of Bank of America's collections managers. This may include removing or reaging the past due status of accounts. Reaging of credit card balances is conducted within the parameters of normal collection activities in an effort to resolve the delinquency and reduce the incidence of bankruptcy filings.

     Accounts are charged-off once they have become contractually past due 180 days, unless a payment has been received in an amount sufficient to bring the account into a different delinquency category or to bring the account current. At the time of charge-off, an evaluation is made whether to pursue further remedies. In certain cases, outside collection agencies and law firms are engaged. The credit evaluation, servicing and charge-off policies, and collection practices of Bank of America may change from time to time in accordance with Bank of America's business judgment and applicable law. Account balances for bankrupt cardholders are charged-off as soon as practically possible and generally within 60 days from the date of verifiable bankruptcy notification.

     In February 1999, the Federal Financial Institutions Examination Council published a revised policy statement on the classification of consumer loans. The revised policy established uniform guidelines for charge-off of loans due to delinquent, bankrupt and deceased borrowers, for charge-off of fraudulent accounts, and for reaging, extending, deferring or rewriting delinquent accounts. Bank of America is in compliance with the guidelines established by the Federal Financial Institutions Examination Council's policy statement.

     The following tables set forth the delinquency and loss experience for the trust portfolio during the indicated period.

                     DELINQUENCY EXPERIENCE/TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                           DECEMBER 31,
                                                       -----------------------------------------------------
                                APRIL 30, 2001                   2000                        1999
                           -------------------------   -------------------------   -------------------------
                                         PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                          OF TOTAL                    OF TOTAL                    OF TOTAL
                           RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                           -----------   -----------   -----------   -----------   -----------   -----------
Receivables
  Outstanding(1).........  $8,858,493                  $9,252,536                  $9,953,141
Receivables Delinquent:
  31 - 60 Days...........  $  148,586       1.68%      $  162,953       1.76%      $  157,129       1.58%
  61 - 90 Days...........      94,914       1.07           99,657       1.08          104,253       1.05
  91 or More Days........     185,388       2.09          177,724       1.92          210,331       2.11
                           ----------       ----       ----------       ----       ----------       ----
        Total............  $  428,888       4.84%      $  440,334       4.76%      $  471,713       4.74%
                           ==========       ====       ==========       ====       ==========       ====

                                 DECEMBER 31,
                           -------------------------
                                     1998
                           -------------------------
                                         PERCENTAGE
                                          OF TOTAL
                           RECEIVABLES   RECEIVABLES
                           -----------   -----------
Receivables
  Outstanding(1).........  $6,755,697
Receivables Delinquent:
  31 - 60 Days...........  $  108,081       1.60%
  61 - 90 Days...........      68,380       1.01
  91 or More Days........     126,676       1.88
                           ----------       ----
        Total............  $  303,137       4.49%
                           ==========       ====

---------------

(1) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown.

                        LOSS EXPERIENCE/TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                               FOUR MONTHS           YEAR ENDED DECEMBER 31,
                                                  ENDED        ------------------------------------
                                              APRIL 30, 2001      2000         1999         1998
                                              --------------   ----------   ----------   ----------
Average Receivables Outstanding(1)..........    $8,950,415     $9,251,667   $8,126,406   $6,048,227
Total Gross Charge-Offs(2)..................       190,200        569,835      454,097      451,909
Recoveries..................................        12,892         34,577       25,178       33,905
Total Net Charge-Offs.......................       177,308        535,258      428,919      418,004
Total Net Charge-Offs as a percentage of
  Average Receivables Outstanding(3)........          5.94%          5.79%        5.28%        6.91%

---------------

(1) Average Receivables Balance, for each indicated period, is the average of the receivable balance outstanding at the end of each month during the indicated period.

(2) Total Gross Charge-Offs are total principal charge-offs before recoveries and do not include the amount of any reductions in average receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

(3) The percentage reflected for the four months ended April 30, 2001 is an annualized figure.

REVENUE EXPERIENCE

     The following table provides yield information for each of the periods indicated.

     The historical yield figures in the following table are calculated on an accrual basis. Collections of receivables included in the trust will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts collected from cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods.

     However, the transferor believes that during the periods indicated, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Risk Factors" in the accompanying prospectus.

                        PORTFOLIO YIELD/TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                               FOUR MONTHS           YEAR ENDED DECEMBER 31,
                                                  ENDED        ------------------------------------
                                              APRIL 30, 2001      2000         1999         1998
                                              --------------   ----------   ----------   ----------
Average Receivables Outstanding(1)..........    $8,950,415     $9,251,667   $8,126,406   $6,048,227
Finance Charges and Fee Revenue
Billed......................................    $  603,513     $1,828,916   $1,359,707   $1,199,571
Average Yield(2)(3).........................         20.23%         19.77%       16.73%       19.83%

---------------
(1) Average Receivables Balance, for each indicated period, is the average of the receivable balance outstanding at the end of each month during the indicated period.

(2) Average yield is the result of dividing finance charges and fee revenue billed by the average receivables outstanding for the period and does not include revenue attributable to interchange or recoveries.

(3) The percentage reflected for the four months ended April 30, 2001 is an annualized figure.

     The revenue for the trust portfolio shown in the above table is comprised of monthly periodic finance charges and credit card fees. These revenues vary for each account based on the type and volume of activity for each account. See "Bank of America's Credit Card Activities" in the accompanying prospectus.

INTERCHANGE

     The transferor will transfer to the trust a percentage of the interchange attributed to cardholder charges for goods and services in the accounts of the trust. Interchange will be allocated to the Certificates based on their portion of the Investor Interest and of cardholder charges for goods and services in the accounts of the trust relative to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by Bank of America, as reasonably estimated by the transferor.

     MasterCard and VISA may from time to time change the amount of interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of finance charge receivables for the purposes of determining the amount of finance charge receivables, allocating collections of finance charge receivables, making required monthly payments, and calculating the Portfolio Yield. Under the circumstances described herein, interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each transfer date. See "Description of the Certificates -- Servicing Compensation and Payment of Expenses" in this prospectus supplement and "Bank of America's Credit Card Activities -- Interchange" in the accompanying prospectus.

PAYMENT RATES

     The following table sets forth the highest and lowest cardholder monthly payment rates during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown for the trust portfolio, in each case calculated as a percentage of total ending monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the accounts.

                        CARDHOLDER MONTHLY PAYMENT RATES

                                                         FOUR MONTHS      YEAR ENDED DECEMBER 31,
                                                       ENDED APRIL 30,    -----------------------
                                                            2001          2000     1999     1998
                                                       ---------------    -----    -----    -----
Highest Month........................................       15.38%        15.81%   16.76%   15.82%
Lowest Month.........................................       14.42%        13.97%   14.15%   14.14%
Monthly Average......................................       14.80%        15.21%   15.65%   14.87%

     There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

                                THE RECEIVABLES

     The receivables conveyed to the trust arise in accounts selected on the basis of criteria set forth in the agreement as applied on May 18, 1996, called the "CUT-OFF DATE," and, with respect to additional accounts, as of the related date of their designation. The transferor has the right, subject to certain limitations and conditions set forth therein, to designate from time to time additional accounts and to transfer to the trust all receivables of such additional accounts. Any additional accounts so designated must be eligible accounts as of the date the transferor designates such accounts as additional accounts. The transferor has designated additional accounts and conveyed the receivables arising therein to the trust 5 times since the cut-off date. The aggregate total principal receivables added to the trust in those additions was approximately $7.936 billion.

     The transferor will be required to designate additional accounts, to the extent available:

          (a) to maintain the Transferor Interest so that, during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Minimum Transferor Interest for the same period; and

          (b) to maintain, for so long as certificates of any series (including the certificates for your series) remain outstanding, an aggregate amount of principal receivables equal to or greater than the Minimum Aggregate Principal Receivables.

     "MINIMUM TRANSFEROR INTEREST" for any period means 7% of the average principal receivables for such period. The transferor may reduce the Minimum Transferor Interest to not less than 2% of the average principal receivables for such period upon satisfaction of the Rating Agency Condition and certain other conditions to be set forth in the agreement.

     "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means, with respect to all series then outstanding, unless otherwise provided in the related series supplement, an amount equal to the sum of the numerators used in the calculation of the Investor Percentages with respect to principal receivables for all outstanding series on such date, except that:

     - with respect to any series in its rapid accumulation period, or such other period as designated in the related series supplement, with an investor interest as of such date of determination equal to the principal funding account balance relating to such series, taking into account any deposit to be made to the principal funding account relating to such series on the transfer date following such date of determination, the numerator used in the calculation of the Investor Percentage with respect to principal receivables relating to such series will, solely for the purpose of the definition of Minimum Aggregate Principal Receivables, be deemed to equal zero; and

     - the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition and certain other conditions are satisfied.

     "RATING AGENCY CONDITION" means the notification in writing by each rating agency to the transferor, the servicer and the trustee that a proposed action will not result in such rating agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding series or class of a series with respect to which it is a rating agency.

     The transferor has the right, subject to certain limitations and conditions, to designate certain removed accounts and to require the trustee to reconvey all receivables in such removed accounts to the transferor. Once an account is removed, receivables existing or guaranteed under that account are not transferred to the trust.

     As of the end of the day on April 30, 2001:

     - the trust portfolio included $8,676,975,082 of principal receivables and $181,518,309 of finance charge receivables;

     - the accounts had an average total receivable balance of $1,122 and an average credit limit of $7,181;

     - the percentage of the aggregate total receivable balance to the aggregate total credit limit was 15.62%;

     - the average age of the accounts weighted by receivable balance was approximately 146 months;

     - cardholders whose accounts are included in the trust portfolio had billing addresses in all 50 States, the District of Columbia and certain other United States territories and possessions (due to a concentration of accounts in California and Florida, social, technological, legal and economic factors in those states may have a disproportionate effect on the trust portfolio as a whole);

     - approximately 63% of the accounts were standard accounts and approximately 37% were premium accounts; and

     - the aggregate principal receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate principal receivables, were approximately 60% and approximately 40%, respectively.

     The following tables summarize the trust portfolio (other than accounts in the trust that have a zero balance with no current charging privileges due to such accounts being classified as lost, stolen or involved in a product change) by various criteria as of the end of the day on April 30, 2001. Because the future composition of the trust portfolio may change over time, these tables do not describe the composition of the trust portfolio at any future time.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                       PERCENTAGE OF                      PERCENTAGE
                                          NUMBER OF    TOTAL NUMBER                        OF TOTAL
ACCOUNT BALANCE RANGE                     ACCOUNTS      OF ACCOUNTS      RECEIVABLES      RECEIVABLES
---------------------                     ---------    -------------    --------------    -----------
Credit Balance..........................    102,171         1.29%       $  (13,051,657)      (0.15)%
No Balance..............................  4,256,307        53.91%                   --        0.00%
Less than or equal to $1,000.00.........  1,581,953        20.04%          510,844,114        5.77%
$ 1,000.01 - $ 3,000.00.................    850,316        10.77%        1,597,391,824       18.03%
$ 3,000.01 - $ 5,000.00.................    478,642         6.06%        1,883,314,104       21.26%
$ 5,000.01 - $ 7,500.00.................    340,921         4.32%        2,086,691,496       23.56%
$ 7,500.01 - $10,000.00.................    187,841         2.38%        1,621,633,167       18.31%
$10,000.01 or More......................     97,152         1.23%        1,171,670,343       13.22%
                                          ---------       ------        --------------      ------
          Total.........................  7,895,303       100.00%       $8,858,493,391      100.00%
                                          =========       ======        ==============      ======

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                       PERCENTAGE OF                      PERCENTAGE
                                          NUMBER OF    TOTAL NUMBER                        OF TOTAL
CREDIT LIMIT RANGE                        ACCOUNTS      OF ACCOUNTS      RECEIVABLES      RECEIVABLES
------------------                        ---------    -------------    --------------    -----------
No Balance..............................     27,609         0.35%       $      360,349        0.00%
$     0.01 - $ 1,000.00.................    532,141         6.74%           91,515,986        1.03%
$ 1,000.01 - $ 3,000.00.................  1,105,284        14.00%          627,594,789        7.08%
$ 3,000.01 - $ 5,000.00.................  1,242,639        15.74%        1,136,605,577       12.83%
$ 5,000.01 - $ 7,500.00.................  1,446,955        18.33%        1,602,570,854       18.09%
$ 7,500.01 - $10,000.00.................  1,576,494        19.97%        2,052,886,130       23.17%
$10,000.01 or More......................  1,964,181        24.87%        3,346,959,706       37.80%
                                          ---------       ------        --------------      ------
          Total.........................  7,895,303       100.00%       $8,858,493,391      100.00%
                                          =========       ======        ==============      ======

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                       PERCENTAGE OF                      PERCENTAGE
PERIOD OF DELINQUENCY                     NUMBER OF    TOTAL NUMBER                        OF TOTAL
(DAYS CONTRACTUALLY DELINQUENT)           ACCOUNTS      OF ACCOUNTS      RECEIVABLES      RECEIVABLES
-------------------------------           ---------    -------------    --------------    -----------
Current.................................  7,648,933        96.88%       $8,013,433,979       90.46%
1 Day to 30 Days........................    133,425         1.69%          416,171,973        4.70%
31 Days to 60 Days......................     43,756         0.55%          148,585,756        1.68%
61 Days to 90 Days......................     24,452         0.31%           94,913,564        1.07%
91 Days to 120 Days.....................     17,765         0.23%           72,067,258        0.81%
121 Days to 150 Days....................     14,922         0.19%           61,906,910        0.70%
151 Days and Over.......................     12,050         0.15%           51,413,951        0.58%
                                          ---------       ------        --------------      ------
          Total.........................  7,895,303       100.00%       $8,858,493,391      100.00%
                                          =========       ======        ==============      ======

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                       PERCENTAGE OF                      PERCENTAGE
                                          NUMBER OF    TOTAL NUMBER                        OF TOTAL
ACCOUNT AGE                               ACCOUNTS      OF ACCOUNTS      RECEIVABLES      RECEIVABLES
-----------                               ---------    -------------    --------------    -----------
24 Months or less.......................        228         0.00%       $      804,138        0.01%
25 Months to 36 Months..................    369,660         4.68%          394,781,015        4.46%
37 Months to 48 Months..................    808,681        10.24%          907,453,769       10.24%
49 Months to 60 Months..................  1,009,324        12.78%        1,004,677,395       11.34%
61 Months to 72 Months..................  1,129,959        14.31%        1,031,430,653       11.64%
73 Months to 84 Months..................    501,995         6.36%          429,561,666        4.85%
85 Months to 96 Months..................    280,857         3.56%          278,040,017        3.14%
97 Months to 108 Months.................    208,741         2.64%          193,181,329        2.18%
109 Months to 120 Months................    246,745         3.13%          274,069,469        3.09%
121 Months or more......................  3,339,113        42.30%        4,344,493,940       49.05%
                                          ---------       ------        --------------      ------
          Total.........................  7,895,303       100.00%       $8,858,493,391      100.00%
                                          =========       ======        ==============      ======

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                TRUST PORTFOLIO

                                                           PERCENTAGE OF                    PERCENTAGE
                                               NUMBER OF   TOTAL NUMBER                      OF TOTAL
STATE                                          ACCOUNTS     OF ACCOUNTS     RECEIVABLES     RECEIVABLES
-----                                          ---------   -------------   --------------   -----------
Arizona......................................    228,286        2.89%      $  227,686,734       2.57%
California...................................  3,213,404       40.70%       3,292,353,354      37.17%
Florida......................................    807,411       10.23%       1,071,724,492      12.10%
Georgia......................................    182,234        2.31%         267,775,906       3.02%
Illinois.....................................    124,290        1.57%         126,625,444       1.43%
Kansas.......................................     98,205        1.24%          94,209,063       1.06%
Maryland.....................................    110,505        1.40%         137,750,046       1.56%
Missouri.....................................    185,209        2.35%         207,124,003       2.34%
Nevada.......................................     97,722        1.24%         116,410,281       1.31%
New Mexico...................................     80,923        1.02%          91,144,846       1.03%
New York.....................................    143,188        1.81%         162,782,206       1.84%
North Carolina...............................    133,674        1.69%         175,696,172       1.98%
Oklahoma.....................................     86,788        1.10%          98,841,027       1.12%
Oregon.......................................    133,958        1.70%         135,018,614       1.52%
Pennsylvania.................................     81,187        1.03%          87,185,494       0.98%
South Carolina...............................     66,799        0.85%          88,859,270       1.00%
Tennessee....................................     87,640        1.11%         106,303,202       1.20%
Texas........................................    472,976        5.99%         546,153,208       6.17%
Virginia.....................................    149,046        1.89%         192,040,095       2.17%
Washington...................................    589,558        7.47%         766,587,393       8.65%
Other........................................    822,300       10.41%         866,222,541       9.78%
                                               ---------      -------      --------------     -------
          Total..............................  7,895,303      100.00%      $8,858,493,391     100.00%
                                               =========      =======      ==============     =======

                            MATURITY CONSIDERATIONS

     You are expected to receive payment of principal in full on May 15, 2006, the "SCHEDULED PAYMENT DATE." You may, however, receive payments of principal earlier than the scheduled payment date if a Pay Out Event occurs or has occurred. The occurrence of a Pay Out Event would result in the commencement of the Rapid Amortization Period. The holders of the Class B certificates will not begin to receive principal payments until the final principal payment on the Class A certificates has been made.

     Controlled Accumulation Period. Series 2001-A will have a period of time, called the "CONTROLLED ACCUMULATION PERIOD" when payments of principal are deposited in the principal funding account to pay the certificates and the Collateral Interest in full on the scheduled payment date. The Controlled Accumulation Period is scheduled to begin at the close of business on April 30, 2005, but in some cases may be delayed to no later than the close of business on March 31, 2006. The Controlled Accumulation Period will end when any one of the following occurs:

     - the Investor Interest is paid in full;

     - the Rapid Amortization Period begins; or

     - the Series 2001-A Termination Date.

     On each transfer date during the Controlled Accumulation Period, an amount equal to, for each monthly period, the least of:

          (a) the Available Investor Principal Collections;

          (b) the applicable Controlled Deposit Amount, which is equal to the sum of the applicable Controlled Accumulation Amount for such monthly period and the applicable Accumulation Shortfall, if any; and

          (c) the Adjusted Investor Interest prior to any deposits on such day;

will be deposited in the principal funding account established by the trustee until the principal funding account balance equals the Investor Interest. Amounts in the principal funding account are expected to be available to pay in full the Class A Investor Interest and, after the payment of the Class A Investor Interest in full, the Class B Investor Interest on the scheduled payment date. After the deposit of the Class A Investor Interest and the Class B Investor Interest in full in the distribution account, we expect the Collateral Interest Amount to be paid on such date.

     We cannot assure you that collections of principal receivables in the trust portfolio will be similar to the payment rate experience shown in the table under "Bank of America's Credit Card Activities -- Payment Rates" in this prospectus supplement, or that, therefore, deposits into the principal funding account will equal the Controlled Accumulation Amount. In addition, as described under "Description of the Certificates -- Postponement of Controlled Accumulation Period" in this prospectus supplement, the servicer may shorten the Controlled Accumulation Period and, in such event, we cannot assure you that there will be sufficient time to accumulate all amounts necessary to pay the Investor Interest on the scheduled payment date. See "Maturity Considerations" and "Risk Factors" in the accompanying prospectus. If the amount required to pay the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest Amount in full is not available on the scheduled payment date, a Pay Out Event will occur and the Rapid Amortization Period will commence.

     Rapid Amortization Period. A Pay Out Event occurs, either automatically or after specified notice, if one of the adverse events described in "Description of the Certificates -- Pay Out Events" in this prospectus supplement occurs. If a Pay Out Event occurs or has occurred, the "RAPID AMORTIZATION PERIOD" will commence, and any amount on deposit in the principal funding account will be paid to the Class A certificateholders and, after the Class A Investor Interest has been paid in full, to the Class B certificateholders on the first distribution date with respect to the Rapid Amortization Period.

     During the Rapid Amortization Period, Available Investor Principal Collections will be paid to the Class A certificateholders on each distribution date with respect to the Rapid Amortization Period until the earliest of:

          (a) the date on which the Class A certificates are paid in full;

          (b) the Series 2001-A Termination Date; and

          (c) the Trust Termination Date.

     After the Class A certificates have been paid in full and if the Series 2001-A Termination Date or the Trust Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B certificateholders on each distribution date until the earliest of:

          (a) the date on which the Class B certificates are paid in full;

          (b) the Series 2001-A Termination Date; and

          (c) the Trust Termination Date.

     Paired Series. The transferor may, at or after the time at which the Controlled Accumulation Period commences for Series 2001-A, cause the trust to issue another series (or some portion thereof, to the extent that the full principal amount of such other series is not otherwise outstanding at such time) as a Paired Series with respect to Series 2001-A to be used to finance the increase in the Transferor Interest caused by the accumulation of principal in the principal funding account with respect to Series 2001-A. See "Description of the Certificates -- Paired Series" in this prospectus supplement.

                BANK OF AMERICA CORPORATION AND BANK OF AMERICA

     Bank of America Corporation is a multi-bank holding company which was incorporated in Delaware and formed in connection with the merger on September 30, 1998 of NationsBank Corporation and the former BankAmerica Corporation. At March 31, 2001, Bank of America Corporation had total assets of approximately $609.8 billion, total liabilities of approximately $560.9 billion, and total shareholders' equity of approximately $48.9 billion. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation and was formed as a national bank organized under the laws of the United States in 1989 and is headquartered in Phoenix, Arizona. At March 31, 2001, Bank of America had total assets of approximately $16.8 billion, total liabilities of approximately $15.2 billion, and total stockholders' equity of approximately $1.6 billion, as reported in Bank of America's Consolidated Reports of Condition and Income as of the same date. See "Bank of America Corporation and Bank of America" in the accompanying prospectus.

                        DESCRIPTION OF THE CERTIFICATES

     The following statements summarize the material terms of your series, called Series 2001-A, and are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreement and the Series 2001-A supplement. You should review "Description of the Certificates" in the accompanying prospectus for additional information concerning the certificates, the Series 2001-A supplement and the agreement.

INTEREST PAYMENTS

     The Class A certificates will accrue interest from and including the closing date through but excluding July 16, 2001, from and including July 16, 2001 through and excluding August 15, 2001 and with respect to each interest
period thereafter, at a rate of      % per annum above LIBOR prevailing on the
related LIBOR determination date with respect to each such period.

     The Class B certificates will accrue interest from and including the closing date through but excluding July 16, 2001, from and including July 16, 2001 through and excluding August 15, 2001 and with respect to each interest
period thereafter, at a rate of      % per annum above LIBOR prevailing on the
related LIBOR determination date with respect to each such period.

     The trustee will determine LIBOR on June   , 2001 for the period from and
including the closing date through but excluding July 16, 2001, on July 12, 2001 for the period from and including July 16, 2001 through but excluding August 15, 2001 and, for each interest period thereafter, on the second London business day prior to each distribution date on which such interest period commences. We refer to each such determination date as a "LIBOR DETERMINATION DATE." For purposes of calculating LIBOR, a "LONDON BUSINESS DAY" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market. For purposes of this prospectus supplement and the accompanying prospectus, a "BUSINESS DAY" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in St. Paul, Minnesota or Phoenix, Arizona are authorized or obligated by law or executive order to be closed.

     An "INTEREST PERIOD" begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include the closing date and end on but exclude the first distribution date.

     "LIBOR" means, as of any LIBOR determination date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR determination date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the servicer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

     "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     The Class A certificate rate and the Class B certificate rate applicable to the then current and immediately preceding interest period may be obtained by telephoning the trustee at (800) 934-6802.

     Interest on the certificates will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

     Interest will be paid on each "DISTRIBUTION DATE" which will be August 15, 2001 and the 15th day of each month thereafter (or, if such 15th day is not a business day, the next succeeding business day).

     Interest payments on the Class A certificates and the Class B certificates on any distribution date will be calculated on the outstanding principal balance of the Class A certificates and the outstanding principal balance of the Class B certificates, as applicable, as of the preceding record date, which will be the last business day of the calendar month preceding such distribution date. However, interest for the first distribution date will accrue at the applicable certificate rate on the initial outstanding principal balance of the Class A certificates and the initial outstanding principal balance of the Class B certificates, as applicable, from and including the closing date.

     Interest due on the certificates but not paid on any distribution date will be payable on the next succeeding distribution date together with additional interest on such amount at the applicable certificate rate plus 2.00% per annum. Such amount with respect to the Class A certificates is called the "CLASS A ADDITIONAL INTEREST," and such amount with respect to the Class B certificates is called the "CLASS B ADDITIONAL INTEREST." Such additional interest will accrue on the same basis as interest on the certificates, and will accrue from and including the distribution date on which such overdue interest first became due, to but excluding the distribution date on which such additional interest is paid.

     Interest payments on the Class A certificates on any distribution date will be paid from Class A Available Funds for the related monthly period and, to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread, Shared Excess Finance Charge Collections allocated to Series 2001-A and Reallocated Principal Collections (each, to the extent available) for such monthly period. Interest payments on the Class B certificates on any distribution date will be paid from Class B Available Funds for the related monthly period and, to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread, Shared Excess Finance Charge Collections allocated to Series 2001-A and Reallocated Collateral Principal Collections (each, to the extent available) remaining after certain other payments have been made with respect to the Class A certificates.

     "CLASS A AVAILABLE FUNDS" means, with respect to any monthly period, an amount equal to the sum of:

          (a) the Class A Floating Allocation of collections of finance charge receivables allocated to the Investor Interest and deposited in the finance charge account with respect to such monthly period (excluding the portion of collections of finance charge receivables attributable to interchange that is allocable to Servicer Interchange);

          (b) an amount equal to the product of:

             (i) the Class A Account Percentage; and

             (ii) the net investment earnings, if any, in the principal funding account with respect to the related transfer date; and

          (c) amounts, if any, to be withdrawn from the reserve account which are required to be included in Class A Available Funds pursuant to the Series 2001-A supplement with respect to such transfer date.

     "CLASS A ACCOUNT PERCENTAGE" means, with respect to any date of determination, the percentage equivalent of a fraction:

     - the numerator of which is the aggregate amount on deposit in the principal funding account with respect to Class A Monthly Principal; and

     - the denominator of which is the aggregate amount on deposit in the principal funding account;

in each case as of the last day of the preceding monthly period.

     "CLASS B AVAILABLE FUNDS" means, with respect to any monthly period, an amount equal to the sum of:

          (a) the Class B Floating Allocation of collections of finance charge receivables allocated to the Investor Interest and deposited in the finance charge account for such monthly period (excluding the portion of collections of finance charge receivables attributable to interchange that is allocable to Servicer Interchange);

          (b) an amount equal to the product of:

             (i) the Class B Account Percentage; and

             (ii) the net investment earnings, if any, in the principal funding account with respect to the related transfer date; and

          (c) amounts, if any, to be withdrawn from the reserve account which are required to be included in Class B Available Funds pursuant to the Series 2001-A supplement with respect to such transfer date.

     "CLASS B ACCOUNT PERCENTAGE" means, with respect to any date of determination, the percentage equivalent of a fraction:

     - the numerator of which is the aggregate amount on deposit in the principal funding account with respect to Class B Monthly Principal; and

     - the denominator of which is the aggregate amount on deposit in the principal funding account;

in each case as of the last day of the preceding monthly period.

PRINCIPAL PAYMENTS

     REVOLVING PERIOD

     Series 2001-A will have a period of time, called the "REVOLVING PERIOD," when the trust will not pay, or accumulate, principal for certificateholders or the holder of the Collateral Interest. The Revolving Period starts on the closing date and ends on the earlier to begin of:

     - the Controlled Accumulation Period; or

     - the Rapid Amortization Period.

     During the Revolving Period, collections of principal receivables allocable to the Investor Interest will be treated as Shared Excess Principal Collections, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related monthly period to pay the Class A Required Amount and the Class B Required Amount.

     CONTROLLED ACCUMULATION PERIOD

     On each "TRANSFER DATE" (which is the business day preceding a distribution date) relating to the Controlled Accumulation Period, the trustee will deposit in the principal funding account an amount equal to the least of:

          (a) Available Investor Principal Collections on deposit in the principal account with respect to such transfer date;

          (b) the applicable Controlled Deposit Amount; and

          (c) the Adjusted Investor Interest on such transfer date prior to any deposits on such date.

     Unless a Pay Out Event has occurred, amounts in the principal funding account will be paid:

     - first to Class A certificateholders (in an amount not to exceed the Class A Investor Interest) on the scheduled payment date;

     - then to Class B certificateholders (to the extent such funds exceed the Class A Investor Interest and in an amount not to exceed the Class B Investor Interest) on the scheduled payment date; and

     - lastly to the Collateral Interest holder (to the extent such funds exceed the sum of the Class A Investor Interest and the Class B Investor Interest and in an amount not to exceed the Collateral Interest Amount) on the transfer date preceding the scheduled payment date.

     During the Controlled Accumulation Period, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a transfer date will generally be treated as Shared Excess Principal Collections. If funds on deposit in the principal funding account are insufficient to pay in full the Investor Interest on the scheduled payment date, the Rapid Amortization Period will commence.

     "AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" means, with respect to any monthly period, an amount equal to the sum of:

          (a) (i) collections of principal receivables received during such monthly period and certain other amounts allocable to the Investor Interest; minus

             (ii) the amount of Reallocated Principal Collections with respect to such monthly period used to fund the Class A Required Amount and the Class B Required Amount; plus

          (b) any Shared Excess Principal Collections with respect to other series in a group of series designated as the "Shared Excess Principal Collections Group" that are allocated to Series 2001-A.

     RAPID AMORTIZATION PERIOD

     On each distribution date with respect to the Rapid Amortization Period, the Class A certificateholders will be entitled to receive Available Investor Principal Collections for the related monthly period in an amount up to the Class A Investor Interest until the earliest of the date the Class A certificates are paid in full, the Series 2001-A Termination Date and the Trust Termination Date.

     After payment in full of the Class A Investor Interest, the Class B certificateholders will be entitled to receive, on each distribution date with respect to the Rapid Amortization Period, Available Investor Principal Collections for the related monthly period in an amount up to the Class B Investor Interest until the earliest of the date the Class B certificates are paid in full, the Series 2001-A Termination Date and the Trust Termination Date.

     After payment in full of the Class B Investor Interest, the Collateral Interest holder will be entitled to receive on each transfer date, Available Investor Principal Collections until the earliest of the date the Collateral Interest is paid in full, the Series 2001-A Termination Date and the Trust Termination Date.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

     The commencement of the Controlled Accumulation Period may be postponed, and the length of the Revolving Period extended, subject to certain conditions including those set forth below. Such postponement and extension will take place only if the Accumulation Period Length (determined as described below) is less than twelve months.

     On the determination date immediately preceding the April 2005 distribution date, and on each determination date thereafter, until the Controlled Accumulation Period begins, the servicer will determine the

"ACCUMULATION PERIOD LENGTH," which is the number of whole months expected to be required to fully fund the principal funding account up to the Investor Interest no later than the scheduled payment date, based on:

          (a) the expected monthly collections of principal receivables expected to be distributable to the certificateholders of all series (excluding certain other series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables for the preceding twelve months; and

          (b) the amount of principal expected to be distributable to certificateholders of all series (excluding certain other series) which are not expected to be in their revolving periods during the Controlled Accumulation Period.

     If the Accumulation Period Length is less than twelve months, the commencement of the Controlled Accumulation Period will be postponed such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the closing date. The length of the Controlled Accumulation Period will not be determined to be less than one month.

SUBORDINATION

     The Class B certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B certificates. Certain principal payments otherwise allocable to the Class B certificateholders may be reallocated to cover amounts in respect of the Class A certificates, and the Class B Investor Interest may be reduced if the Collateral Interest Amount is equal to zero. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A certificates and the Class B certificates, and the Collateral Interest Amount may be reduced.

     To the extent the Class B Investor Interest is reduced, the percentage of collections of finance charge receivables allocated to the Class B certificates in subsequent monthly periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to, and the amounts available to be distributed with respect to interest on, the Class B certificateholders will be reduced. No principal will be paid to the Class B certificateholders until the Class A Investor Interest is paid in full. See "-- Allocation Percentages,"
"-- Reallocation of Cash Flows" and "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement.

ALLOCATION PERCENTAGES

     The servicer will allocate among the Investor Interest for Series 2001-A, the investor interest for all other series issued and outstanding and the Transferor Interest, all amounts collected on finance charge receivables, all amounts collected on principal receivables and all default amounts with respect to each monthly period. Each "MONTHLY PERIOD" will be the period from and including the first day of a calendar month to and including the last day of such calendar month (other than the initial monthly period, which will commence on and include the closing date and end on and include July 31, 2001).

     FLOATING ALLOCATION DEFINITIONS

     Collections of finance charge receivables and default amounts at any time and collections of principal receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "FLOATING INVESTOR PERCENTAGE" means, with respect to any monthly period, the percentage equivalent of a fraction:

     - the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, the initial Investor Interest); and

     - the denominator of which is the greater of:

          (a) the aggregate amount of principal receivables as of the close of business on the last day of the preceding monthly period (or with respect to the first calendar month in the first monthly period, the aggregate amount of principal receivables as of the close of business on the day immediately preceding the closing date and with respect to the second calendar month in the first monthly period, the aggregate amount of principal receivables as of the close of business on the last day of the first calendar month in such first monthly period); and

          (b) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to finance charge receivables, default amounts or principal receivables, as applicable, for all outstanding series on such date of determination.

However, with respect to any monthly period in which an addition of accounts occurs or in which a removal of accounts occurs on a date on which, if any series has been paid in full, principal receivables in an aggregate amount approximately equal to the initial investor interest of such series are removed from the trust, the amount in clause (a) above shall be:

          (i) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period for the period from and including the first day of such monthly period to but excluding the related addition date or removal date; and

          (ii) the aggregate amount of principal receivables in the trust as of the beginning of the day on the related addition date or removal date after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related addition date or removal date, as the case may be, for the period from and including the related addition date or removal date to and including the last day of such monthly period.

     The amounts so allocated will be further allocated between the Class A certificateholders, Class B certificateholders and the Collateral Interest holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively.

     The "CLASS A FLOATING ALLOCATION" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

     - the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date); and

     - the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

     The "CLASS B FLOATING ALLOCATION" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

     - the numerator of which is equal to the Class B Adjusted Investor Interest as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date); and

     - the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

     The "COLLATERAL FLOATING ALLOCATION" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

     - the numerator of which is equal to the Collateral Interest Adjusted Amount as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date); and

     - the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

     FIXED ALLOCATION DEFINITIONS

     Collections of principal receivables during the Controlled Accumulation Period and the Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "FIXED INVESTOR PERCENTAGE" means, with respect to any monthly period, the percentage equivalent of a fraction:

     - the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period; and

     - the denominator of which is the greater of:

          (a) the aggregate amount of principal receivables as of the close of business on the last day of the prior monthly period; and

          (b) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to principal receivables for all outstanding series on such date of determination.

However, if Series 2001-A is paired with a Paired Series and a Pay Out Event occurs for such Paired Series during the Controlled Accumulation Period, the transferor may, if the Rating Agency Condition is satisfied and notice has been given to the trustee and the servicer, designate a different numerator (provided that such numerator is not less than the Adjusted Investor Interest (less the balance on deposit in the principal account, but only to the extent such balance will be deposited into the principal funding account or the distribution account (for payment to the Class A certificateholders, Class B certificateholders or the Collateral Interest holder) on the transfer date for such monthly period) as of the last day of the revolving period for such Paired Series).

     Moreover, with respect to any monthly period in which an addition of accounts occurs or in which a removal of accounts occurs on a date on which, if any series has been paid in full, principal receivables in an aggregate amount approximately equal to the initial investor interest of such series are removed from the trust, the amount in clause (a) above shall be:

          (i) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period for the period from and including the first day of such monthly period to but excluding the related addition date or removal date; and

          (ii) the aggregate amount of principal receivables in the trust at the beginning of the day on the related addition date or removal date after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related addition date or removal date, as the case may be, for the period from and including the related addition date or removal date to and including the last day of such monthly period.

     The amounts so allocated will be further allocated between the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively.

     The "CLASS A FIXED ALLOCATION" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

     - the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period; and

     - the denominator of which is equal to the numerator used to determine the Fixed Investor Percentage with respect to such monthly period.

However, if Series 2001-A is paired with a Paired Series and a Pay Out Event occurs for such Paired Series during the Controlled Accumulation Period, the transferor may, if the Rating Agency Condition is satisfied and notice has been given to the trustee and the servicer, designate a different numerator (provided that such numerator is not less than the Class A Adjusted Investor Interest (less the balance on deposit in the principal account, but only to the extent such balance will be deposited into the principal funding account or the distribution account (for payment to the Class A certificateholders) on the transfer date for such monthly period) as of the last day of the revolving period for such Paired Series).

     The "CLASS B FIXED ALLOCATION" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

     - the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period; and

     - the denominator of which is equal to the numerator used to determine the Fixed Investor Percentage with respect to such monthly period.

However, if Series 2001-A is paired with a Paired Series and a Pay Out Event occurs for such Paired Series during the Controlled Accumulation Period, the transferor may, if the Rating Agency Condition is satisfied and notice has been given to the trustee and the servicer, designate a different numerator (provided that such numerator is not less than the Class B Adjusted Investor Interest (less, if the Class A Fixed Allocation is zero, the balance on deposit in the principal account to the extent not subtracted in reducing the Class A Fixed Allocation to zero, but only to the extent such balance will be deposited into the principal funding account or the distribution account (for payment to the Class B certificateholders) on the transfer date for such monthly period) as of the last day of the revolving period for such Paired Series).

     The "COLLATERAL FIXED ALLOCATION" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

     - the numerator of which is equal to the Collateral Interest Amount as of the close of business on the last day of the Revolving Period; and

     - the denominator of which is equal to the numerator used to determine the Fixed Investor Percentage with respect to such monthly period.

However, if Series 2001-A is paired with a Paired Series and a Pay Out Event occurs for such Paired Series during the Controlled Accumulation Period, the transferor may, if the Rating Agency Condition is satisfied and notice has been given to the trustee and the servicer, designate a different numerator (provided that such numerator is not less than the Collateral Interest Adjusted Amount (less, if the Class B Fixed Allocation is zero, the balance on deposit in the principal account to the extent not subtracted in reducing the Class A Fixed Allocation or the Class B Fixed Allocation to zero, but only to the extent such balance will be deposited into the principal funding account or the distribution account (for payment to the Collateral Interest holder) on the transfer date for such monthly period) as of the last day of the revolving period for such Paired Series).

     INVESTOR INTEREST DEFINITIONS

     "CLASS A INVESTOR INTEREST" for any date means an amount equal to:

          (a) the aggregate initial principal amount of the Class A certificates; minus

          (b) the aggregate amount of principal payments made to Class A certificateholders prior to such date; minus

          (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all transfer dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all transfer dates preceding such date;

provided, however, that the Class A Investor Interest may not be reduced below zero.

     "CLASS B INVESTOR INTEREST" for any date means an amount equal to:

          (a) the aggregate initial principal amount of the Class B certificates; minus

          (b) the aggregate amount of principal payments made to Class B certificateholders prior to such date; minus

          (c) the aggregate amount of Class B Investor Charge-Offs for all prior transfer dates; minus

          (d) the aggregate amount of Reallocated Class B Principal Collections for all prior transfer dates for which the Collateral Interest Amount has not been reduced; minus

          (e) the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior transfer dates as described under "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement; plus

          (f) the aggregate amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior transfer dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e);

provided, however, that the Class B Investor Interest may not be reduced below zero.

     "COLLATERAL INTEREST AMOUNT" for any date means an amount equal to:

          (a) initially $64,000,000 (the "COLLATERAL INTEREST INITIAL AMOUNT"); minus

          (b) the aggregate amount of principal payments made to the Collateral Interest holder prior to such date; minus

          (c) the aggregate amount of Collateral Charge-Offs for all prior transfer dates; minus

          (d) the aggregate amount of Reallocated Principal Collections for all prior transfer dates; minus

          (e) the aggregate amount by which the Collateral Interest Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior transfer dates as described under "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement; plus

          (f) the aggregate amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior transfer dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e);

provided, however, that the Collateral Interest Amount may not be reduced below zero.

     "INVESTOR INTEREST," for any date of determination, means an amount equal to the sum of (a) the Class A Investor Interest, (b) the Class B Investor Interest and (c) the Collateral Interest Amount.

     "CLASS A ADJUSTED INVESTOR INTEREST," for any date of determination, means an amount equal to the Class A Investor Interest, minus the funds on deposit in the principal funding account on such date (up to the Class A Investor Interest).

     "CLASS B ADJUSTED INVESTOR INTEREST," for any date of determination, means an amount equal to the Class B Investor Interest, minus the funds on deposit in the principal funding account in excess of the Class A Investor Interest on such date (up to the Class B Investor Interest).

     "COLLATERAL INTEREST ADJUSTED AMOUNT," for any date of determination, means an amount equal to the Collateral Interest Amount, minus the funds on deposit in the principal funding account in excess of the sum of the Class A Investor Interest and the Class B Investor Interest on such date (up to the Collateral Interest Amount).

     "ADJUSTED INVESTOR INTEREST," for any date of determination, means the sum of (a) the Class A Adjusted Investor Interest, (b) the Class B Adjusted Investor Interest and (c) the Collateral Interest Adjusted Amount.

REALLOCATION OF CASH FLOWS

     CLASS A REQUIRED AMOUNT

     For each transfer date, the servicer will determine the "CLASS A REQUIRED AMOUNT," which will be equal to:

          (a) Class A Monthly Interest due on the related distribution date and overdue Class A Monthly Interest and Class A Additional Interest, if any; plus

          (b) the Class A Servicing Fee for the related monthly period and overdue Class A Servicing Fee, if any; plus

          (c) the Class A Investor Default Amount, if any, for the related monthly period; minus

          (d) the Class A Available Funds for the related monthly period used to fund the amounts described in (a), (b) and (c) above.

     If the Class A Required Amount is greater than zero, the following reallocations will occur:

     - Excess Spread and Shared Excess Finance Charge Collections allocated to Series 2001-A and available for such purpose will be used to fund the Class A Required Amount with respect to such transfer date;

     - if such Excess Spread and Shared Excess Finance Charge Collections are insufficient to fund the Class A Required Amount, first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount; and

     - if Reallocated Principal Collections with respect to the related monthly period, together with such Excess Spread and Shared Excess Finance Charge Collections, are insufficient to fund the remaining Class A Required Amount for such related monthly period, then the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such transfer date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such monthly period).

     In the event that such reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Collateral Interest Amount was not reduced on such transfer date) will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such monthly period over the amount of such reduction, if any, of the Collateral Interest Amount with respect to such monthly period).

     In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such monthly period over the amount of the reductions, if any, of the Collateral Interest Amount and the Class B Investor Interest with respect to such monthly period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A certificateholders. In such case, the Class A certificateholders will bear directly the credit and other risks associated with their interests in the trust. See "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

     CLASS B REQUIRED AMOUNT

     For each transfer date, the servicer will determine the "CLASS B REQUIRED AMOUNT," which will be equal to:

          (a) the amount, if any, equal to:

             (i) Class B Monthly Interest due on the related distribution date and overdue Class B Monthly Interest and Class B Additional Interest, if any; plus

             (ii) the Class B Servicing Fee for the related monthly period and overdue Class B Servicing Fee, if any; minus

             (iii) the Class B Available Funds for the related monthly period used to fund the amounts described in (a)(i) and (a)(ii) above; plus

          (b) the Class B Investor Default Amount, if any, for the related monthly period.

     If the Class B Required Amount is greater than zero, the following reallocations will occur:

     - Excess Spread and Shared Excess Finance Charge Collections allocated to Series 2001-A not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such transfer date;

     - if such Excess Spread and Shared Excess Finance Charge Collections are insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related monthly period will be used to fund the remaining Class B Required Amount; and

     - if such Reallocated Collateral Principal Collections with respect to the related monthly period, together with such Excess Spread and Shared Excess Finance Charge Collections, are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such transfer date and after any adjustments made thereto for the benefit of the Class A certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such monthly period).

     In the event that such a reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such monthly period over the amount of such reduction of the Collateral Interest Amount). Any such reduction will have the effect of slowing or reducing the return of principal and interest to the Class B certificateholders. In such case the Class B certificateholders will bear directly the credit and other risks associated with their interests in the trust. See "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

     Reductions of the Class A Investor Interest or Class B Investor Interest described above shall be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread and Shared Excess Finance Charge Collections available for such purposes on each transfer date. See "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement. When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest Amount shall be reimbursed until reimbursed in full in a similar manner.

     "REALLOCATED CLASS B PRINCIPAL COLLECTIONS" for any monthly period means collections of principal receivables allocable to the Class B Investor Interest for such monthly period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related transfer date.

     "REALLOCATED COLLATERAL PRINCIPAL COLLECTIONS" for any monthly period means collections of principal receivables allocable to the Collateral Interest Amount for such monthly period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided that such amount will not exceed the Collateral Interest Amount after giving effect to any Collateral Charge-Offs for the related transfer date.

     "REALLOCATED PRINCIPAL COLLECTIONS" for any monthly period means the sum of
(a) the Reallocated Class B Principal Collections for such monthly period, if any, and (b) the Reallocated Collateral Principal Collections for such monthly period, if any.

APPLICATION OF COLLECTIONS

     PAYMENT OF INTEREST, FEES AND OTHER ITEMS

     The trustee, acting pursuant to the servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the finance charge account on each transfer date in the following priority:

          (a) an amount equal to the Class A Available Funds will be distributed in the following priority:

             (i) an amount equal to Class A Monthly Interest for such transfer date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the distribution account for distribution to Class A certificateholders on such distribution date;

             (ii) an amount equal to the Class A Servicing Fee for such transfer date, plus the amount of any overdue Class A Servicing Fee, will be paid to the servicer;

             (iii) an amount equal to the Class A Investor Default Amount, if any, for such transfer date will be treated as a portion of Available Investor Principal Collections and deposited into the principal account on such transfer date; and

             (iv) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement.

          (b) an amount equal to the Class B Available Funds will be distributed in the following priority:

             (i) an amount equal to Class B Monthly Interest for such transfer date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the distribution account for distribution to Class B certificateholders on such distribution date;

             (ii) an amount equal to the Class B Servicing Fee for such transfer date, plus the amount of any overdue Class B Servicing Fee, will be paid to the servicer; and

             (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement.

          (c) an amount equal to the Collateral Available Funds will be distributed in the following priority:

             (i) if any transferor or any affiliate of any transferor or an acceptable successor servicer is not the servicer, an amount equal to the Collateral Interest Servicing Fee for the related monthly period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the servicer; and

             (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement.

     "CLASS A MONTHLY INTEREST" for any distribution date will equal the product of:

          (a) the Class A certificate rate for the related interest period,

          (b) the actual number of days in such interest period divided by 360, and

          (c) the outstanding principal balance of the Class A certificates as of the related record date.

However, for the first distribution date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A certificates at the applicable Class A certificate rate for the period from and including the closing date through but excluding August 15, 2001.

     "CLASS B MONTHLY INTEREST" for any distribution date will equal the product of:

          (a) the Class B certificate rate for the related interest period,

          (b) the actual number of days in such interest period divided by 360, and

          (c) the outstanding principal balance of the Class B certificates as of the related record date.

However, for the first distribution date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B certificates at the applicable Class B certificate rate for the period from and including the closing date through but excluding August 15, 2001.

     "COLLATERAL AVAILABLE FUNDS" means, for any monthly period, an amount equal to the sum of (a) the Collateral Floating Allocation of collections of finance charge receivables allocated to the Investor Interest and deposited in the finance charge account with respect to such monthly period (excluding the portion of collections of finance charge receivables attributable to interchange that is allocable to Servicer Interchange) and (b) an amount equal to the product of (i) the Collateral Account Percentage and (ii) the net investment earnings, if any, in the principal funding account with respect to the related transfer date.

     "COLLATERAL ACCOUNT PERCENTAGE" means, for any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the principal funding account with respect to Collateral Monthly Principal and the denominator of which is the aggregate amount on deposit in the principal funding account, in each case, as of the last day of the preceding monthly period.

     "EXCESS SPREAD" means, for any transfer date, an amount equal to the sum of the amounts described in clause (a)(iv), clause (b)(iii) and clause (c)(ii) above.

     EXCESS SPREAD; SHARED EXCESS FINANCE CHARGE COLLECTIONS

     On each transfer date, the trustee, acting pursuant to the servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocated to Series 2001-A for the related monthly period, to make the following distributions in the following priority:

          (a) an amount equal to the Class A Required Amount, if any, for such transfer date will be used to fund the Class A Required Amount, and if the Class A Required Amount for such transfer date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocated to Series 2001-A, such Excess Spread and Shared Excess Finance Charge Collections allocated to Series 2001-A will be applied:

             (i) first, to pay amounts described in clause (a)(i) above under "-- Payment of Interest, Fees and Other Items,"

             (ii) second, to pay amounts described in clause (a)(ii) above under "-- Payment of Interest, Fees and Other Items" and

             (iii) third, to pay amounts described in clause (a)(iii) above under "-- Payment of Interest, Fees and Other Items;"

          (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be deposited into the principal account and treated as a portion of Available Investor Principal Collections for such transfer date as described under "-- Payments of Principal" below;

          (c) an amount equal to the Class B Required Amount, if any, for such transfer date will be used to fund the Class B Required Amount , and if the Class B Required Amount for such transfer date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocated to Series 2001-A, such Excess Spread and Shared Excess Finance Charge Collections allocated to Series 2001-A will be applied:

             (i) first, to pay amounts described in clause (b)(i) above under "-- Payment of Interest, Fees and Other Items,"

             (ii) second, to pay amounts described in clause (b)(ii) above under "-- Payment of Interest, Fees and Other Items" and

             (iii) third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the principal account and treated as a portion of Available Investor Principal Collections for such transfer date as described under "-- Payments of Principal" below;

          (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced for reasons other than the payment of principal to the Class B certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the principal account and treated as a portion of Available Investor Principal Collections for such transfer date as described under "-- Payments of Principal" below;

          (e) an amount equal to Collateral Minimum Monthly Interest for such transfer date, plus the amount of any Collateral Minimum Monthly Interest previously due but not distributed to the Collateral Interest holder on a prior transfer date, will be distributed to the Collateral Interest holder in accordance with the agreement between Bank of America and the Collateral Interest holder relating to the transfer of the Collateral Interest to the Collateral Interest holder called the "TRANSFER AND ADMINISTRATION AGREEMENT";

          (f) if any transferor or an affiliate of any transferor or an acceptable successor servicer is the servicer, an amount equal to the Collateral Interest Servicing Fee for the related monthly period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the servicer;

          (g) an amount equal to the aggregate Collateral Default Amount, if any, for such transfer date will be deposited into the principal account and treated as a portion of Available Investor Principal Collections for such transfer date as described under "-- Payments of Principal" below;

          (h) an amount equal to the aggregate amount by which the Collateral Interest Amount has been reduced for reasons other than the payment of principal to the Collateral Interest holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the principal account and treated as a portion of Available Investor Principal Collections for such transfer date as described under "-- Payments of Principal" below;

          (i) on each transfer date from and after the funding of the reserve account, but prior to the date on which the reserve account terminates as described under "-- Reserve Account" in this prospectus supplement, an amount up to the excess, if any, of the Required Reserve Account Amount over the amount available to be withdrawn from the reserve account will be deposited into the reserve account;

          (j) an amount equal to the aggregate of any other amounts then due to the Collateral Interest holder out of collections of Excess Spread and Shared Excess Finance Charge Collections shall be paid to the Collateral Interest holder on such transfer date for application in accordance with the transfer and administration agreement;

          (k) the amount required for Shared Excess Finance Charge Collections, if any, will constitute a portion of Shared Excess Finance Charge Collections for the related distribution date and will be available for allocation in the following order of priority: (1) first, to other series in Shared Excess Finance Charge Collections Group One and then, (2) to series in other Shared Excess Finance Charge Collections Groups; and

          (l) the balance, if any, will be paid to the Collateral Interest holder on such transfer date in accordance with the transfer and administration agreement.

     "COLLATERAL MINIMUM MONTHLY INTEREST" for any distribution date will equal the product of:

          (a) an amount equal to LIBOR plus      % per annum, or such lesser
     amount as may be designated in the transfer and administration agreement (the "COLLATERAL MINIMUM RATE");

          (b) the actual number of days in the related interest period divided by 360; and

          (c) the Collateral Interest Initial Amount less the aggregate amount distributed to the Collateral Interest holder in respect of Collateral Monthly Principal for all prior transfer dates (or, with respect to the first transfer date, the Collateral Interest Initial Amount).

However, for the first transfer date, Collateral Minimum Monthly Interest will include accrued interest at the applicable Collateral Minimum Rate for the period from and including the closing date through but excluding August 15, 2001.

     PAYMENTS OF PRINCIPAL

     On each transfer date, the trustee, acting pursuant to the servicer's instructions, will distribute Available Investor Principal Collections on deposit in the principal account in the following priority:

          (a) during the Revolving Period, all such Available Investor Principal Collections will be treated as Shared Excess Principal Collections and applied as described under "-- Shared Excess Principal Collections" in this prospectus supplement and "Description of the Certificates -- Shared Excess Principal Collections" in the accompanying prospectus;

          (b) during the Controlled Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

             (i) an amount equal to Class A Monthly Principal will be deposited in the principal funding account (during the Controlled Accumulation Period) or deposited into the distribution account for distribution to the Class A certificateholders (during the Rapid Amortization Period);

             (ii) an amount equal to Class B Monthly Principal will be:

                (x) after an amount equal to the Class A Investor Interest has been deposited in the principal funding account (taking into account deposits to be made on such transfer date), deposited in the principal funding account (during the Controlled Accumulation Period); or

                (y) after the Class A Investor Interest has been paid in full (taking into account payments to be made on the related distribution date), distributed on the related distribution date to the Class B certificateholders (during the Rapid Amortization Period); and

             (iii) an amount equal to Collateral Monthly Principal will be:

                (x) after an amount equal to the sum of the Class A Investor Interest and the Class B Investor Interest has been deposited in the principal funding account (taking into account deposits to be made on such transfer date), deposited in the principal funding account (during the Controlled Accumulation Period); or

                (y) after the Class A Investor Interest and the Class B Investor Interest have been paid in full (taking into account distributions to be made on the related distribution date), distributed on such transfer date to the Collateral Interest holder (during the Rapid Amortization Period); and

          (c) during the Controlled Accumulation Period and the Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (b) above, if any, will be treated as Shared Excess Principal Collections and applied as described under "-- Shared Excess Principal Collections" in this prospectus supplement and "Description of the Certificates -- Shared Excess Principal Collections" in the accompanying prospectus.

     The final payment of principal and interest on the certificates will be made no later than June 16, 2008, or, if that date is not a business day, the next business day (such date, the "SERIES 2001-A TERMINATION DATE").

     "CLASS A MONTHLY PRINCIPAL" for any transfer date relating to (a) the Controlled Accumulation Period or (b) the Rapid Amortization Period will equal the least of:

          (i) the Available Investor Principal Collections on deposit in the principal account for such transfer date;

          (ii) for each transfer date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such transfer date; and

          (iii) the Class A Adjusted Investor Interest prior to any deposits on such transfer date.

     "CLASS B MONTHLY PRINCIPAL" for any transfer date relating to (a) the Controlled Accumulation Period, beginning with the transfer date on which an amount equal to the Class A Investor Interest has been deposited in the principal funding account (after taking into account deposits to be made on such transfer date), or (b) with respect to any transfer date relating to the Rapid Amortization Period, beginning with the transfer date immediately preceding the distribution date on which the Class A certificates will be paid in full (after taking into account payments to be made on the related distribution date), will equal the least of:

          (i) the Available Investor Principal Collections on deposit in the principal account with respect to such transfer date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such transfer date);

          (ii) for each transfer date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such transfer date (minus the Class A Monthly Principal for such transfer date); and

          (iii) the Class B Adjusted Investor Interest prior to any deposits on such transfer date.

     "COLLATERAL MONTHLY PRINCIPAL" for any transfer date relating to (a) the Controlled Accumulation Period, beginning with the transfer date on which an amount equal to the sum of (i) the Class A Investor Interest and (ii) the Class B Investor Interest has been deposited in the principal funding account (after taking into account deposits to be made on such transfer date), or (b) with respect to any transfer date relating to the Rapid Amortization Period, beginning with the transfer date immediately preceding the distribution date on which the Class B certificates will be paid in full (after taking into account payments to be made on the related distribution date), will equal the least of:

          (i) the Available Investor Principal Collections on deposit in the principal account with respect to such transfer date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such transfer date);

          (ii) for each transfer date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such transfer date (minus the sum of the Class A Monthly Principal and the Class B Monthly Principal for such transfer date); and

          (iii) the Collateral Interest Adjusted Amount prior to any deposits on such transfer date.

     "CONTROLLED DEPOSIT AMOUNT" means for any transfer date during the Controlled Accumulation Period, the sum of the applicable Controlled Accumulation Amount and the applicable Accumulation Shortfall.

     "CONTROLLED ACCUMULATION AMOUNT" means for any transfer date during the Controlled Accumulation Period, $66,666,667. However, if the commencement of the Controlled Accumulation Period is delayed as described above under "-- Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each transfer date with respect to the Controlled Accumulation Period and will be determined by the servicer in accordance with the agreement based on the principal payment rates for the accounts of the trust and on the investor interests of other series (other than certain excluded series, if any) which are scheduled to be in their revolving periods and then scheduled to create Shared Excess Principal Collections during the Controlled Accumulation Period.

     "ACCUMULATION SHORTFALL" means:

          (a) on the first transfer date during the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such transfer date over the amount deposited into the principal funding account on such transfer date; and

          (b) on each subsequent transfer date during the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such subsequent transfer date plus any Accumulation Shortfall for the prior transfer date over the amount deposited into the principal funding account on such subsequent transfer date.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     The Series 2001-A certificates will be the eleventh series issued by the trust, outstanding as of the closing date, included in a group of series called "SHARED EXCESS FINANCE CHARGE COLLECTIONS GROUP ONE." In the future, the transferor may, but will not be required to, designate other series that are issued by the trust to be included in Shared Excess Finance Charge Collections Group One or other such groups although there can be no assurance that any other series will be issued by the trust or, if issued, will be designated by the transferor to be included in Shared Excess Finance Charge Collections Group One or another such group.

     Collections of finance charge receivables for any monthly period allocated to the Investor Interest will first be used to cover all amounts described under "-- Application of Collections -- Payment of Interest, Fees and Other Items" and "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement.

     The servicer will then determine (i) the amount of collections of finance charge receivables for any monthly period allocated to the Investor Interest remaining after covering required payments to the certificateholders and the Collateral Interest holder, (ii) any similar amount remaining for any other series in Shared Excess Finance Charge Collections Group One or (iii) any similar amount remaining for any other series in another such shared excess finance charge collections group (such amounts described in clause (iii) are called "INTERGROUP EXCESS FINANCE CHARGE COLLECTIONS") that are available to be applied to Shared Excess Finance Charge Collections Group One (the sum of the amounts referred to in clauses (i) through (iii) are called "SHARED EXCESS FINANCE CHARGE COLLECTIONS").

     The servicer will allocate the Shared Excess Finance Charge Collections to cover any required distributions to certificateholders for any series in Shared Excess Finance Charge Collections Group One which have not been covered out of the collections of finance charge receivables allocable to such series and then, to cover any required distributions to certificateholders for any series in another shared excess finance charge collections group, if any, entitled thereto which have not been covered out of the collections of finance charge receivables allocable to such series or other series in such group. If these finance charge shortfalls exceed Shared Excess Finance Charge Collections for any monthly period, Shared Excess Finance Charge Collections will be allocated pro rata among the applicable series in Shared Excess Finance Charge Collections Group One based on the relative amounts of finance charge shortfalls. The servicer will allocate any Intergroup Excess Finance Charge Collections to cover finance charge shortfalls. If these finance charge shortfalls exceed Intergroup Excess Finance Charge Collections for any monthly period, Intergroup Excess Finance Charge Collections will be allocated pro rata among the series in the applicable shared excess finance charge collections groups based on the relative amount of finance charge shortfalls. To the extent that Shared Excess Finance Charge Collections exceed finance charge shortfalls, the balance will be paid to the holder of the Collateral Interest.

SHARED EXCESS PRINCIPAL COLLECTIONS

     The Series 2001-A certificates will be the eleventh series issued by the trust, outstanding as of the closing date, included in the Shared Excess Principal Collections Group. In the future, the transferor may, but will not be required to, designate other series that are issued by the trust to be included in the Shared Excess Principal Collections Group although there can be no assurance that any other series will be issued by the trust or, if issued, will be designated by the transferor to be included in the Shared Excess Principal Collections Group.

     Collections of principal receivables for any monthly period allocated to the Investor Interest will first be used to cover:

          (a) during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the principal funding account or the distribution account; and

          (b) during the Rapid Amortization Period, payments to the certificateholders and the Collateral Interest holder.

     The servicer will determine the amount of collections of principal receivables for any monthly period allocated to the Investor Interest remaining after covering required payments to the certificateholders and the

Collateral Interest holder and any similar amount remaining for any other series in the Shared Excess Principal Collections Group, called "SHARED EXCESS PRINCIPAL COLLECTIONS." The servicer will allocate the Shared Excess Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any series in the Shared Excess Principal Collections Group which have not been covered out of the collections of principal receivables allocable to such series and certain other amounts for such series. If these principal shortfalls exceed Shared Excess Principal Collections for any monthly period, Shared Excess Principal Collections will be allocated pro rata among the applicable series in the Shared Excess Principal Collections Group based on the relative amounts of principal shortfalls. To the extent that Shared Excess Principal Collections exceed principal shortfalls, the balance will, subject to certain limitations, be paid to the holder of the Transferor Certificate.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

     On or before each transfer date, the servicer will calculate the Aggregate Investor Default Amount for the preceding monthly period. The term "AGGREGATE INVESTOR DEFAULT AMOUNT" means, for any monthly period, the sum of the Investor Default Amounts for such monthly period. The term "INVESTOR DEFAULT AMOUNT" means, for any defaulted account, the product of:

          (a) the Floating Investor Percentage on the day the applicable account became a defaulted account; and

          (b) the "DEFAULT AMOUNT," which is the aggregate amount of principal receivables (other than ineligible receivables) in such account on the day such account became a defaulted account.

     A portion of the Aggregate Investor Default Amount will be allocated to the Class A certificateholders on each transfer date. This allocable amount is called the "CLASS A INVESTOR DEFAULT AMOUNT," and is equal to the product of the Class A Floating Allocation applicable during the related monthly period and the Aggregate Investor Default Amount for such monthly period.

     A portion of the Aggregate Investor Default Amount will be allocated to the Class B certificateholders on each transfer date. This allocable amount is called the "CLASS B INVESTOR DEFAULT AMOUNT," and is equal to the product of the Class B Floating Allocation applicable during the related monthly period and the Aggregate Investor Default Amount for such monthly period.

     A portion of the Aggregate Investor Default Amount will be allocated to the Collateral Interest holder on each transfer date. This allocable amount is called the "COLLATERAL DEFAULT AMOUNT," and is equal to the product of the Collateral Floating Allocation applicable during the related monthly period and the Aggregate Investor Default Amount for such monthly period.

     CLASS A INVESTOR DEFAULT AMOUNT

     On each transfer date, if the Class A Investor Default Amount for such transfer date exceeds the amount of Class A Available Funds, Excess Spread, Shared Excess Finance Charge Collections and Reallocated Principal Collections available to fund such amount with respect to the monthly period immediately preceding such transfer date as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement, the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such transfer date) will be reduced by the amount of such excess, but not by more than the lesser of the Class A Investor Default Amount and the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such transfer date) for such transfer date.

     In the event that such reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such transfer date for which the Collateral Interest Amount is not reduced) will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero.

     In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not by more than the Class A Investor Default Amount for such transfer date. This reduction in the Class A Investor Interest is called a "CLASS A INVESTOR CHARGE-OFF."

     If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any transfer date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available for such purpose as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement.

     CLASS B INVESTOR DEFAULT AMOUNT

     On each transfer date, if the Class B Investor Default Amount for such transfer date exceeds the amount of Excess Spread, Shared Excess Finance Charge Collections and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the monthly period preceding such transfer date as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement, the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such transfer date and after giving effect to any adjustments with respect thereto as described in "Class A Investor Default Amount" above) will be reduced by the amount of such excess. Such reduction, however will not be more than the lesser of the Class B Investor Default Amount and the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such transfer date and after giving effect to any adjustments with respect thereto as described in "-- Class A Investor Default Amount" above) for such transfer date.

     In the event that such reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero, but not by more than the Class B Investor Default Amount for such transfer date. This reduction in the Class B Investor Interest is called a "CLASS B INVESTOR CHARGE-OFF."

     The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Collateral Principal Collections on such transfer date) and the amount of any portion of the Class B Investor Interest allocated to the Class A certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B certificates) on any transfer date by the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available for that purpose as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement.

     COLLATERAL DEFAULT AMOUNT

     On each transfer date, if the Collateral Default Amount for such transfer date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections which is allocated and available to fund such amount as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement, the Collateral Interest Amount will be reduced by the amount of such excess, but not by more than the lesser of the Collateral Default Amount and the Collateral Interest Amount for such transfer date. This reduction in the Collateral Interest Amount is called a "COLLATERAL CHARGE-OFF."

     The Collateral Interest Amount will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest Amount allocated to the Class A certificates to avoid a reduction in the Class A Investor Interest or to the Class B certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest Amount will thereafter be reimbursed on any transfer date by the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available for that purpose as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement.

PRINCIPAL FUNDING ACCOUNT

     The trustee will establish and maintain with a Qualified Institution the principal funding account as a segregated trust account held for the benefit of the certificateholders and the Collateral Interest holder. During the Controlled Accumulation Period, the trustee at the direction of the servicer will transfer collections in respect of principal receivables (other than Reallocated Principal Collections) and Shared Excess Principal Collections from other series, if any, allocated to the Series 2001-A certificates from the principal account to the principal funding account as described under "-- Application of Collections" in this prospectus supplement.

     Funds on deposit in the principal funding account will be invested by the trustee at the direction of the servicer in Permitted Investments evidencing obligations of Bank of America Corporation or one of its affiliates (provided that if no such obligations qualify as Permitted Investments, such funds will nevertheless be invested in Permitted Investments). Investment earnings (net of investment losses and expenses) on funds on deposit in the principal funding account will be deposited in the finance charge account and included in Class A Available Funds, Class B Available Funds and Collateral Available Funds. If, for any transfer date, these amounts are less than the Covered Amount, the amount of such deficiency shall be withdrawn, to the extent required and available, from the reserve account and deposited in the finance charge account and included as Class A Available Funds or Class B Available Funds or distributed to the Collateral Interest holder for such transfer date. See "-- Reserve Account" in this prospectus supplement.

     "COVERED AMOUNT" means, with respect to any transfer date, the sum of:

          (a) with respect to the Class A certificates, the product of:

             (i) the Class A certificate rate for the related interest period;

             (ii) a fraction, the numerator of which is the actual number of days in the related interest period, and the denominator of which is 360; and

             (iii) the aggregate amount on deposit in the principal funding account with respect to Class A Monthly Principal as of the record date immediately preceding such transfer date;

          (b) with respect to the Class B certificates, the product of:

             (i) the Class B certificate rate for the related interest period;

             (ii) a fraction, the numerator of which is the actual number of days in the related interest period, and the denominator of which is 360; and

             (iii) the aggregate amount on deposit in the principal funding account with respect to Class B Monthly Principal as of the record date immediately preceding such transfer date; and

          (c) with respect to the Collateral Interest, the product of:

             (i) the Collateral Minimum Rate for the related interest period;

             (ii) a fraction, the numerator of which is the actual number of days in the related interest period, and the denominator of which is 360; and

             (iii) the aggregate amount on deposit in the principal funding account with respect to Collateral Monthly Principal as of the record date immediately preceding such transfer date.

RESERVE ACCOUNT

     The trustee will establish and maintain with a Qualified Institution the reserve account as a segregated trust account held for the benefit of the certificateholders and the Collateral Interest holder. The reserve account is established to assist with the subsequent distribution of interest on the certificates during the Controlled Accumulation Period. On each transfer date from and after the transfer date on which funding of the reserve account begins, but prior to the termination of the reserve account, the trustee, acting pursuant to the servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocated to the certificates (to the extent described above under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this prospectus supplement) to increase the amount on deposit in the reserve account (to the extent such amount is less than the Required Reserve Account Amount). The reserve account will begin to be funded no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as required by the agreement.

     The "REQUIRED RESERVE ACCOUNT AMOUNT" for any transfer date will be equal to (a) 0.5% of the outstanding principal balance of the Class A certificates, the Class B certificates and the Collateral Interest or (b) any other amount designated by the transferor, except that if such designation is of a lesser amount, the transferor will provide the servicer, the Collateral Interest holder and the trustee with evidence that the Rating Agency Condition has been satisfied, and the transferor will deliver to the trustee a certificate of an authorized officer of the transferor to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 2001-A.

     On each transfer date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on such transfer date, the trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the Required Reserve Account Amount and will distribute such excess to the Collateral Interest holder. Any amounts withdrawn from the reserve account and distributed to the Collateral Interest holder will not be available for distribution to the certificateholders.

     So long as the reserve account is not terminated as described below, funds on deposit in the reserve account will be invested by the trustee at the direction of the servicer in Permitted Investments evidencing obligations of Bank of America Corporation or one of its affiliates (provided that if no such obligations qualify as Permitted Investments, such funds will nevertheless be invested in Permitted Investments). The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the reserve account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the finance charge account and treated as Class A Available Funds.

     On or before each transfer date for the Controlled Accumulation Period and on or before the first transfer date for the Rapid Amortization Period, a withdrawal will be made from the reserve account, and the amount of such withdrawal will be deposited in the finance charge account and included as Class A Available Funds or Class B Available Funds or distributed to the Collateral Interest holder, as provided in the Series 2001-A supplement. However, the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on such transfer date.

     The reserve account will be terminated upon the earliest to occur of:

          (a) the termination of the trust pursuant to the agreement; and

          (b) if the Controlled Accumulation Period has not commenced, the first transfer date for the Rapid Amortization Period or, if the Controlled Accumulation Period has commenced, the earlier to occur of (i) the first transfer date with respect to the Rapid Amortization Period and (ii) the transfer date immediately preceding the scheduled payment date.

     Upon the termination of the reserve account, all amounts on deposit therein (after giving effect to any withdrawal from the reserve account on such date as described above) will be distributed to the Collateral Interest holder. Any amounts withdrawn from the reserve account and distributed to the Collateral Interest holder will not be available for distribution to the certificateholders.

PAY OUT EVENTS

     The Revolving Period will continue through April 30, 2005 (unless such date is postponed as described under "-- Postponement of Controlled Accumulation Period" in this prospectus supplement), unless a Pay Out Event occurs prior to such date. A "PAY OUT EVENT" refers to any of the following events:

          (a) failure on the part of any of the transferors:

             (i) to make any payment or deposit on the date required under the agreement (or within the applicable grace period which shall not exceed five days); or

             (ii) to observe or perform in any material respect any other covenants or agreements of such transferor set forth in the agreement, which failure has a material adverse effect on the certificateholders (which determination shall be made without reference to the amount of the Collateral Interest) and which continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the certificateholders (which determination shall be made without regard to the amount of the Collateral Interest) for such period;

          (b) any representation or warranty made by any of the transferors in the agreement, or any information required to be given by such transferor to the trustee to identify the accounts proves to have been incorrect in any material respect when made or when delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the certificateholders are materially and adversely affected (which determination shall be made without reference to the amount of the Collateral Interest) and continue to be materially and adversely affected for such period; except that a Pay Out Event described in this subparagraph (b) will not occur thereunder if a transferor has accepted reassignment of the related receivable or all such receivables, if applicable, during such period in accordance with the provisions of the Agreement;

          (c) the average of the Portfolio Yields for any three consecutive monthly periods is less than the average of the Base Rates for such period;

          (d) a failure by the transferors to convey receivables arising under additional accounts, or participations, to the trust when required by the agreement;

          (e) any servicer default occurs which would have a material adverse effect on the certificateholders;

          (f) the investor interest is not paid in full on the scheduled payment date;

          (g) certain insolvency, receivership, bankruptcy or similar events relating to any transferor or other holder of the Transferor Certificate;

          (h) any transferor becomes unable for any reason to transfer receivables to the trust in accordance with the provisions of the Agreement; or

          (i) the trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     The term "BASE RATE" means, with respect to any monthly period, the annualized percentage equivalent of a fraction:

     - the numerator of which is the sum of Class A Monthly Interest, Class B Monthly Interest and Collateral Minimum Monthly Interest, each for the related interest period, and the product of the Net Servicing Fee Rate and the adjusted Investor Interest, each for such monthly period; and

     - the denominator of which is the Investor Interest as of the close of business on the last day of such monthly period.

     The term "PORTFOLIO YIELD" means, with respect to any monthly period, the annualized percentage equivalent of a fraction:

     - the numerator of which is the sum of (a) collections of finance charge receivables, principal funding investment proceeds and amounts withdrawn from the reserve account, if any, and in each case deposited into the finance charge account and allocable to the Class A certificates, the Class B certificates and the Collateral Interest for such monthly period and (b) if the Rating Agency Condition is satisfied, Shared Excess Finance Charge Collections, if any, allocable to Series 2001-A for such monthly period; and

     - the denominator of which is the Investor Interest as of the close of business on the last day of such monthly period.

     In the case of any event described in clause (a), (b) or (e) above, a Pay Out Event will occur only if, after any applicable grace period, either the trustee or the certificateholders and the Collateral Interest holder evidencing interests aggregating not less than 50% of the Investor Interest, by written notice to the transferor and the servicer (and to the trustee if given by the certificateholders) declare that a Pay Out Event has occurred as of the date of such notice.

     In the case of any event described in clause (g), (h) or (i), a Pay Out Event with respect to all series then outstanding, and in the case of any event described in clause (c), (d) or (f), a Pay Out Event with respect to only the certificates of Series 2001-A will occur without any notice or other action on the part of the trustee or the certificateholders immediately upon the occurrence of such event.

     On the date on which a Pay Out Event occurs, the Rapid Amortization Period will commence.

     See "Description of the Certificates -- Pay Out Events" in the accompanying Prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the transferor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the servicing fee allocable to the Investor Interest for any transfer date, called the "INVESTOR SERVICING FEE," will equal one-twelfth of the product of (a) 2.0% and (b) the Adjusted Investor Interest as of the last day of the monthly period preceding such transfer date, except that for the
first transfer date, the Investor Servicing Fee will be equal to $          . On
each transfer date, if any of the transferors, an affiliate of any of the transferors, U.S. Bank National Association or another successor servicer meeting the requirements described in the Series 2001-A supplement (called an "ACCEPTABLE SUCCESSOR SERVICER") is the servicer, Servicer Interchange for the related monthly period that is on deposit in the finance charge account will be withdrawn from the finance charge account and paid to the servicer in payment of a portion of the Investor Servicing Fee for such monthly period.

     The "SERVICER INTERCHANGE" for any monthly period for which any of the transferors, an affiliate of any of the transferors or an acceptable successor servicer is the servicer will be an amount equal to the portion of collections of finance charge receivables allocated to the Investor Interest for such monthly period that is attributable to interchange. However, Servicer Interchange for a monthly period will not exceed one-twelfth of the product of
(i) the Adjusted Investor Interest, as of the last day of such monthly period and (ii) 1.25%; except that for the first transfer date, the Servicer
Interchange may equal but shall not exceed $          . In the case of any
insufficiency of Servicer Interchange on deposit in the finance charge account, a portion of the Investor Servicing Fee with respect to such monthly period will not be paid to the extent of such insufficiency and in no event shall the trust, the trustee, the certificateholders or the Collateral Interest holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

     The "CLASS A SERVICING FEE" is the share of the Investor Servicing Fee allocable to the Class A certificateholders for any transfer date and is equal to one-twelfth of the product of (a) the Class A Floating Allocation, (b) 0.75%, or if any of the transferors, an affiliate of any of the transferors or an acceptable successor servicer is not the servicer, 2.0% (the "NET SERVICING FEE RATE") and (c) the Adjusted Investor Interest as of the last day of the monthly period preceding such transfer date; except that for the first transfer date the
Class A Servicing Fee will be equal to $       .

     The "CLASS B SERVICING FEE" is the share of the Investor Servicing Fee allocable to the Class B certificateholders for any transfer date and is equal to one-twelfth of the product of (a) the Class B Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the monthly period preceding such transfer date; except that for the first
transfer date the Class B Servicing Fee will be equal to $       .

     The "COLLATERAL INTEREST SERVICING FEE" is the share of the Investor Servicing Fee allocable to the Collateral Interest holder for any transfer date and is equal to one-twelfth of the product of (a) the Collateral Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the monthly period preceding such transfer date; except that for the first transfer date the Collateral Interest Servicing Fee
will be equal to $       .

     The remainder of the servicing fee will be paid by the holder of the Transferor Certificate or by other series (as provided in the related series supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid. The Class A Servicing Fee and the Class B Servicing Fee will be payable to the servicer solely to the extent amounts are available for distribution in respect thereof as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items" in this prospectus supplement.

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the trustee and independent certified public accountants and other fees which are not expressly stated in the agreement to be payable by the trust, the certificateholders or the Collateral Interest holder other than any tax imposed on or measured by income, including United States federal, state and local income and franchise taxes, if any, of the trust or the certificateholders.

PAIRED SERIES

     The transferor may cause the trust to issue another series as a Paired Series with respect to Series 2001-A. Although no assurance can be given as to whether such other series will be issued and, if issued, the specific terms thereof, the outstanding principal amount of such series may vary from time to time whether or not a Pay Out Event occurs with respect to Series 2001-A, and the interest rate with respect to certificates of such other series will be established on the date of issuance of such series and may be reset periodically. Further, the pay out events with respect to such other series may vary from the Pay Out Events with respect to the Series 2001-A and may include pay out events which are unrelated to the status of the transferor, the servicer or the receivables, such as events related to the continued availability and rating of certain providers of credit enhancement to such other series. If a pay out event does occur with respect to any such Paired Series prior to the payment in full of the certificates, the final payment of principal to the certificateholders may be delayed. In particular, the numerator of the Fixed Allocation Percentage may be changed upon the occurrence of a pay out event with respect to a Paired Series resulting in a possible reduction of the percentage of collections of principal receivables allocated to the certificateholders and a possible delay in payments to such certificateholders. See "-- Allocation Percentages" in this prospectus supplement and "Description of the Certificates -- Paired Series" in the accompanying prospectus.

AMENDMENTS

     In addition to being subject to amendment as described in "Description of the Certificates -- Amendments" in the accompanying prospectus, the Series 2001-A supplement may be amended by the transferor without the consent of the servicer, the trustee or any certificateholder if the transferor provides the trustee with (a) an opinion of counsel to the effect that such amendment or modification would reduce the risk that the trust would be treated as taxable as a publicly traded partnership pursuant to section 7704 of the Internal Revenue Code of 1986, as amended and (b) a certificate that such amendment or modification would not materially and adversely affect any certificateholder; except that no such amendment shall be deemed effective without the trustee's consent, if the trustee's rights, duties and obligations under the Series 2001-A supplement are thereby modified. Promptly after the effectiveness of any such amendment, the transferor shall deliver a copy of such amendment to each of the servicer, the trustee and each rating agency described in the Series 2001-A supplement.

                              ERISA CONSIDERATIONS

GENERAL

     Subject to the considerations described below and in the accompanying prospectus, the Class A certificates may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan (each, a "PLAN") that is subject to the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended. Any plan fiduciary that proposes to cause a plan to acquire any of the Class A certificates should consult with its counsel with respect to the potential consequences under ERISA and the Internal Revenue Code of the plan's acquisition and ownership of such Class A certificates. See "ERISA Considerations" in the accompanying prospectus.

     The Class B certificates may not be acquired or held by any plan, other than an insurance company investing assets of its general account. By its acceptance of a Class B certificate, each Class B certificateholder will be deemed to have represented and warranted that either (i) it is not and will not be a plan or an entity holding "plan assets" of any plan or (ii) it is an insurance company, it acquired and will hold the Class B certificates solely with assets of its general account, and such acquisition and holding satisfies the conditions applicable under sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60.

THE AUTHORIZATION

     On March 26, 1999, the Department of Labor authorized Bank of America to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code available under PTCE 96-62 relating to (1) the initial purchase, the holding and the subsequent resale by plans of classes of senior certificates representing an undivided interest in a credit card trust with respect to which Bank of America is the sponsor; and (2) the servicing, operation and management of such trust, provided that the general conditions and certain other conditions set forth in the authorization are satisfied. The authorization will apply to the acquisition, holding and resale of the Class A certificates by, on behalf of, or with "plan assets" of a plan, provided that certain conditions, including the conditions described in "ERISA Considerations" in the accompanying prospectus are met.

     The transferor believes that the Authorization will apply to the acquisition and holding of the Class A certificates by plans and that all conditions of the Authorization (including those described under "ERISA Considerations" in the accompanying prospectus), other than those within the control of the investors, will be met. It is not anticipated that the Class A certificates or the Class B certificates will qualify as "publicly-offered securities" (as defined under "ERISA Considerations" in the accompanying prospectus).

     Any plan fiduciary considering whether to purchase any Class A certificates on behalf of, or with "plan assets" of, a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code to such investment. Among other things, before purchasing any Class A certificates, a plan fiduciary should make its own determination as to the availability of the relief provided in the authorization and also consider the availability of any other prohibited transaction exemptions.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement as supplemented by a terms agreement relating to the Class A certificates between the transferor and the Class A underwriters named below, and the underwriting agreement as supplemented by a terms agreement relating to the Class B certificates between the transferor and the Class B underwriter named below, the transferor has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the certificates set forth opposite its name:

                                                              PRINCIPAL AMOUNT OF
CLASS A UNDERWRITERS                                          CLASS A CERTIFICATES
--------------------                                          --------------------
Banc of America Securities LLC..............................      $592,000,000
J.P. Morgan Securities Inc..................................      $ 52,000,000
Salomon Smith Barney Inc....................................      $ 52,000,000
                                                                  ------------
          Total.............................................      $696,000,000
                                                                  ============

                                                              PRINCIPAL AMOUNT OF
CLASS B UNDERWRITER                                           CLASS B CERTIFICATES
-------------------                                           --------------------
Banc of America Securities LLC..............................      $40,000,000
                                                                  -----------
          Total.............................................      $40,000,000
                                                                  ===========

     In the Class A underwriting agreement, the Class A underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A certificates offered hereby if any of the Class A certificates are purchased. In the Class B underwriting agreement, the Class B underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B certificates offered hereby if any of the Class B certificates are purchased.

     The Class A underwriters propose initially to offer the Class A
certificates to the public at    % of their face amount and to certain dealers
at such price less concessions not in excess of    % of the principal amount of
the Class A certificates. The Class A underwriters may allow, and such dealers
may reallow, concessions not in excess of    % of the principal amount of the
Class A certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

     The Class B underwriter proposes initially to offer the Class B
certificates to the public at      % of their face amount and to certain dealers
at such price less concessions not in excess of      % of the principal amount
of the Class B certificates. The Class B underwriter may allow, and such dealers
may reallow, concessions not in excess of      % of the principal amount of the
Class B certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriter.

     We will receive proceeds of approximately $            from the sale of the
Class A certificates (representing      % of the principal amount each Class A
certificate) after paying the underwriting discount of $          (representing
     % of each Class A certificate). We will receive proceeds of approximately
$       from the sale of the Class B certificates (representing      % of each
Class B certificate) after paying the underwriting discount of $
(representing      % of each Class B certificate). Additional offering expenses are estimated to be $750,000.

     Each underwriter will represent and agree that:

          (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom;

          (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

          (c) if it is an authorized person under Chapter III of Part 1 of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement and the prospectus if that person is a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

          (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     The transferor will indemnify the underwriters against liabilities relating to the adequacy of disclosure to investors, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the certificates in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the certificates to be higher than they would otherwise be in the absence of such transactions. Neither the transferor nor any of the underwriters represent that the underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

     This prospectus supplement and the accompanying prospectus may be used by Banc of America Securities LLC, an affiliate of the transferor and servicer, in connection with offers and sales related to secondary market transactions in the certificates. Banc of America Securities LLC may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, the transferor, the servicer, or Bank of America Corporation, their respective affiliates and the trustee, in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the certificates will be passed upon for the transferor by Andrea B. Goldenberg, Assistant General Counsel for Bank of America, National Association, and by special counsel, Orrick, Herrington & Sutcliffe LLP, and by special Arizona counsel, Snell & Wilmer L.L.P. Certain legal matters relating to the federal tax consequences of the issuance of the certificates will be passed upon for the transferor by special counsel, Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the issuance of the certificates will be passed upon for the underwriters by special counsel, Orrick, Herrington & Sutcliffe LLP.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

TERM                                    PAGE
----                                    ----
acceptable successor servicer.........  S-45
Accumulation Period Length............  S-27
Accumulation Shortfall................  S-38
Adjusted Investor Interest............  S-31
Aggregate Investor Default Amount.....  S-40
Available Investor Principal
  Collections.........................  S-26
Base Rate.............................  S-44
business day..........................  S-23
Class A Account Percentage............  S-25
Class A Additional Interest...........  S-24
Class A Adjusted Investor Interest....  S-31
Class A Available Funds...............  S-24
Class A Fixed Allocation..............  S-29
Class A Floating Allocation...........  S-28
Class A Investor Charge-Off...........  S-41
Class A Investor Default Amount.......  S-40
Class A Investor Interest.............  S-30
Class A Monthly Interest..............  S-34
Class A Monthly Principal.............  S-37
Class A Required Amount...............  S-31
Class A Servicing Fee.................  S-45
Class B Account Percentage............  S-25
Class B Additional Interest...........  S-24
Class B Adjusted Investor Interest....  S-31
Class B Available Funds...............  S-25
Class B Fixed Allocation..............  S-30
Class B Floating Allocation...........  S-28
Class B Investor Charge-Off...........  S-41
Class B Investor Default Amount.......  S-40
Class B Investor Interest.............  S-30
Class B Monthly Interest..............  S-35
Class B Monthly Principal.............  S-38
Class B Required Amount...............  S-32
Class B Servicing Fee.................  S-46
Collateral Account Percentage.........  S-35
Collateral Available Funds............  S-35
Collateral Charge-Off.................  S-41
Collateral Default Amount.............  S-40
Collateral Fixed Allocation...........  S-30
Collateral Floating Allocation........  S-28
Collateral Interest Adjusted Amount...  S-31
Collateral Interest Amount............  S-31
Collateral Interest Initial Amount....  S-31
Collateral Interest Servicing Fee.....  S-46
Collateral Minimum Monthly Interest...  S-36
Collateral Minimum Rate...............  S-36

TERM                                    PAGE
----                                    ----
Collateral Monthly Principal..........  S-38
Controlled Accumulation Amount........  S-38
Controlled Accumulation Period........  S-21
Controlled Deposit Amount.............  S-38
Covered Amount........................  S-42
cut-off date..........................  S-18
Default Amount........................  S-40
distribution date.....................  S-24
Excess Spread.........................  S-35
Fixed Investor Percentage.............  S-29
Floating Investor Percentage..........  S-27
interest period.......................  S-23
Intergroup Excess Finance Charge
  Collections.........................  S-39
Investor Default Amount...............  S-40
Investor Interest.....................  S-31
Investor Servicing Fee................  S-45
LIBOR.................................  S-23
LIBOR determination date..............  S-23
London business day...................  S-23
Minimum Aggregate Principal
  Receivables.........................  S-18
Minimum Transferor Interest...........  S-18
monthly period........................  S-27
Net Servicing Fee Rate................  S-45
Pay Out Event.........................  S-44
plan..................................  S-47
Portfolio Yield.......................  S-45
PTCE..................................  S-47
Rapid Amortization Period.............  S-22
Rating Agency Condition...............  S-18
Reallocated Class B Principal
  Collections.........................  S-33
Reallocated Collateral Principal
  Collections.........................  S-33
Reallocated Principal Collections.....  S-33
Required Reserve Account Amount.......  S-43
Revolving Period......................  S-25
scheduled payment date................  S-21
Series 2001-A Termination Date........  S-37
Servicer Interchange..................  S-45
Shared Excess Finance Charge
  Collections.........................  S-39
Shared Excess Finance Charge
  Collections Group One...............  S-39
Shared Excess Principal Collections...  S-40
Telerate Page 3750....................  S-24
transfer and administration
  agreement...........................  S-36
transfer date.........................  S-25

                                                                         ANNEX I

                      OTHER SERIES ISSUED AND OUTSTANDING

     The table below sets forth the principal characteristics of the other series previously issued by the trust that are currently outstanding (Series 1996-A, Series 1996-B, Series 1997-A, Series 1997-B, Series 1998-A, Series 1998-B, Series 1998-C, Series 1999-A, Series 1999-B and Series 1999-C), which are each in Shared Excess Finance Charge Collections Group One and the Shared Excess Principal Collections Group. For more specific information with respect to any Series, any prospective investor should contact Bank of America at (704) 388-7901. Bank of America will provide without charge to any prospective purchaser of the Certificates a copy of the Disclosure Documents for any previously publicly-issued Series.

1. Series 1996-A

     Class A Certificates

       Initial Investor Interest....................................$427,500,000
       Certificate Rate.....................One-Month LIBOR plus 0.13% per annum
       Controlled Accumulation Amount (subject to adjustment)........$35,625,000
       Commencement of Accumulation Period.........................June 30, 2000
       Annual Servicing Fee Percentage...........................2.00% per annum
       Initial Collateral Interest...................................$40,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1996-A Termination Date..............August 2003 Distribution Date
       Series Issuance Date........................................July 19, 1996

     Class B Certificates

       Initial Investor Interest.....................................$32,500,000
       Certificate Rate.....................One-Month LIBOR plus 0.29% per annum
       Controlled Accumulation Amount................................$32,500,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1996-A Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

2. Series 1996-B

     Class A Certificates

       Initial Investor Interest....................................$830,000,000
       Certificate Rate..................Three-Month LIBOR plus 0.125% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$69,166,667
       Commencement of Accumulation Period....................September 30, 2002
       Annual Servicing Fee Percentage...........................2.00% per annum
       Initial Collateral Interest...................................$77,661,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1996-B Termination Date............November 2005 Distribution Date
       Series Issuance Date.....................................October 11, 1996

     Class B Certificates

       Initial Investor Interest.....................................$63,100,000
       Certificate Rate...................Three-Month LIBOR plus 0.28% per annum
       Controlled Accumulation Amount................................$63,100,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1996-B Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

3. Series 1997-A

     Class A Certificates

       Initial Investor Interest....................................$648,750,000
       Certificate Rate.....................One-Month LIBOR plus 0.11% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$54,062,500
       Commencement of Accumulation Period..........................May 31, 2001
       Annual Servicing Fee Percentage...........................2.00% per annum
       Initial Collateral Interest...................................$60,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1997-A Termination Date................July 2004 Distribution Date
       Series Issuance Date........................................June 17, 1997

     Class B Certificates

       Initial Investor Interest.....................................$41,250,000
       Certificate Rate.....................One-Month LIBOR plus 0.29% per annum
       Controlled Accumulation Amount................................$41,250,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1997-A Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

4. Series 1997-B

     Class A Certificates

       Initial Investor Interest....................................$648,750,000
       Certificate Rate.................Three-Month LIBOR minus 0.125% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$54,062,500
       Commencement of Accumulation Period.......................August 31, 2001
       Annual Servicing Fee Percentage...........................2.00% per annum
       Initial Collateral Interest...................................$60,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1997-B Termination Date.............October 2004 Distribution Date
       Series Issuance Date...................................September 25, 1997

     Class B Certificates

       Initial Investor Interest.....................................$41,250,000
       Certificate Rate...................Three-Month LIBOR plus 0.26% per annum
       Controlled Accumulation Amount................................$41,250,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1997-B Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

5. Series 1998-A

     Class A Certificates

       Initial Investor Interest....................................$648,750,000
       Certificate Rate.....................One-Month LIBOR plus 0.11% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$54,062,500
       Commencement of Accumulation Period.....................February 28, 2002
       Annual Servicing Fee Percentage...........................2.00% per annum
       Initial Collateral Interest...................................$60,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1998-A Termination Date...............April 2005 Distribution Date
       Series Issuance Date.......................................March 26, 1998

  Class B Certificates

       Initial Investor Interest.....................................$41,250,000
       Certificate Rate.....................One-Month LIBOR plus 0.27% per annum
       Controlled Accumulation Amount................................$41,250,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1998-A Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

6. Series 1998-B

     Class A Certificates

       Initial Investor Interest....................................$648,750,000
       Certificate Rate.....................One-Month LIBOR plus 0.12% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$54,062,500
       Commencement of Accumulation Period........................April 30, 2003
       Annual Servicing Fee Percentage...........................2.00% per annum
       Initial Collateral Interest...................................$60,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1998-B Termination Date................June 2006 Distribution Date
       Series Issuance Date..........................................May 7, 1998

     Class B Certificates

       Initial Investor Interest.....................................$41,250,000
       Certificate Rate.....................One-Month LIBOR plus 0.28% per annum
       Controlled Accumulation Amount................................$41,250,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1998-B Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

7. Series 1998-C

     Class A Certificates

       Initial Investor Interest....................................$432,500,000
       Certificate Rate.....................One-Month LIBOR plus 0.14% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$36,041,667
       Commencement of Accumulation Period.......................August 31, 2000
       Annual Servicing Fee Percentage..............................2% per annum
       Initial Collateral Interest...................................$40,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1998-C Termination Date.............October 2003 Distribution Date
       Series Issuance Date...................................September 25, 1998

     Class B Certificates

       Initial Investor Interest.....................................$27,500,000
       Certificate Rate....................One-Month LIBOR plus 0.365% per annum
       Controlled Accumulation Amount................................$27,500,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1998-C Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

8. Series 1999-A

     Class A Certificates

       Initial Investor Interest....................................$432,500,000
       Certificate Rate.....................One-Month LIBOR plus 0.16% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$41,666,667
       Commencement of Accumulation Period........................April 30, 2003
       Annual Servicing Fee Percentage..............................2% per annum
       Initial Collateral Interest...................................$40,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1999-A Termination Date................June 2006 Distribution Date
       Series Issuance Date.........................................June 2, 1999

     Class B Certificates

       Initial Investor Interest.....................................$27,500,000
       Certificate Rate.....................One-Month LIBOR plus 0.36% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$27,500,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1999-A Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

9. Series 1999-B

     Class A Certificates

       Initial Investor Interest....................................$865,000,000
       Certificate Rate.....................One-Month LIBOR plus 0.15% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$83,333,334
       Commencement of Accumulation Period.........................June 30, 2001
       Annual Servicing Fee Percentage..............................2% per annum
       Initial Collateral Interest...................................$80,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1999-B Termination Date..............August 2004 Distribution Date
       Series Issuance Date........................................July 28, 1999

     Class B Certificates

       Initial Investor Interest.....................................$55,000,000
       Certificate Rate.....................One-Month LIBOR plus 0.40% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$55,000,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1999-B Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

10. Series 1999-C

     Class A Certificates

       Initial Investor Interest....................................$432,500,000
       Certificate Rate.....................One-Month LIBOR plus 0.25% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$41,666,667
       Commencement of Accumulation Period.........................June 30, 2005
       Annual Servicing Fee Percentage..............................2% per annum
       Initial Collateral Interest...................................$40,000,000
       Other Enhancement...................Subordination of Class B Certificates
       Series 1999-C Termination Date..............August 2008 Distribution Date
       Series Issuance Date........................................July 28, 1999

     Class B Certificates

       Initial Investor Interest.....................................$27,500,000
       Certificate Rate.....................One-Month LIBOR plus 0.50% per annum
       Controlled Accumulation Amount (subject to Adjustment)........$27,500,000
       Commencement of Accumulation Period.............Same as above for Class A
                                                                    Certificates
       Annual Servicing Fee Percentage....Same as above for Class A Certificates
       Initial Collateral Interest........Same as above for Class A Certificates
       Series 1999-C Termination Date.....Same as above for Class A Certificates
       Series Issuance Date...............Same as above for Class A Certificates

PROSPECTUS

                          BA MASTER CREDIT CARD TRUST
                                     ISSUER

                  BANK OF AMERICA, NATIONAL ASSOCIATION (USA)
                            TRANSFEROR AND SERVICER

                           ASSET BACKED CERTIFICATES

----------------------------------
 CONSIDER CAREFULLY THE RISK          THE TRUST --
 FACTORS BEGINNING ON PAGE 10 IN
 THIS PROSPECTUS.                     - may periodically issue asset backed certificates in one or more series with one or more classes; and
 A certificate is not a deposit
 and neither the certificates nor     - will own --
 the underlying accounts or
 receivables are insured or             - receivables in a portfolio of consumer revolving credit
 guaranteed by the Federal                card accounts;
 Deposit Insurance Corporation or
 any other governmental agency.         - payments due on those receivables; and

 The certificates will represent        - other property described in this prospectus and in the
 interests in the trust only and          accompanying prospectus supplement.
 will not represent interests in
 or obligations of Bank of            THE CERTIFICATES --
 America, National Association
 (USA) or any of its affiliates.      - will represent interests in the trust and will be paid
                                        only from the trust assets;
 This prospectus may be used to
 offer and sell any series of         - offered with this prospectus will be rated in one of the
 certificates only if accompanied       four highest rating categories by at least one nationally
 by the prospectus supplement for       recognized rating organization;
 that series.
                                      - may have one or more forms of enhancement; and
----------------------------------
                                      - will be issued as part of a designated series which may
                                        include one or more classes of certificates and enhancement.

                                      THE CERTIFICATEHOLDERS --

                                      - will receive interest and principal payments from a
                                        varying percentage of credit card account collections.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  MAY 29, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

     - the timing of interest and principal payments;

     - financial and other information about the receivables;

     - information about enhancement for each class;

     - the ratings for each class; and

     - the method for selling the certificates.

     IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     Parts of this prospectus use defined terms. You can find a listing of the pages where definitions can be found under the caption "Index of Terms for Prospectus" beginning on page 64 in this prospectus.

                          ---------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
PROSPECTUS SUMMARY.....................    5
  The Trust And The Trustee............    5
  Trust Assets.........................    5
  Information About The Receivables....    5
  Collections By The Servicer..........    6
  Allocation Of Trust Assets...........    6
  Interest Payments On The
     Certificates......................    6
  Principal Payments On The
     Certificates......................    6
     Revolving Period..................    6
     Controlled Accumulation Period....    7
     Controlled Amortization Period....    7
     Principal Amortization Period.....    7
     Rapid Accumulation Period.........    7
     Rapid Amortization Period.........    7
     Pay Out Events....................    8
  Shared Excess Finance Charge
     Collections.......................    8
  Shared Excess Principal
     Collections.......................    8
  Credit Enhancement...................    8
  Optional Repurchase..................    8
  Tax Status...........................    9
  ERISA Considerations.................    9
  Certificate Ratings..................    9
RISK FACTORS...........................   10
  It may not be possible to find an
     investor to purchase your
     certificates......................   10
  Payments to you are obligations of
     the trust and not the transferor,
     any affiliate of the transferor or
     the Federal Deposit Insurance
     Corporation.......................   10
  Some liens or interests may be given
     priority over your certificates
     which could cause your receipt of
     payments to be delayed or
     reduced...........................   10
  If a conservator or receiver were
     appointed for the transferor,
     delays or reductions
     in payment of your certificates
     could occur.......................   11
  The seller may change the terms of
     the accounts in a way that reduces
     collections.......................   11
  Changes to consumer protection laws
     may impede collection efforts or
     reduce collections................   12
  Payment pattern of receivables could
     reduce collections................   12
  Subordinated classes bear additional
     risks.............................   13
  Allocations of charged-off
     receivables could reduce your
     payments..........................   13

                                         PAGE
                                         ----
  The interest rate on receivables may
     fluctuate differently than the
     interest rate on the certificates,
     resulting in reduced payments to
     you...............................   13
  Issuance of additional series by the
     trust may affect the timing of
     payments..........................   13
THE TRUST..............................   14
BANK OF AMERICA'S CREDIT CARD
  ACTIVITIES...........................   14
  General..............................   14
  Originations and Underwriting........   15
  Customer Service.....................   16
  Interchange..........................   16
  Competition in the Credit Card
     Industry..........................   16
THE RECEIVABLES........................   16
MATURITY CONSIDERATIONS................   17
USE OF PROCEEDS........................   18
BANK OF AMERICA CORPORATION AND BANK OF
  AMERICA..............................   18
DESCRIPTION OF THE CERTIFICATES........   19
  General..............................   19
  Book-Entry Registration..............   20
  Definitive Certificates..............   23
  The Transferor Certificate;
     Additional Transferors............   24
  Interest Payments....................   24
  Principal Payments...................   25
  Transfer and Assignment of
     Receivables.......................   25
  New Issuance.........................   26
  Representations and Warranties.......   27
  Addition of Trust Assets.............   30
  Removal of Accounts..................   31
  Collection and Other Servicing
     Procedures........................   32
  Discount Option......................   32
  Trust Accounts.......................   33
  Funding Period.......................   34
  Investor Percentage and Transferor
     Percentage........................   34
  Application of Collections...........   35
  Groups of Series.....................   36
  Shared Excess Finance Charge
     Collections.......................   37
  Shared Excess Principal
     Collections.......................   38
  Paired Series........................   38
  Defaulted Receivables; Rebates and
     Fraudulent Charges; Investor
     Charge-Offs.......................   38
  Defeasance...........................   39

                                         PAGE
                                         ----
  Final Payment of Principal;
     Termination.......................   39
  Pay Out Events.......................   40
  Servicing Compensation and Payment of
     Expenses..........................   41
  Certain Matters Regarding the
     Transferor and the Servicer.......   42
  Servicer Default.....................   43
  Reports to Certificateholders........   44
  Evidence as to Compliance............   45
  Amendments...........................   45
  List of Certificateholders...........   46
  The Trustee..........................   47
  Certificateholders Have Limited
     Control of Actions................   47
CREDIT ENHANCEMENT AND ENHANCEMENT.....   47
  General..............................   47
  Subordination........................   48
  Letter of Credit.....................   48
  Cash Collateral Guaranty or
     Account...........................   49
  Collateral Interest..................   49
  Surety Bond or Insurance Policy......   49
  Spread Account.......................   49
  Reserve Account......................   49
  Interest Rate Swaps and Related Caps,
     Floors and Collars................   50
CERTIFICATE RATINGS....................   50
CERTAIN LEGAL ASPECTS OF THE
  RECEIVABLES..........................   51
  Transfer of Receivables..............   51

                                         PAGE
                                         ----
  Certain Matters Relating to
     Conservatorship and
     Receivership......................   51
  Consumer Protection Laws.............   52
FEDERAL INCOME TAX CONSEQUENCES........   52
  General..............................   52
  Treatment of the Certificates as
     Debt..............................   53
  Treatment of the Trust...............   53
  Taxation of Interest Income of U.S.
     Certificate Owners................   55
  Sale or Exchange of Certificates.....   55
  Non-U.S. Certificate Owners..........   56
  Information Reporting and Backup
     Withholding.......................   57
  New Withholding Regulations..........   57
  State and Local Taxation.............   57
ERISA CONSIDERATIONS...................   57
PLAN OF DISTRIBUTION...................   61
LEGAL MATTERS..........................   62
REPORTS TO CERTIFICATEHOLDERS..........   62
WHERE YOU CAN FIND MORE INFORMATION....   62
INDEX OF TERMS FOR PROSPECTUS..........   64
ANNEX I: GLOBAL CLEARANCE, SETTLEMENT
  AND TAX DOCUMENTATION PROCEDURES.....  A-1

                               PROSPECTUS SUMMARY

- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

- THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

THE TRUST AND THE TRUSTEE

The BA Master Credit Card Trust was formed on July 19, 1996 under an agreement between Bank of America, National Association (USA) (formerly known as Bank of America National Association), as transferor and as servicer, and U.S. Bank National Association (formerly known as First Bank National Association), as trustee. The trust is a master trust under which one or more series will be issued through a series supplement to the agreement. Any class or series may not be offered by this prospectus; for example, they may be offered in a private placement. The trust may engage only in the following activities:

- acquiring and holding specified assets;

- issuing and making payments on the certificates and other interests in the trust; and

- engaging in related activities.

TRUST ASSETS

Bank of America has transferred to the trust the receivables in certain MasterCard(R) and VISA(R)* revolving credit card accounts. All new receivables generated in the accounts will be transferred automatically to the trust. The total amount of receivables in the trust will fluctuate daily as new receivables are generated and payments are received on existing accounts. Additional similar assets may be transferred to the trust. See "The Receivables" and "Description of the Certificates -- Addition of Trust Assets" in this prospectus.

The trust assets also include payments due on the receivables and other proceeds of the receivables and of related credit insurance policies including payments made, or amounts received, on receivables charged off as uncollectible.

Additional trust assets may include:

- rights to certain fees Bank of America receives through MasterCard and VISA, called interchange;
- monies deposited in certain of the trust's bank accounts and investments of those monies; and

- enhancements, including any credit enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement, currency swap agreement, or other similar arrangement.

Bank of America may remove, subject to certain limitations and conditions, receivables that it transferred to the trust. See "Description of the Certificates -- Removal of Accounts" in this prospectus.

INFORMATION ABOUT THE RECEIVABLES

The receivables arise in accounts selected from a subset of Bank of America's credit card portfolio, as constituted from time to time, based on criteria established in the agreement and applied on the date of their selection.

The receivables consist of both principal receivables and finance charge receivables.

Principal receivables are, generally, amounts charged by cardholders for (a) goods and services and (b) cash advances.

Finance charge receivables are the related finance charges and credit card fees.

Interchange fees collected through MasterCard and VISA and annual membership fees collected from cardholders generally are treated as collections of finance charge receivables. See "Bank of America's Credit Card
Activities -- Interchange" in this prospectus.

---------------
* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Incorporated and Visa U.S.A., Inc., respectively.

COLLECTIONS BY THE SERVICER

Bank of America services the receivables under the agreement. In limited cases, Bank of America may resign or be removed and either the trustee or a third party may be appointed as the new servicer. Bank of America, or any new servicer, is called the servicer. The servicer receives a servicing fee from the trust for each series.

The servicer receives collections on the receivables, deposits those collections in an account and keeps track of those collections for finance charge receivables and principal receivables. The servicer then allocates those collections as summarized below.

ALLOCATION OF TRUST ASSETS

The trust assets will be allocated to the holders of certificates and other interests of each series and to the holder or holders of the transferor certificate. The transferor certificate represents the remaining interest in the assets of the trust not represented by the certificates and other interests issued by the trust. If there is more than one class in a series, there may be a further allocation of trust assets among each class.

The servicer will allocate (a) collections of finance charge receivables and principal receivables and (b) receivables in accounts charged off as uncollectible, to each series based on a varying percentage, called the investor percentage, as described in the accompanying prospectus supplement.

The aggregate amount of principal receivables allocated to a series establishes that series' investor interest. The transferor interest will be equal to the aggregate amount of principal receivables in the trust not allocated to each series.

Certificateholders are only entitled to amounts allocated to their series equal to the interest and principal payments on their certificates. See "Description of the Certificates -- General" and "-- Investor Percentage and Transferor Percentage" in this prospectus.

INTEREST PAYMENTS ON THE
CERTIFICATES

Each certificate of a series will represent the right to receive payments of interest as described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things, priority of payments, payment dates, interest rates, method for computing interest, and rights to enhancement.

Each class of certificates may have a fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the certificates, each called a distribution date.

If interest is paid less frequently than monthly, collections of finance charge receivables may be deposited monthly in one or more trust accounts and invested under guidelines established by the rating agencies until paid to certificateholders. Interest payments for any series of certificates will be funded from collections of finance charge receivables allocated to the series, any applicable enhancement and, if and to the extent specified in the accompanying prospectus supplement, monies earned while collections were invested pending payment to certificateholders. See "Description of the Certificates -- Application of Collections," "-- Shared Excess Finance Charge Collections" and "Credit Enhancement and Enhancement" in this prospectus.

PRINCIPAL PAYMENTS ON THE
CERTIFICATES

Each certificate of a series will represent the right to receive payments of principal as described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity, and rights to enhancement.

REVOLVING PERIOD

Each class of certificates will begin with a period called a revolving period during which the trust will not pay, or accumulate, principal for the related certificateholders. The trust will usually pay available principal to the holder of the transferor certificate but may pay amounts due to holders of certificates of other series. The revolving period for a class starts on the date that class is issued and ends at the start of an amortization period or an accumulation period.

Following the revolving period, each class of certificates will have one or a combination of the following periods in which:

- principal is accumulated in specified amounts and paid on a scheduled date (this occurs during a controlled accumulation period);

- principal is paid in fixed amounts at scheduled intervals (this occurs during a controlled amortization period);

- principal is paid in varying amounts at scheduled intervals (this occurs during a principal amortization period);

- principal is accumulated in varying amounts following certain adverse events and paid on a scheduled date (this occurs during a rapid accumulation period); or

- principal is paid in varying amounts each month following certain adverse events (this occurs during a rapid amortization period).

CONTROLLED ACCUMULATION PERIOD

If a class of certificates has a controlled accumulation period, the trust is expected to pay available principal to those certificateholders on a date specified in the accompanying prospectus supplement called the scheduled payment date. If the series has more than one class, each class may have a different priority for payment. For a period of time prior to the scheduled payment date, the trust is scheduled to deposit available principal in a trust account in specified amounts plus any specified amounts not previously deposited. If amounts sufficient to pay the investor interest for a class have not been accumulated by the scheduled payment date for that class, a pay out event will occur and the rapid amortization period will begin. The controlled accumulation period for a class starts on a date specified in the accompanying prospectus supplement and ends when any one of the following occurs:

- the investor interest for the class is paid in full;

- a rapid amortization period or, if it applies, a rapid accumulation period starts; or

- the latest date by which principal and interest for the series of certificates can be paid, called the series termination date.

CONTROLLED AMORTIZATION PERIOD

If a class of certificates has a controlled amortization period, the trust will pay available principal to those certificateholders on each distribution date during the controlled amortization period in a fixed amount plus any amounts previously scheduled but not paid. If the series has more than one class, each class may have a different priority for payment. The controlled amortization period for a class starts on the date specified in the accompanying prospectus supplement and ends when any one of the following occurs:

- the investor interest for the class is paid in full;

- a rapid amortization period starts; or

- the series termination date.

PRINCIPAL AMORTIZATION PERIOD

If a class of certificates has a principal amortization period, the trust will pay available principal to those certificateholders on each distribution date during the principal amortization period on which such certificateholders are scheduled to receive it. If a series has more than one class, each class may have a different priority and schedule for payment. The principal amortization period for a class starts on the date specified in the accompanying prospectus supplement and ends when any one of the following occurs:

- the investor interest for the class is paid in full;

- a rapid amortization period starts; or

- the series termination date.

RAPID ACCUMULATION PERIOD

If a class of certificates has a controlled accumulation period, it may also have a rapid accumulation period. During a rapid accumulation period, the trust will periodically deposit available principal in a trust account prior to the scheduled payment date. The rapid accumulation period for a class starts as specified in the accompanying prospectus supplement on a day on or after a designated pay out event has occurred, but in no event later than the scheduled payment date, and ends when any one of the following occurs:

- the investor interest for the class is paid in full;

- a rapid amortization period starts; or

- the scheduled payment date.

RAPID AMORTIZATION PERIOD

If a class of certificates is in a rapid amortization period, the trust will pay available principal to those certificateholders on each distribution date. If the series has more than one class, each class may have a different priority for payment. For a class without a rapid accumulation period, the rapid amortization period starts on the day a pay out event occurs. For a class with a rapid accumulation period, the rapid amortization period starts as specified in the accompanying prospectus supplement on a day on or after a related pay out event occurs, but in no event later than the scheduled payment date for that class. The rapid amortization period ends when any one of the following occurs:

- the investor interest for the class is paid in full;

- the series termination date; or

- the trust termination date.

PAY OUT EVENTS

A pay out event for any series of certificates will include certain adverse events described in the accompanying prospectus supplement, including the following:

- certain insolvency, receivership or similar events relating to any of the transferors or another holder of the transferor certificate;

- any of the transferors is unable to transfer receivables to the trust as required under the agreement; or

- the trust becomes an "investment company" under the Investment Company Act of 1940, as amended.

See "Description of the Certificates -- Pay Out Events" in this prospectus.

SHARED EXCESS FINANCE CHARGE
COLLECTIONS

Any series may be included in a shared excess finance charge collections group. If specified in the accompanying prospectus supplement, to the extent that collections of finance charge receivables allocated to any series are not needed for that series, those collections may be applied to certain shortfalls of another series in the same shared excess finance charge collections group. To the extent that collections of finance charge receivables allocated to the series of any shared excess finance charge collections group are not needed for such series or group, those collections may be applied to certain shortfalls of series in other shared excess finance charge collections groups. See "Description of the Certificates -- Shared Excess Finance Charge Collections," and "-- Application of Collections" in this prospectus.

SHARED EXCESS PRINCIPAL COLLECTIONS

If specified in the accompanying prospectus supplement, to the extent that collections of principal receivables and certain other amounts that are allocated to the investor interest for any series are not needed for that series, those collections may be applied to cover principal payments for another series in the same group. Any reallocation for this purpose will not reduce the investor interest for the series to which those collections were initially allocated. See "Description of the Certificates -- Shared Excess Principal Collections" in this prospectus.

CREDIT ENHANCEMENT

Each class of a series may be entitled to credit enhancement. Credit enhancement provides additional payment protection to investors in each class of certificates that has credit enhancement.

Credit enhancement for the certificates of any class may take the form of one or more of the following:

- subordination          - letter of credit
- collateral interest    - surety bond
- insurance policy       - spread account
- cash collateral        - reserve account
  guaranty or account

The type, characteristics and amount of any credit enhancement will be:

- based on several factors, including the characteristics of the receivables and accounts at the time a series of certificates is issued; and

- established based on the requirements of each rating agency rating one or more classes of the certificates of that series.

See "Credit Enhancement and Enhancement" and "Certificate Ratings" in this prospectus.

OPTIONAL REPURCHASE

Bank of America has the option to repurchase any series of certificates once the investor interest for the series is reduced to 5% or less of the initial investor interest. See "Description of the Certificates -- Final Payment of Principal; Termination" in this prospectus.

TAX STATUS

For information concerning the application of the federal income tax laws, including whether the certificates will be characterized as debt for federal income tax purposes, see "Federal Income Tax Consequences" in this prospectus and "Structural Summary -- Tax Status" in the accompanying prospectus supplement.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For reasons discussed under "ERISA Considerations" in this prospectus and the accompanying prospectus supplement, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts other than an insurance company investing assets of its general account.

CERTIFICATE RATINGS

Any certificate offered by this prospectus and the accompanying prospectus supplement will be rated at issuance in one of the four highest rating categories, excluding subcategory designations, by at least one nationally recognized rating organization. Any nationally recognized rating organization selected by the transferor to rate any series is called a rating agency.

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. See "Certificate Ratings" in this prospectus.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the certificates.

             IT MAY NOT BE POSSIBLE TO FIND AN INVESTOR TO PURCHASE YOUR
               CERTIFICATES.

             The underwriters may assist in resales of the certificates but they are not required to do so. A secondary market for any certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

             PAYMENTS TO YOU ARE OBLIGATIONS OF THE TRUST AND NOT THE TRANSFEROR, ANY AFFILIATE OF THE TRANSFEROR OR THE FEDERAL DEPOSIT INSURANCE CORPORATION.

             The certificates will represent interests in the trust only and will not represent interests in or obligations of any transferor or any affiliate of any transferor. Any transferor's obligations with respect to the certificates and the receivables are limited to any obligations as transferor created pursuant to such transferor's representations and warranties with respect to the receivables, and the servicer's obligations are limited to any obligations as servicer under the agreement. The certificates are not deposits and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency. PROCEEDS OF THE ASSETS INCLUDED IN THE TRUST (INCLUDING THE RECEIVABLES AND ANY ENHANCEMENT) WILL BE THE ONLY SOURCE OF PAYMENTS ON THE CERTIFICATES, AND THERE WILL BE NO RECOURSE TO THE TRANSFEROR OR ANY OTHER ENTITY IN THE EVENT THAT SUCH PROCEEDS ARE INSUFFICIENT OR OTHERWISE UNAVAILABLE TO MAKE PAYMENTS ON THE CERTIFICATES.

             SOME LIENS OR INTERESTS MAY BE GIVEN PRIORITY OVER YOUR CERTIFICATES WHICH COULD CAUSE YOUR RECEIPT OF PAYMENTS TO BE DELAYED OR REDUCED.

             The transferor will represent and warrant that its transfer of receivables to the trust is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. For a description of the trust's rights if these representations and warranties are not true, see "Description of the Certificates -- Representations and Warranties" in this prospectus.

             The transferor will take steps under the UCC to perfect the trust's interest in the receivables. The UCC, however, may not govern the transfer of the receivables to the trust, and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

             The transferor will represent, warrant, and covenant that its transfer of receivables to the trust is perfected and free and clear of the lien or interest of any other entity. If this is not true, the trust's interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

                 - a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of the trust;

                 - a tax, governmental, or other nonconsensual lien that
                    attaches to the property of the transferor could have priority over the interest of the trust in the receivables;

                 - the administrative expenses of a conservator or receiver for the transferor could be paid from collections on the receivables before the trust receives any payments; and

                 - if insolvency proceedings were commenced by or against the servicer, or if certain time periods were to pass, the trust may lose any perfected interest in collections held by the servicer and commingled with its other funds.

             IF A CONSERVATOR OR RECEIVER WERE APPOINTED FOR THE TRANSFEROR, DELAYS OR REDUCTIONS IN PAYMENT OF YOUR CERTIFICATES COULD OCCUR.

             The transferor is chartered as a national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver for the transferor if certain events occur relating to the transferor's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the transferor.

             The Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (the "FDIA"), provides that certain agreements and transfers of property by a financial institution cannot be enforced against the FDIC as conservator or receiver. Opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by the transferor in the receivables pursuant to the agreement. Nevertheless, if the FDIC were to assert a contrary position, or were to require the trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the receivables, or were to request a stay of any actions by the trustee to enforce the agreement or the certificates against the transferor, delays in payments on the certificates and possible reductions in the amounts of those payments could occur.

             In addition, the FDIC as conservator or receiver for the transferor could repudiate the agreement. The FDIA would limit the damages for any such repudiation to the trust's "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for the transferor. The FDIC, moreover, could delay its decision whether to repudiate the agreement for a reasonable period following its appointment as conservator or receiver for the transferor. Therefore, if the FDIC as conservator or receiver for the transferor were to repudiate the agreement, the amount payable to you could be lower than the outstanding principal and accrued interest on the certificates, thus resulting in losses to you.

             In addition, regardless of the terms of the agreement or the instructions of those authorized to direct the trustee's actions, the FDIC as conservator or receiver for the transferor may have the power (i) to prevent or require the commencement of a rapid amortization period, (ii) to prevent, limit, or require the early liquidation of receivables and termination of the trust, or (iii) to require, prohibit, or limit the continued transfer of receivables to the trust. The FDIC, moreover, could prevent the trustee or the certificateholders from appointing a successor servicer under the agreement. If any of these events were to occur, payments to you could be delayed or reduced.

             THE SELLER MAY CHANGE THE TERMS OF THE ACCOUNTS IN A WAY THAT REDUCES COLLECTIONS.

             The transferor transfers the receivables to the trust but continues to own the accounts. As owner of the accounts, the transferor retains the right to change various account terms (including finance charges and other fees it charges and the required monthly minimum payment). A pay out event could occur if the transferor reduces the finance charges and other fees it charges and a corresponding decrease in the collection of finance charges and fees results. In addition, changes in the account terms may alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than planned.

             The transferor will not reduce the interest rate it charges on the receivables or other fees if that action would result in a pay out event unless the transferor is required by law or determines it is necessary to maintain its credit card business, based on its good faith assessment of its business competition.

             The transferor will not change the terms of the accounts or its servicing practices (including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs) unless the transferor reasonably believes a pay out event would not occur for any series and takes the same action on its other substantially similar accounts, to the extent permitted by those accounts.

             The transferor has no restrictions on its ability to change the terms of the accounts except as described above or in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause the transferor to change account terms.

             CHANGES TO CONSUMER PROTECTION LAWS MAY IMPEDE COLLECTION EFFORTS OR REDUCE COLLECTIONS.

             Federal and state consumer protection laws regulate the creation and enforcement of consumer loans. Congress and the states could further regulate the credit card and consumer credit industry in ways that make it more difficult for the servicer to collect payments on the receivables or that reduce the finance charges and other fees that the transferor can charge on credit card account balances. For example, if the transferor were required to reduce its finance charges and other fees, resulting in a corresponding decrease in the accounts' effective yield, this could lead to a pay out event, resulting in the payment of principal sooner than expected. See "Description of the Certificates -- Pay Out Events" in this prospectus.

             The transferor makes representations and warranties relating to the validity and enforceability of the receivables. Subject to certain conditions described under "Description of the Certificates -- Representations and Warranties" in this prospectus, the transferor must accept reassignment of each receivable that does not comply in all material respects with all requirements of applicable law. However, we do not anticipate that the trustee will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any representation or warranty is violated, and the violation continues beyond the period of time the transferor has to correct the violation, is that the transferor must accept reassignment of the receivables affected by the violation (subject to certain conditions described under "Description of the Certificates -- Representations and Warranties" in this prospectus). See "Certain Legal Aspects of the Receivables -- Consumer Protection Laws" in this prospectus.

             If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be charged off as uncollectible. The certificateholders could suffer a loss if insufficient funds are available from credit enhancement or other sources. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this prospectus.

             PAYMENT PATTERN OF RECEIVABLES COULD REDUCE COLLECTIONS.

             The receivables may be paid at any time. We cannot assure the creation of additional receivables in the accounts or that any particular pattern of cardholder payments will occur. The commencement and continuation of a revolving period, a controlled amortization period, a principal amortization period or a controlled accumulation period for a series or class of that series depend upon the continued generation of new receivables to be conveyed to the trust. A significant decline in the amount of receivables generated could result in the occurrence of a pay out event for one or more series and the commencement of the rapid amortization period or, if applicable, the rapid accumulation period for each of those series. If a pay out event occurs, you could receive payment of principal sooner than expected. The transferor's ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See "Maturity Considerations" in this prospectus.

             SUBORDINATED CLASSES BEAR ADDITIONAL RISKS.

             Where one or more classes in a series are subordinated, principal payments on the subordinated class or classes generally will not begin until the senior class or classes are repaid. Additionally, if collections of finance charge receivables allocated to a series are insufficient to cover amounts due for that series's senior certificates, the investor interest for the subordinated certificates might be reduced. This would reduce the amount of the collections of finance charge receivables available to the subordinated certificates in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated certificates. If receivables had to be sold, the net proceeds of that sale available to pay principal would be paid first to senior certificateholders and any remaining net proceeds would be paid to the subordinated certificateholders.

             ALLOCATIONS OF CHARGED-OFF RECEIVABLES COULD REDUCE YOUR PAYMENTS.

             Each class of certificates will be allocated a portion of the receivables charged off as uncollectible. See "Description of the Certificates -- Allocation Percentages" and "Bank of America's Credit Card Activities -- Delinquency and Loss Experience" in the accompanying prospectus supplement. If the amounts of receivables charged off as uncollectible that are allocated to any certificates exceed the amounts available to cover them, which could occur if the limited amount of credit enhancement is reduced to zero, those certificateholders may not receive the full amount of principal and interest due to them. See "Description of the Certificates -- Reallocation of Cash Flows," "-- Application of Collections" and "--Defaulted Receivables; Investor Charge-Offs" in the accompanying prospectus supplement.

             THE INTEREST RATE ON RECEIVABLES MAY FLUCTUATE DIFFERENTLY THAN THE INTEREST RATE ON THE CERTIFICATES, RESULTING IN REDUCED PAYMENTS TO YOU.

             Some accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate). A series of certificates may bear interest either at a fixed rate or at a floating rate based on a different index. If the rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts payable as interest on the certificates and other amounts paid from collections of finance charge receivables.

             ISSUANCE OF ADDITIONAL SERIES BY THE TRUST MAY AFFECT THE TIMING OF PAYMENTS.

             The trust has issued other series of certificates and is expected to issue additional series from time to time. The trust may issue additional series with terms that are different from your series without the prior review or consent of any certificateholders. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its then current rating of such outstanding series. However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series.

                                   THE TRUST

     BA Master Credit Card Trust was formed in accordance with the laws of the State of New York pursuant to the pooling and servicing agreement, dated as of July 19, 1996, between Bank of America, National Association (USA) (formerly known as Bank of America National Association), as transferor and as servicer, and U.S. Bank National Association (formerly known as First Bank National Association), as trustee (the "TRUSTEE"). The trust will only engage in the following business activities:

     - acquiring and holding trust assets;

     - issuing series of certificates and other interests in the trust;

     - making payments on the certificates and other interests; and

     - engaging in related activities (including, with respect to any series, obtaining any enhancement and entering into an enhancement agreement relating thereto).

     As a consequence, the trust is not expected to have any need for additional capital resources other than the assets of the trust. Furthermore, no such additional assets will be available.

                    BANK OF AMERICA'S CREDIT CARD ACTIVITIES

GENERAL

     On December 1, 1994, Bank of America National Association (formerly Bank of America National Trust and Savings Association) transferred its credit card accounts and certain related assets to Bank of America. A selected portion of these transferred accounts initially constituted the accounts within the trust. The receivables which Bank of America has conveyed and will convey to the trust pursuant to the agreement, have been generated from transactions made by cardholders of VISA Classic, VISA Gold, and VISA Platinum credit card accounts and Standard MasterCard, Gold MasterCard, and Platinum MasterCard credit card accounts. Bank of America is a member of VISA U.S.A., Inc. and of MasterCard International Incorporated.

     The following discussion relates to the accounts in the bank portfolio from which the accounts were selected. In addition, additional accounts may consist of Eligible Accounts which are not currently in existence and which may be selected using different criteria from those used in selecting the accounts already included in the trust. See "Description of the Certificates -- Addition of Trust Assets" in this prospectus. Consequently, actual loss and delinquency, revenue and monthly payment rate experience with respect to the Eligible Accounts may be different from that experienced by the trust portfolio described in the accompanying prospectus supplement.

     The MasterCard and VISA credit card accounts may be used, and amounts charged by cardholders for goods and services and cash advances may be created, in four types of transactions: credit card purchases, cash advances, overdraft protection, and in certain cases, consolidation of outstanding balances of other credit card accounts.

     Each cardholder is subject to an agreement with Bank of America governing the terms and conditions of the related MasterCard or VISA credit card account. Pursuant to each such agreement, Bank of America reserves the right, subject to such notice to the cardholder as may be required by law, to add to or change the terms of its MasterCard or VISA credit card accounts at any time, including, without limitation, increasing or decreasing the periodic finance charges, or other charges, or the minimum monthly payment requirements.

     The credit evaluation, collection, and charge-off policies and servicing practices of Bank of America, as well as the terms and conditions governing cardholder agreements in effect as of the date hereof, are under continuous review by Bank of America and may change at any time in accordance with Bank of America's business judgment, applicable law and guidelines established by regulatory authorities.

     Transactions creating the receivables through the use of the credit cards are processed through the MasterCard and VISA systems. If either system materially curtails its activities, or if Bank of America ceases to be a member of MasterCard or VISA, for any reason, a Pay Out Event could occur, and delays in payments on the receivables and possible reductions in the amounts thereof could occur.

     The accounts within the trust are currently serviced by Bank of America. However, Bank of America has delegated the data processing services relating to all of the accounts to Total System Services, Inc. in Columbus, Georgia. Total System is a credit, debit and private-label card processing company. Under this delegation, Total System provides a variety of data processing services to Bank of America, including processing credit slips (drafts), cash advances and accountholder purchases for merchants. Additionally, Total System stores customers' data files, updates master files daily, and provides master file tapes monthly, makes billing statement calculations, creates statement files, handles the daily posting of transactions to the accounts and handles the daily settlements with MasterCard and VISA. Bank of America has also delegated the payment processing services relating to some of the accounts to Regulus.

ORIGINATIONS AND UNDERWRITING

     Credit card accounts are generated by Bank of America principally through:
(1) applications made available to prospective cardholders through a network of branches operated by Bank of America's affiliated banks; (2) direct-mail solicitations on a non-prescreened basis; (3) applications mailed to customers of Bank of America's affiliates; (4) pre-approved direct-mail solicitations of individuals who were prescreened at credit bureaus on the basis of criteria furnished by Bank of America; (5) consumer-initiated requests; (6) applications made available to prospective cardholders over the internet; and (7) the acquisition of credit card portfolios from other financial institutions.

     When originating accounts, Bank of America is subject to Bank of America Corporation's credit policy guidelines which govern lending activities at all Bank of America Corporation subsidiaries. Bank of America Corporation's credit policy addresses guiding principles, basic rules, policies, and special requirements to which all Bank of America Corporation subsidiaries are accountable. Bank of America's ongoing compliance with Bank of America Corporation's credit policy and governing laws and regulations is frequently reviewed by internal compliance specialists, Bank of America Corporation's auditors and external auditors, and regulatory agency personnel.

     Bank of America's national direct-mail solicitation process begins with a prescreening review to identify creditworthy consumers for a credit card account. As part of the prescreening process, Bank of America provides a set of credit criteria to credit reporting agencies, which in turn generate a list of prospective cardholders with desired attributes. Bank of America further refines the list by applying its internal underwriting criteria. These additional criteria are applied using risk analysis and other statistical models designed to predict the potential credit risk of prospective cardholders.

     In the case of an application which is not pre-approved, the credit risk of the applicant is evaluated with a credit scoring system, intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Each application is scored and evaluated based jointly on information reported on the application and by independent credit reporting agencies.

     Before purchasing a portfolio of credit card accounts from another financial institution, Bank of America reviews the historical performance and seasoning of the portfolio and the policies and practices of the other financial institution. Bank of America, however, does not requalify individual accounts within the acquired portfolio. There can be no assurance, therefore, that accounts so acquired have been originated in a manner consistent with Bank of America's policies or that the underwriting and qualification of such accounts conformed with prudent underwriting and qualification standards. However, following the acquisition of a portfolio of credit card accounts, Bank of America services and maintains such acquired accounts consistent with Bank of America's policies and practices.

     The initial credit line of any account originated by Bank of America is based on, among other things, each consumer's current credit standing, historical credit profile, level of indebtedness and income. Cardholder requests for credit line increases are evaluated by Bank of America based on current credit bureau reports, updated application data, and prior account performance. In addition, Bank of America periodically increases and decreases credit lines for cardholders meeting specific criteria.

     Each account is subject to an agreement governing the terms and conditions of the accounts. In that agreement, Bank of America reserves the right to change or terminate any terms, conditions, services or features of an account (including, without limitation, increasing or decreasing monthly periodic finance charges, other fees or minimum payments).

CUSTOMER SERVICE

     Customer service representatives are available seven days a week. Technologies, such as voice-response units for incoming calls, together with multiple tracking and reporting systems, are employed as part of Bank of America's effort to ensure that service standards are achieved and maintained.

INTERCHANGE

     Creditors participating in the MasterCard and VISA associations receive certain fees from MasterCard and VISA, called "INTERCHANGE," as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the MasterCard and VISA systems, a portion of this interchange, in connection with cardholder charges for goods and services, is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. The transferor may be required, as described in the accompanying prospectus supplement, to transfer to the trust a percentage of the interchange attributable to cardholder charges for goods and services in the related accounts. If so required to be transferred, interchange arising under the accounts will be allocated to the related certificates of any series in the manner provided in the accompanying prospectus supplement, and, unless otherwise provided in the accompanying prospectus supplement, will be treated as collections of finance charge receivables and will be used to pay required monthly payments including interest on the related series of certificates, and, in some cases, to pay all or a portion of the servicing fee paid to the servicer as servicing compensation.

COMPETITION IN THE CREDIT CARD INDUSTRY

     The credit card industry is highly competitive. As new credit card companies enter the market and all companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance. Bank of America's ability to compete in this industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. If the rate at which Bank of America generates new receivables declines significantly, Bank of America might be unable to designate additional accounts to the trust and a Pay Out Event could occur, resulting in payment of principal sooner than expected. If the rate at which Bank of America generates new receivables decreases significantly at a time when certificateholders are scheduled to receive principal, certificateholders might receive principal more slowly than planned.

                                THE RECEIVABLES

     The receivables conveyed to the trust will arise in MasterCard and VISA accounts owned by the transferor, called the "BANK PORTFOLIO." The accounts were selected on the basis of criteria set forth in the agreement as applied on the date, called the "CUT-OFF DATE," specified in the accompanying prospectus supplement and, with respect to additional accounts were, and will in the future be, selected on the basis of criteria set forth in the agreement as applied on the date of their designation. The accounts, the receivables of which have been transferred to the trust, make up the "TRUST PORTFOLIO." The transferor will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time additional eligible revolving credit card accounts to be included as accounts and to transfer to the trust all receivables of such additional accounts, whether such receivables are then existing or thereafter created, or to transfer to the trust, participations in receivables instead. Any additional accounts designated by the transferor must meet certain eligibility requirements on the date of their designation. The transferor also has the right

(subject to certain limitations and conditions) to designate certain accounts to be removed and to require the trustee to reconvey all receivables in such accounts to the transferor, whether such receivables are then existing or thereafter created. Throughout the term of the trust, the related accounts from which the receivables arise will be the accounts designated by the transferor on the relevant cut-off date plus any additional accounts minus any removed accounts. The transferor will make certain representations and warranties with respect to the receivables. See "Description of the Certificates -- Representations and Warranties" in this prospectus.

     The prospectus supplement relating to each series of certificates will provide certain information about the trust portfolio as of the date specified. Such information will include, but not be limited to, the amount of principal receivables, the amount of finance charge receivables, the range of principal balances of the accounts and the average thereof, the range of credit limits of the accounts and the average thereof, the range of ages of the accounts and the average thereof, the geographic distribution of the accounts, the types of accounts and delinquency statistics relating to the accounts.

                            MATURITY CONSIDERATIONS

     For each series, following the revolving period, collections of principal receivables are expected to be:

     - distributed to holders of specified classes of certificates on each specified distribution date during the controlled amortization period or the principal amortization period; or

     - accumulated for payment to certificateholders of specified classes during a controlled accumulation period and, under certain limited circumstances if so specified in the accompanying prospectus supplement, a rapid accumulation period, and distributed on a scheduled payment date.

     If the rapid amortization period commences, collections of principal receivables will be paid to certificateholders in the manner described in this prospectus and in the accompanying prospectus supplement. The accompanying prospectus supplement will specify:

     - when the amortization period or accumulation period will commence;

     - the principal payments expected or available to be received or accumulated during such amortization period or accumulation period, or on the scheduled payment date, as applicable;

     - the manner and priority of principal accumulations and payments among the classes of a series;

     - the payment rate assumptions on which such expected principal accumulations and payments are based; and

     - the Pay Out Events which, if any were to occur, would lead to the commencement of a rapid amortization period or, if so specified in the accompanying prospectus supplement, a rapid accumulation period.

     We cannot assure you, however, that the principal receivables allocated to be paid to you will be available for distribution or accumulation for payment on each distribution date during the amortization period or accumulation period, or on the scheduled payment date, as applicable. In addition, we cannot assure you that the payment rate assumptions for any series will prove to be correct. The accompanying prospectus supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the bank portfolio. There can be no assurance that future events will be consistent with such historical data.

     Cardholders' use of credit and payment patterns may change due to:

     - seasonal variations;

     - the payment habits of individual cardholders; or

     - a variety of social, technological, legal and economic factors.

     As a result, the amount of collections of receivables may vary from month to month. Economic factors include the rate of inflation, unemployment levels and relative interest rates.

     While the addresses of the cardholders in the portfolio suggest a wide geographic distribution, the transferor is unable to determine the extent to which these factors may affect future credit use or payment patterns.

     We cannot assure you that collections of principal receivables with respect to the trust portfolio, and thus the rate at which certificateholders could expect to receive or accumulate payments of principal on their certificates during an amortization period or accumulation period, or on any scheduled payment date, as applicable, will be similar to any historical experience set forth in the accompanying prospectus supplement. If a Pay Out Event occurs and the rapid amortization period commences, the average life and maturity of your certificates could be significantly reduced.

     We cannot assure you that the actual number of months elapsed from the date of issuance of a series of certificates to the final distribution date for the certificates will equal the expected number of months, because, for any series:

     - there may be a slowdown in the payment rate below the payment rate used to determine the amount of collections of principal receivables scheduled or available to be distributed or accumulated for later payment to certificateholders during an amortization period or an accumulation period, or on any scheduled payment date, as applicable; or

     - a Pay Out Event may occur which could initiate the rapid amortization period.

                                USE OF PROCEEDS

     The net proceeds from the sale of each series of certificates offered hereby will be paid to the transferor. The transferor will use such proceeds for its general corporate purposes or for such other purpose specified in the accompanying prospectus supplement.

                BANK OF AMERICA CORPORATION AND BANK OF AMERICA

     Bank of America Corporation is a multi-bank holding company formed in connection with the merger of NationsBank Corporation and the former BankAmerica Corporation. The merger was consummated on September 30, 1998, at which time the surviving corporation changed its name to BankAmerica Corporation. On April 23, 1999, BankAmerica Corporation changed its name to Bank of America Corporation. Through its subsidiaries, Bank of America Corporation provides diverse banking and other financial services to individuals, businesses and corporate, institutional and governmental clients across the United States and around the world.

     Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America was formed in 1989 and is headquartered in Phoenix, Arizona. Bank of America is a national bank organized under the laws of the United States and regulated primarily by the Office of the Comptroller of the Currency. Effective as of the close of business on March 31, 1999, Bank of America National Association changed its name to Bank of America, National Association (USA). Bank of America's activities are primarily related to credit card lending.

     On December 1, 1994, Bank of America, N.A. (formerly Bank of America National Trust and Savings Association) transferred its credit card accounts and certain related assets to Bank of America. A selected portion of these transferred accounts initially constituted the accounts within the trust.

     On March 31, 1999, NationsBank of Delaware, N.A., an indirect wholly-owned subsidiary of Bank of America Corporation and an affiliate of the transferor merged with and into Bank of America National Association, at which time Bank of America National Association changed its name to Bank of America, National Association (USA). Prior to this merger, the activities of NationsBank of Delaware, N.A. were primarily related to credit card lending, and as a result of the merger, Bank of America now owns the credit card accounts formerly owned by NationsBank of Delaware, N.A. The additional accounts designated by the transferor on

July 2, 1999 consist of accounts acquired pursuant to the merger with NationsBank of Delaware, N.A. In the future, more accounts so acquired may also be included in additional accounts with respect to the trust.

     The prospectus supplement for each series of certificates contains additional information, including financial information, relating to Bank of America Corporation and Bank of America.

                        DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued in series. Each series will represent an interest in the trust other than the interests represented by any other series of certificates issued by the trust (which may include series offered pursuant to this prospectus) and the Transferor Certificate. The "TRANSFEROR CERTIFICATE" represents the remaining interest in the assets of the trust not represented by the certificates and other interests issued by the trust. Each series will be issued pursuant to the agreement and a series supplement to the agreement, a copy of the form of which is filed as an exhibit to the registration statement of which this prospectus is a part.

     The following summaries describe certain provisions common to each series of certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreement and the applicable series supplement.

GENERAL

     The certificates of each series will represent interests in certain assets of the trust, including the right to the applicable investor percentage (as described in the accompanying prospectus supplement) of all cardholder payments on the receivables in the trust. For each series of certificates, unless otherwise specified in the accompanying prospectus supplement, the "INVESTOR INTEREST" on any date generally will be equal to:

          (a) the initial Investor Interest as of the related closing date for such series (increased by the principal balance of any certificates of such series issued after the closing date for such series); minus

          (b) the amount of principal paid to the related certificateholders prior to such date; minus

          (c) the amount of unreimbursed Investor Charge-Offs with respect to such certificates prior to such date.

     However, the Investor Interest of any pre-funded series may increase upon the transfer of additional principal receivables to the trust or the reduction of the Investor Interest or the adjusted Investor Interest of another series.

     If so specified in the prospectus supplement relating to any series of certificates, under certain circumstances the Investor Interest may be further adjusted by the amount of principal allocated to certificateholders, the funds on deposit in any specified account, and any other amount specified in the accompanying prospectus supplement.

     Each series of certificates may consist of one or more classes, one or more of which may be senior certificates and one or more of which may be subordinated certificates. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Investor Interest with respect to a series with more than one class will be allocated among the classes as described in the accompanying prospectus supplement. The certificates of a class may differ from certificates of other classes of the same series in, among other things, the amounts allocated to principal payments, maturity date, certificate rate and the availability of enhancement.

     For each series of certificates, payments or deposits of interest and principal will be made on distribution dates to certificateholders in whose names the certificates were registered on the record dates or as otherwise specified in the accompanying prospectus supplement. Interest will be distributed to certificateholders in the amounts, for the periods and on the dates specified in the accompanying prospectus supplement.

     For each series, the transferor initially will own the "TRANSFEROR INTEREST" which represents the undivided interest in the trust not represented by the certificates issued and outstanding under the trust or the rights, if any, of any credit enhancement providers to receive payments from the trust. The holder of the Transferor Certificate, subject to certain limitations, will have the right to a percentage, called the "TRANSFEROR PERCENTAGE," of all cardholder payments from the receivables in the trust. The Transferor Interest may be transferred in whole or in part subject to certain limitations and conditions set forth in the agreement. See "-- Certain Matters Regarding the Transferor and the Servicer" in this prospectus.

     With respect to each series of certificates, during the revolving period, the amount of the Investor Interest in the trust will remain constant except under certain limited circumstances. See "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. The Transferor Interest is the aggregate amount of principal receivables in the trust not allocated to each series. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in the trust. When a series is amortizing, the Investor Interest or adjusted Investor Interest, as applicable, of such series will decline as customer payments of principal receivables are collected and distributed to or accumulated for distribution to the certificateholders. As a result, the Transferor Interest will generally increase to reflect reductions in the Investor Interest for such series and will also change to reflect the variations in the amount of principal receivables in the trust. The Transferor Interest may also be reduced as the result of the issuance of a new series. See "-- New Issuances" in this prospectus.

     Unless otherwise specified in the accompanying prospectus supplement, certificates of each series initially will be represented by certificates registered in the name of the nominee of DTC, called, together with any successor depository selected by the transferor, the "DEPOSITORY," except as set forth below. Unless otherwise specified in the accompanying prospectus supplement, with respect to each series of certificates, beneficial interests in the certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The transferor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede is expected to be the holder of record of each series of certificates. No owner of beneficial interests in the certificates, called a "CERTIFICATE OWNER," acquiring an interest in the certificates will be entitled to receive a certificate representing such person's interest in the certificates, except in certain limited circumstances. Unless and until certificates in fully registered, certificated form are issued for any series under the limited circumstances described in this prospectus:

     - all references in this prospectus or any related prospectus supplement to actions by certificateholders shall refer to actions taken by DTC upon instructions from its participants; and

     - the trustee will not consider a certificate owner to be a certificateholder (as that term is used in the agreement) and all references in this prospectus or any related prospectus supplement to distributions, notices, reports and statements to certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, as the case may be, for distribution to certificate owners in accordance with DTC procedures.

     Therefore, until such time, a certificate owner will only be able to exercise its rights as certificateholders indirectly through DTC, Clearstream Banking, societe anonyme or the Euroclear System and their participating organizations. See "-- Book-Entry Registration" and "-- Definitive Certificates" in this prospectus.

     If so specified in the prospectus supplement relating to a series, application will be made to list the certificates of such series, or all or a portion of any class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the accompanying prospectus supplement, certificateholders may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global certificates. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, collectively called the "DEPOSITARIES," which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream customer or Euroclear participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, certificates may do so only through participants and indirect participants. In addition, certificate owners will receive all distributions of principal of and interest on the certificates from the trustee through the participants who in turn will receive them from DTC. Under a book-entry format, certificate owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede, as nominee for DTC. DTC will forward such payments to its participants which thereafter will forward them to indirect participants or certificate owners. It is anticipated that the only certificateholder will be Cede, as nominee of DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the certificates and is required to receive and transmit distributions of principal and interest on the certificates. Participants and indirect participants with which certificate owners have accounts with respect to the certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates, certificate owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a certificate owner to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such certificates, may be limited due to the lack of a physical certificate for such certificates.

     DTC has advised the transferor that it will take any action permitted to be taken by a certificateholder under the agreement only at the direction of one or more participants to whose account with DTC the certificates are credited. Additionally, DTC has advised the transferor that it will take such actions with respect to specified percentages of the Investor Interest only at the direction of and on behalf of participants whose holdings include interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other interests to the extent that such actions are taken on behalf of participants whose holdings include such interests.

     Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of certificates. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These rules and laws govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the agreement on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, Clearstream or Euroclear should discontinue its services, the transferor would seek an alternative depository (if available) or cause the issuance of definitive certificates to certificate owners or their nominees in the manner described under "-- Definitive Certificates" in this prospectus.

DEFINITIVE CERTIFICATES

     We refer to certificates issued in fully registered, certificated form as "DEFINITIVE CERTIFICATES." The certificates of each series will be issued as definitive certificates to certificate owners or their nominees rather than to DTC or its nominee, only if:

          (a) the transferor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such series, and the trustee or the transferor is unable to locate a qualified successor;

          (b) the transferor, at its option, advises the trustee in writing that it elects to terminate the book-entry system through DTC; or

          (c) after the occurrence of a Servicer Default, certificate owners of a series representing not less than 50% (or such other percentage specified in the accompanying prospectus supplement) of the Investor Interest of such series advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the certificate owners.

     Upon the occurrence of any of these events, the trustee is required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificate representing the certificates and instructions for re-registration, the trustee will issue the certificates as definitive certificates, and thereafter the trustee will recognize the holders of such definitive certificates as holders of certificates under the agreement.

     Distribution of principal and interest on the certificates will be made by the trustee directly to holders of definitive certificates in accordance with the procedures set forth in this prospectus and in the agreement. Interest payments and any principal payments on each distribution date will be made to holders in whose names the definitive certificates were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the trustee, except that distributions made with respect to certificates registered in the name of the nominee of a clearing agency will be made in immediately available funds. The final payment on any certificate (whether definitive certificates or the certificates registered in the name of Cede representing the certificates), however, will be made only upon presentation and surrender of such certificate at the office or agency specified in the notice of final distribution to certificateholders. The trustee will provide such notice to registered certificateholders not later than the fifth day of the month of such final distributions.

     Definitive certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which shall initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The transfer agent and registrar shall not be required to register the transfer or exchange of definitive certificates for a period of fifteen days preceding the due date for any payment with respect to such definitive certificates.

THE TRANSFEROR CERTIFICATE; ADDITIONAL TRANSFERORS

     The transferor may instruct the trustee to issue one or more supplemental certificates which, together with the Transferor Certificate, will represent the Transferor Interest. Each supplemental certificate will be issued to a person designated by the transferor upon the execution and delivery of a supplement to the agreement, so long as:

          (a) the transferor shall have given written notice to each rating agency of the issuance of such supplemental certificate;

          (b) the Transferor Interest (excluding the interest represented by any supplemental certificate) shall not be less than 2% of the total amount of principal receivables as of the date of, and after giving effect to, such issuance; and

          (c) if any series of certificates are outstanding that were characterized as debt at the time of their issuance, the transferor shall have delivered to the trustee and each rating agency an opinion of counsel, dated the date of such transfer, to the effect that such transfer does not adversely affect the conclusions reached in any of the Tax Opinions delivered in connection with the issuance of any applicable series of certificates.

     Any transfer of a supplemental certificate is subject to the condition set forth in clause (b) above.

     Bank of America may designate affiliates of Bank of America to be included as a transferor under the agreement (by means of an amendment to the agreement that will not require the consent of any certificateholder; see "-- Amendments" in this prospectus) and, in connection with such designation, the transferor shall surrender the Transferor Certificate to the trustee in exchange for a newly issued Transferor Certificate modified to reflect such additional transferor's interest in the Transferor Interest, so long as:

          (a) the conditions set forth in the preceding paragraph with respect to the issuance of a supplemental certificate shall have been satisfied with respect to such designation and exchange; and

          (b) any applicable condition described in "-- Addition of Trust Assets" in this prospectus shall have been satisfied with respect to the transfer of receivables or participations by any additional transferor to the trust.

     Following the inclusion of an additional transferor, the additional transferor will be treated in the same manner as a transferor and each additional transferor generally will have the same obligations and rights as a transferor described in this prospectus.

     The Transferor Certificate (or any interest therein) may be transferred to a person which is a member of the "affiliated group" of which Bank of America Corporation is the "common parent" (as such terms are defined in Section 1504(a) of the Internal Revenue Code); except, that (i) if any series of certificates are outstanding that were characterized as debt at the time of their issuance, the transferors shall have delivered to the trustee and each rating agency a Tax Opinion, dated the date of such transfer, with respect thereto, and (ii) any such transferee shall be deemed to be a "transferor" for certain purposes including for purposes of the discussion under "-- Pay Out Events" in this prospectus. See "-- Certain Matters Regarding the Transferor and the Servicer" in this prospectus.

INTEREST PAYMENTS

     Interest will accrue on the certificates from the relevant closing date on the applicable Investor Interest at the applicable certificate rate, which may be a fixed, floating or other type of rate as specified in the accompanying prospectus supplement. Interest will be distributed to certificateholders on the distribution dates. Interest payments on any distribution date will be funded from collections of finance charge receivables allocated to the Investor Interest during the preceding monthly period or periods and may be funded from certain investment earnings on funds held in accounts of the trust and, from any applicable credit enhancement, if necessary, or certain other amounts as specified in the accompanying prospectus supplement.

     If the distribution dates for payment of interest for a series or class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to a class) may be deposited in one or more interest funding accounts pending distribution to the certificateholders of such series or class, as described in the accompanying prospectus supplement. If a series has more than one class, each such class may have a separate interest funding account.

     The prospectus supplement relating to each series of certificates will describe:

     - the amounts and sources of interest payments to be made;

     - the certificate rate; and

     - for a series or class thereof bearing interest at a floating certificate rate:

      -- the date and manner for determining the initial certificate rate;

      -- the dates and the manner for determining subsequent certificates rates;
         and

      -- the formula, index or method by which such certificate rates are determined.

PRINCIPAL PAYMENTS

     Except in the circumstances specified in the accompanying prospectus supplement, during the revolving period for each series of certificates, no principal payments will be made to the certificateholders of such series.

     During the controlled amortization period or principal amortization period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the accompanying prospectus supplement, and during the rapid amortization period, which will begin upon the occurrence of a Pay Out Event or, if so specified in the accompanying prospectus supplement, the rapid accumulation period, principal will be paid to the certificateholders in the amounts and on the distribution dates specified in the accompanying prospectus supplement.

     During an accumulation period, principal will be accumulated in a principal funding account established for the benefit of such certificateholders for later distribution to certificateholders on the scheduled payment date in the amounts specified in the accompanying prospectus supplement.

     Principal payments for any series or class will be funded from collections of principal receivables received during the related monthly period or periods as specified in the accompanying prospectus supplement and allocated to such series or class and from certain other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class, the certificateholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to certificateholders of each class.

     Funds on deposit in any principal funding account applicable to a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the accompanying prospectus supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a series or class of certificates at the end of an accumulation period, such series or class may be subject to a principal guaranty or other similar arrangement specified in the accompanying prospectus supplement.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     With respect to the trust, the transferor assigned, at the time of formation of the trust, all of its right, title and interest in and to the receivables in the related accounts and all receivables thereafter created in such accounts.

     In connection with each transfer of receivables to the trust, the transferor will indicate in its computer files that the related receivables have been conveyed to the trust. In addition, the transferor will provide to the trustee computer files or microfiche lists, containing a true and complete list showing each related account, identified by account number and by total outstanding balance on the date such accounts were designated for inclusion in the trust. The transferor will not deliver to the trustee any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated above, the records and agreements relating to the accounts and the receivables in the trust maintained by the transferor or the servicer are not and will not be segregated by the transferor or the servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the receivables to the trust, but the computer records of the transferor are and will be required to be marked to evidence such transfer. The transferor will file, with respect to the trust, Uniform Commercial Code financing statements with respect to the receivables in the trust meeting the requirements of applicable state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables -- Transfer of Receivables" in this prospectus.

NEW ISSUANCE

     The agreement provides for the trustee to issue three types of certificates: (i) one or more series of certificates which are transferable and have the characteristics described below, (ii) the Transferor Certificate and
(iii) one or more supplemental certificates. The agreement provides that, pursuant to any one or more series supplements, the holder of the Transferor Certificate may define all principal terms of such series. Each series issued may have different terms and enhancements than any other series. None of the transferor, the servicer, the trustee or the trust is required or intends to obtain the consent of any certificateholder of any other series previously issued by the trust prior to the issuance of a new series. However, as a condition of a new issuance, the holder of the Transferor Certificate will deliver to the trustee written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series. The transferor may offer any series under a prospectus or other disclosure document in offerings pursuant to this prospectus or in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

     Under the agreement, the holder of the Transferor Certificate may cause a new issuance by notifying the trustee at least three days in advance of the date upon which the new issuance is to occur. The notice will state the designation of any series to be issued and:

          (a) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Transferor Certificate;

          (b) its certificate rate (or method of calculating such rate); and

          (c) the provider of any credit enhancement.

     The trustee will authenticate a new series only if it receives the following, among others:

          (a) a series supplement specifying the principal terms of such series;

          (b) an opinion of counsel to the effect that, for federal income tax purposes:

             (i) such issuance will not adversely affect the tax characterization as debt of certificates of any outstanding series or class that were characterized as debt for federal income tax purposes at the time of their issuance;

             (ii) following such issuance the trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

             (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any certificateholder of any series or class that were debt for federal income tax purposes at the time of their issuance (an opinion of counsel with respect to any matter to the effect referred to in this clause (b) with respect to any action is referred to in this prospectus as a "TAX OPINION");

          (c) if required by the related series supplement, the form of credit enhancement;

          (d) if credit enhancement is required by the series supplement, an appropriate credit enhancement agreement executed by the transferor and the issuer of the credit enhancement;

          (e) written confirmation from each rating agency that the new issuance will not result in such rating agency's reducing or withdrawing its rating on any then outstanding series rated by it; and

          (f) an officer's certificate of the transferor to the effect that after giving effect to the new issuance the transferor would not be required to add additional accounts pursuant to the agreement and the Transferor Interest would be at least equal to a specified minimum level, called the "MINIMUM TRANSFEROR INTEREST."

REPRESENTATIONS AND WARRANTIES

     The transferor has made in the agreement certain representations and warranties to the trust to the effect that, among other things:

          (a) as of the closing date, the transferor was duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the agreement; and

          (b) as of the cut-off date (or as of the date of the designation of additional accounts), each account was an Eligible Account.

          If,

          (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for 60 days after notice to the transferor by the trustee or to the transferor and the trustee by the certificateholders holding not less than 50% of the Investor Interest of the related series; and

          (ii) as a result the interests of the certificateholders are materially and adversely affected, and continue to be materially and adversely affected during such period;

then the trustee or certificateholders holding not less than 50% of the Investor Interest may give notice to the transferor (and to the trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the rapid amortization period or, if so specified in the accompanying prospectus supplement, the rapid accumulation period.

     The transferor has also made representations and warranties to the trust relating to the receivables in the trust to the effect that, among other things:

          (a) as of the closing date of the initial series of certificates issued by the trust, each of the receivables then existing in the trust is an Eligible Receivable; and

          (b) as of the date of creation of any new receivable, such receivable is an Eligible Receivable and the representation and warranty that the transfer was a sale or the grant of a perfected security interest, as described below, is true and correct with respect to such receivable.

     In the event:

          (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the trustee (but in no event later that 120 days), of the earlier to occur of the discovery of such breach by the transferor or servicer or receipt by the transferor of written notice of such breach given by the trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice; and

          (ii) that as a result of such breach, the receivables in the related accounts of the trust are charged-off as uncollectible, the trust's rights in, to or under the receivables or its proceeds are impaired or the proceeds of such receivables are not available for any reason to the trust free and clear of any lien (except for certain tax, governmental and other nonconsensual liens);

then the transferor shall accept reassignment of each principal receivable as an ineligible receivable to which such breach relates on the terms and conditions set forth below. However, no such reassignment shall be required to be made with respect to such ineligible receivable (except with respect to breaches relating to prior liens) if, on any day within the applicable period (or such longer period as may be agreed to by the trustee), the representations and warranties with respect to such ineligible receivable shall then be true and correct in all material respects.

     The transferor will accept reassignment of each ineligible receivable by directing the servicer to deduct the amount of each such ineligible receivable from the aggregate amount of principal receivables used to calculate the Transferor Interest. In the event that the exclusion of an ineligible receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be a negative number, on the date of reassignment of such ineligible receivable the transferor shall make a deposit in the collection account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the ineligible receivable. The obligation of the transferor to accept reassignment of any ineligible receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such receivable available to the certificateholders or the trustee on behalf of certificateholders. Certificateholders will not incur any costs, direct or indirect, relating to any such reassignment to the transferor.

     The transferor has also represented and warranted to the trust to the effect that, among other things, as of the closing date of the initial series of certificates issued by the trust:

     (a) the agreement constitutes a legal, valid and binding obligation of the transferor; and

     (b) the transfer of receivables by it to the trust under the agreement constitutes either:

        - a valid transfer and assignment to the trust of all right, title and interest of the transferor in and to the receivables in the trust (except for certain tax, governmental and other nonconsensual liens), whether then existing or thereafter created and the proceeds thereof (including certain amounts in any of the accounts established for the benefit of certificateholders); or

        - the grant of a first priority perfected security interest in such receivables (except for certain tax, governmental and other nonconsensual liens) and the proceeds thereof (including certain amounts in any of the accounts established for the benefit of certificateholders), which is effective as to each such receivable upon the creation thereof.

     In the event of a breach of any of the representations and warranties described in this paragraph, either the trustee or the holders of certificates evidencing interests in the trust aggregating more than 50% of the aggregate Investor Interest of all series outstanding under the trust may direct the transferor to accept reassignment of the trust portfolio within 60 days of such notice, or within such longer period specified in such notice. The transferor will be obligated to accept reassignment of such receivables in the trust on a distribution date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment will, unless otherwise specified in the accompanying prospectus supplement, be equal to:

     - the Investor Interest and Enhancement Invested Amount or the Collateral Interest, if any, for each series outstanding under the trust on the last day of the monthly period preceding the distribution date on which the reassignment is scheduled to be made; minus

     - the amount, if any, previously allocated for payment of principal to such certificateholders or such holders of the Enhancement Invested Amount or the Collateral Interest, if any, on such distribution date; plus

     - an amount equal to all accrued and unpaid interest less the amount, if any, previously allocated for payment of such interest on such distribution date.

     The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the distribution account will be considered a payment in full of the Investor Interest and the Enhancement Invested Amount or the Collateral Interest, if any, for each such series required to be repurchased and will be distributed upon presentation and surrender of the certificates for each such series. If the trustee or certificateholders give a notice as provided above, the obligation of the transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the trustee or such certificateholders. Certificateholders will not incur any costs, direct or indirect, related to the reassignment of the trust portfolio to the transferor.

     An "ELIGIBLE ACCOUNT" means, as of the cut-off date (or, with respect to additional accounts, as of their date of designation for inclusion in the trust), each account owned by the applicable transferor:

          (a) which was in existence and maintained with such transferor;

          (b) which is payable in United States dollars;

          (c) the customer of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions;

          (d) which has not been classified by such transferor as cancelled, counterfeit, bankrupt, fraudulent, stolen or lost; and

          (e) which has not been charged-off by such transferor in its customary and usual manner for charging-off such account as of the cut-off date and, with respect to additional accounts, as of the date of their designation for inclusion in the trust.

     The definition of Eligible Account may be changed by amendment to the agreement without the consent of the certificateholders if:

          (i) each of the related transferors delivers to the trustee a certificate of an authorized officer to the effect that, in the reasonable belief of such transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such certificateholders; and

          (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the trust by any rating agency.

     An "ELIGIBLE RECEIVABLE" means each receivable:

          (a) which has arisen under an Eligible Account;

          (b) which was created in compliance, in all material respects, with all requirements of law applicable to the transferor that transferred such receivable to the trust, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to such transferor;

          (c) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by such transferor in connection with the creation of such receivable or the execution, delivery and performance by such transferor of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such receivable;

          (d) as to which, at the time of its creation, such transferor or the trust had good and marketable title free and clear of all liens and security interests arising under or through such transferor (other than certain tax liens for taxes not then due or which such transferor is contesting);

          (e) which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy-related exceptions); and

          (f) which constitutes an "account" or a "general intangible" under
     Article 9 of the applicable Uniform Commercial Code.

     It is not required or anticipated that the trustee will make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with the transferor's representations and warranties or for any other purpose. The servicer, however, will, with respect to the trust, deliver to the trustee on or before March 31 of each year (or such other date specified in the accompanying prospectus supplement) an opinion of counsel with respect to the validity of the security interest of the trust in and to the receivables and certain other components of the trust.

ADDITION OF TRUST ASSETS

     As described above under "The Receivables," the transferor will have the right to designate for the trust, from time to time, additional accounts to be included as accounts with respect to the trust. In addition, the transferor will be required to include designated additional accounts under the circumstances and in the amounts specified in the accompanying prospectus supplement. The transferor will convey to the trust its interest in all receivables of such designated additional accounts, whether such receivables are then existing or thereafter created. This feature permits the transferor to increase the amount of principal receivables in the trust over the amount that would otherwise be included, thereby permitting the issuance of additional series or avoiding the occurrence of certain Pay Out Events with respect to existing series. Certificateholders will not incur any costs, direct or indirect, as a result of the exercise of this feature.

     The transferor may from time to time, at its sole discretion, designate that all Eligible Accounts arising in the bank portfolio during a specified period be automatically included as accounts, subject to the limitations specified in this paragraph. Unless each rating agency otherwise consents, no automatic additional accounts may be designated for addition to the trust if the number of automatic additional accounts plus the number of designated additional accounts, without prior rating agency approval, shall (i) with respect to any three consecutive monthly periods, exceed 15% of the number of accounts at the end of the ninth monthly period preceding the commencement of such three monthly periods (or, the cut-off date, whichever is later) or (ii) with respect to any twelve monthly periods, exceed 20% of the number of accounts as of the first day of such twelve monthly periods (or, the related cut-off date, whichever is later) (the "AGGREGATE ADDITION LIMIT"). If the transferor or any additional transferor includes automatic additional accounts in the trust, in each calendar quarter on or before March 31, June 30, September 30 and December 31 of each calendar year beginning after the initial inclusion of automatic additional accounts, or more frequently if required by any rating agency, the transferor shall deliver to the trustee and each rating agency an opinion of counsel with respect to the automatic additional accounts included as accounts during the preceding three-month period confirming the validity and perfection of each transfer of such automatic additional accounts. If such opinion of counsel with respect to any automatic additional accounts is not so received, the ability of the transferor and any additional transferor to designate automatic additional accounts will be suspended until such time as each rating agency otherwise consents in writing. The transferors may only include as automatic additional accounts revolving credit card accounts either (i) originated by the transferor, any additional transferor or any affiliate of the transferor or any additional transferor and (ii) of a type previously included as accounts. Additions of participations must also comply with such conditions.

     The applicable transferor will represent that each of its additional accounts is an Eligible Account at the time of its designation. However, additional accounts may not be of the same credit quality as the initial accounts. Additional accounts may have been originated by the transferor using credit criteria different from those which were applied by the transferor to the initial accounts or may have been acquired by the transferor from an institution which may have had different credit criteria.

     In addition to or in lieu of additional accounts, the transferor is permitted to add to the trust participations representing interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts owned by the transferor and collections thereon. Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement entered into by the transferor which entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such participation agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the participation agreement and may be different from those specified in this prospectus. The rights and remedies of the trust as the holder of a participation (and therefore the certificateholders) will be subject to all the terms and provisions of the related participation agreement. To the extent that such participations encompass previously issued credit card or other asset backed securities, such securities (i) either will have been previously registered under the Securities Act of 1933, as amended, or will have been held for the "holding period" prescribed by Rule 144(k) under the Securities Act of 1933, as amended, and (ii) will have been acquired in a bona fide secondary market transaction, rather than from the issuer thereof or one of such issuer's affiliates, or such securities will have otherwise been acquired in compliance with the Securities Act of 1933, as amended. The agreement may be amended to permit the addition of a participation in the trust without the consent of the related certificateholders if:

          (a) the transferor delivers to the trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interests of such certificateholders; and

          (b) such amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the trust by any rating agency.

     A conveyance by any transferor to the trust of receivables in additional accounts or participations is subject to the following conditions, among others (except that the following conditions (other than the delivery of a written assignment as described in clause (b), the making of representations and warranties in clause (c) and receiving applicable notice from the rating agencies as set forth in clause (e)) shall not apply to the transfer to the trust of receivables in automatic additional accounts):

          (a) the transferor shall give the trustee, each rating agency and the servicer written notice that such additional accounts or participations will be included, which notice shall specify the approximate aggregate amount of the receivables or interests therein to be transferred;

          (b) the transferor shall have delivered to the trustee a written assignment (including an acceptance by the trustee on behalf of the trust for the benefit of the certificateholders) as provided in the assignment agreement relating to such additional accounts or participations and, the transferor shall have delivered to the trustee a computer file or microfiche list on the date of such assignment, containing a true and complete list of such additional accounts (other than automatic additional accounts) or participations transferred to the trust;

          (c) the transferor shall represent and warrant that:

             (i) each additional account is, as of its date of designation for inclusion in the trust, an Eligible Account, and each receivable in such additional account is, as of the addition date, an Eligible Receivable;

             (ii) no selection procedures believed by the transferor to be materially adverse to the interests of the related certificateholders were utilized in selecting the additional accounts from the available Eligible Accounts from the bank portfolio; and

             (iii) as of each date such additional accounts are designated for inclusion in the trust and the date the existing receivables are first included in the trust, the transferor or the additional transferor, as the case may be, is not insolvent;

          (d) the transferor shall deliver certain opinions of counsel with respect to the transfer of the receivables in the additional accounts or the participations to the trust; and

          (e) in certain circumstances, each rating agency then rating any series of certificates outstanding under the trust shall have previously, or, in certain limited circumstances, within a three-month period, given notice to the participating transferors that the addition of such additional accounts or participations will not result in the reduction or withdrawal of its then existing rating of any series of certificates under the trust.

     In addition to the periodic reports otherwise required to be filed by the servicer with the SEC pursuant to the Securities Exchange Act of 1934, as amended, the servicer intends to file, on behalf of the trust, a report on Form 8-K with respect to any addition to the trust of receivables in additional accounts or participations that would have a material effect on the composition of the assets of the trust.

REMOVAL OF ACCOUNTS

     The transferor may, but shall not be obligated to, designate from time to time (which may be restricted to certain periods if so specified in the accompanying prospectus supplement) certain accounts to be removed accounts, all receivables in which shall be subject to deletion and removal from the trust. This feature is intended to permit the transferor to obtain unencumbered ownership of receivables not needed to support any series of certificates. Certificateholders will not incur any cost, direct or indirect, as a result of the exercise of this feature. The transferor will be permitted to designate and require reassignment to it of the receivables from removed accounts only upon satisfaction of the following conditions:

          (a) the removal of any receivables of any removed accounts shall not, in the reasonable belief of the transferor, (i) cause a Pay Out Event to occur, (ii) cause the Transferor Interest to be less than the Minimum Transferor Interest or (iii) cause the aggregate amount of principal receivables to be less than the Minimum Aggregate Principal Receivables;

          (b) the transferor shall have delivered to the trustee for execution a written assignment and a computer file or microfiche list containing a true and complete list of all removed accounts identified by account number and the aggregate amount of the receivables in such removed accounts;

          (c) the transferor shall represent and warrant that no selection procedures believed by the transferor to be materially adverse to the interests of the holders of any series of certificates outstanding under the trust were utilized in selecting the removed accounts to be removed from the trust;

          (d) each rating agency then rating each series of certificates outstanding under the trust shall have received notice of such proposed removal of accounts and the transferor shall have received notice from each such rating agency that such proposed removal will not result in a downgrade or withdrawal of its then-current rating for any such series;

          (e) the principal receivables of the removed accounts shall not equal or exceed 5% (or such other percentage specified in the accompanying prospectus supplement) of the aggregate amount of the principal receivables in the trust at such time; except, that if any series has been paid in full, the principal receivables in such removed accounts shall not equal or exceed the sum of:

             (i) the initial investor interest of the series that has been paid in full; plus

             (ii) 5% of the aggregate amount of the receivables in the trust at such time;

          (f) such other conditions as are specified in the accompanying prospectus supplement; and

          (g) the transferor shall have delivered to the trustee an officer's certificate confirming the items set forth in clauses (a) through (f) above.

     The transferor will be permitted to designate as a removed account without the consent of the trustee, certificateholders or rating agencies, and without having to satisfy the conditions described above, any account that has a zero balance and which the transferor will remove from its computer file.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer will be responsible for servicing and administering the receivables in accordance with the servicer's policies and procedures for servicing credit card receivables comparable to the receivables. The servicer will be required to maintain, or cause to be maintained, fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the servicer believes to be commercially reasonable from time to time.

DISCOUNT OPTION

     The transferor may at any time designate a specified fixed or variable percentage, called the "DISCOUNT PERCENTAGE," of the amount of receivables arising in certain additional accounts on and after the date such option is exercised that otherwise would have been treated as principal receivables to be treated as finance charge receivables. Such designation will become effective upon satisfaction of the requirements set forth in the agreement, including written confirmation by each rating agency of its then-current rating on each outstanding series. On the date of processing of any collections, the product of the discount percentage and collections of receivables that arise in the accounts on such day on or after the date such option is exercised that otherwise would be principal receivables will be deemed collections of finance charge receivables and will be applied accordingly, unless otherwise provided in the accompanying prospectus supplement. Such feature is intended to permit the transferor to increase the Portfolio Yield and thereby decrease the risk of the occurrence of a Pay Out Event. The term "PORTFOLIO YIELD" will have the meaning set forth in the accompanying prospectus supplement.

TRUST ACCOUNTS

     The trustee will establish and maintain in the name of the trust two segregated trust accounts (which need not be deposit accounts), a "FINANCE CHARGE ACCOUNT" and a "PRINCIPAL ACCOUNT," for the benefit of the certificateholders of all related series. The trustee may establish series accounts in series supplements, including an interest funding account, a principal funding account, a pre-funding account or such other account specified in the related series supplement, each of which series accounts shall be held for the benefit of the certificateholders of the related series and for the purposes set forth in the accompanying prospectus supplement. The trustee will also establish a "DISTRIBUTION ACCOUNT" which will be a non-interest bearing segregated demand deposit account established with a Qualified Institution other than the transferor.

     The servicer will establish and maintain, in the name of the trustee, on behalf of the trust, for the benefit of certificateholders of all series, an account established for the purpose of holding collections of receivables, called a "COLLECTION ACCOUNT," which will be a non-interest bearing segregated account established and maintained with the servicer or with a "QUALIFIED INSTITUTION," defined as:

     - a depository institution, which may include the trustee;

     - organized under the laws of the United States or any one of the states thereof (including the District of Columbia);

     - the deposits in which are insured by the FDIC; and

     - which at all times has a short-term unsecured debt rating of P-1 by Moody's Investors Service, Inc. and A-1+ by Standard & Poor's Ratings Services and or, if such institution shall have corporate trust powers and shall maintain the trust account as a fully segregated trust account with the trust department, it need not meet the foregoing rating requirements and need only have a long-term unsecured debt obligation rating of Baa3 by Moody's.

A Qualified Institution may also be a depository institution which is acceptable to each rating agency.

     Funds in the principal account and the finance charge account for the trust will be invested, at the direction of the servicer, in "PERMITTED INVESTMENTS," defined as:

             (i) obligations of or fully guaranteed by the United States of America;

             (ii) demand deposits, time deposits or certificates of deposit of depositary institutions or trust companies, the certificates of deposit or short-term deposits of which have the highest rating from Fitch (if rated by Fitch), Moody's and Standard & Poor's;

             (iii) commercial paper, bank notes or any other debt obligation having, at the time of the trust's investment, a rating in the highest rating category from Fitch (if rated by Fitch), Moody's and Standard & Poor's;

             (iv) bankers' acceptances issued by any depositary institution or trust company described in clause (ii) above and certain repurchase agreements;

             (v) money market funds which have the highest rating from, or have otherwise been approved in writing by, each of Moody's and Standard & Poor's; and

             (vi) any other investment if each rating agency confirms in writing that such investment will not adversely affect its then-current rating or ratings of the certificates then outstanding so long as such investment will not cause the trust to be treated as an investment company within the meaning of the Investment Company Act of 1940, as amended.

     Any earnings (net of losses and investment expenses) on funds in the finance charge account or the principal account will be paid to the transferor or used for another purpose if specified in the accompanying prospectus supplement. Funds in any other series account established by a series supplement may be invested in Permitted Investments or otherwise as provided in the accompanying prospectus supplement. The servicer will have the revocable power to withdraw funds from the collection account and to instruct the trustee to make withdrawals and payments from the finance charge account and the principal account for the purpose of carrying out the servicer's duties. The trustee will initially be the paying agent and will have the revocable power to withdraw funds from the distribution account for the purpose of making distributions to the certificateholders.

FUNDING PERIOD

     For any series of certificates, the accompanying prospectus supplement may specify that for a "FUNDING PERIOD" beginning on the closing date and ending on a specified date before the commencement of an amortization period or accumulation period with respect to such series, the aggregate amount of principal receivables in the trust allocable to such series may be less than the aggregate principal amount of the certificates of such series. The amount of such deficiency, called the "PRE-FUNDING AMOUNT," will be held in a trust account established with the trustee for the benefit of certificateholders of such series, called the "PRE-FUNDING ACCOUNT," pending the transfer of additional receivables to the trust or pending the reduction of the Investor Interests or the Adjusted Investor Interests of other series issued by the trust. The accompanying prospectus supplement will specify the initial Investor Interest with respect to such series, the aggregate principal amount of the certificates of such series and the date by which the Investor Interest is expected to equal such aggregate principal amount. The Investor Interest will increase as receivables are delivered to the trust or as the Investor Interests or the Adjusted Investor Interests of other series of the trust are reduced. The Investor Interest may also decrease due to Investor Charge-Offs or the occurrence of a Pay Out Event with respect to such series as provided in the accompanying prospectus supplement. See "-- Addition of Trust Assets" in this prospectus. This feature is intended to permit the transferor to issue a new series of certificates at an opportune time, if the Investor Interests or Adjusted Investor Interests of existing series are expected to be reduced or additional receivables are expected to be included in the trust at a subsequent time. Certificateholders will not incur any costs, direct or indirect, as a result of the exercise of this feature. If the Investor Interest does not equal the targeted aggregate principal amount by the end of the funding period, certificateholders of the affected series will receive principal repayments prior to the expected date of receipt. Any designation of additional accounts (or participations) during the funding period will be subject to the same conditions and protections applicable at any other time.

     During the funding period, funds on deposit in the pre-funding account for a series of certificates will be withdrawn and paid to the transferor to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the targeted aggregate principal amount by the end of the funding period, any amount remaining in the pre-funding account and any additional amounts specified in the accompanying prospectus supplement will be payable to the certificateholders of such series in the manner and at such time as set forth in the accompanying prospectus supplement. Such payment will reduce the aggregate principal amount of such certificates. In addition, if so specified in the accompanying prospectus supplement, a prepayment premium or penalty or similar amount may be payable to the certificateholders of such series.

     Monies in the pre-funding account will be invested by the trustee in Permitted Investments and, if so specified in the accompanying prospectus supplement, will be subject to a guaranteed rate or investment agreement or other similar arrangement. In connection with each distribution date during the funding period, investment earnings on funds in the pre-funding account during the related monthly period will be withdrawn from the pre-funding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the finance charge account for distribution in respect of interest on the certificates of the related series in the manner specified in the accompanying prospectus supplement.

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

     The servicer will allocate between the Investor Interest of each series issued and outstanding by the trust (and among each class of each outstanding series) and the Transferor Interest, and, in certain circumstances, the interest of certain credit enhancement providers, all amounts collected on finance charge receivables, all amounts collected on principal receivables and all receivables in accounts which were charged off as uncollectible by the servicer, called "DEFAULTED ACCOUNTS," based on a varying percentage called the "INVESTOR PERCENTAGE." The servicer will make each allocation by reference to the applicable Investor Percentage of each series and the Transferor Percentage, and, in certain circumstances, the percentage interest of certain credit enhancement providers, called the "CREDIT ENHANCEMENT PERCENTAGE," with respect to such series. The prospectus supplement relating to a series will specify the Investor Percentage and, if applicable, the Credit Enhancement Percentage (or the method of calculating such percentage) with respect to the allocations of collections of principal receivables, finance charge receivables and receivables in defaulted accounts during the revolving period, any amortization period and any accumulation period, as applicable. In addition, for each series of certificates having more than one class, the accompanying prospectus supplement will specify the method of allocation between each class.

     The Transferor Percentage will, in all cases, be equal to 100% minus the aggregate Investor Percentages and, if applicable, the Credit Enhancement Percentages, for all series then outstanding.

APPLICATION OF COLLECTIONS

     Except as otherwise provided below, the servicer will deposit into the collection account for the trust, no later than the second business day (or such other day specified in the accompanying prospectus supplement) following the date of processing, any payment collected by the servicer on the receivables in the trust. On the same day as any such deposit is made, the servicer will make the deposits and payments to the accounts and parties as indicated below. While Bank of America is the servicer, the servicer may make such deposits and payments on a monthly or other periodic basis on the business day immediately prior to each distribution date or other business day specified in the accompanying prospectus supplement, called a "TRANSFER DATE," in an amount equal to the net amount of such deposits and payments which would have been made on a daily basis if:

        (a) (i) the servicer provides to the trustee a letter of covering risk collection of the servicer; and

             (ii) the transferor shall have received a notice from each rating agency that such letter of credit would not result in the lowering of such rating agency's then-existing rating of the related series or any series of certificates previously-issued and then-outstanding; or

          (b) the servicer has and maintains a certificate of deposit or short-term deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by the FDIC.

     Whether the servicer is required to make monthly or daily deposits from the collection account into the finance charge account or the principal account, with respect to any monthly period:

          (a) the servicer will only be required to deposit collections from the collection account into the finance charge account, the principal account or any series account established by a related series supplement up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related distribution date to certificateholders or to any credit enhancement provider; and

          (b) if at any time prior to such distribution date the amount of collections deposited in the collection account exceeds the amount required to be deposited pursuant to clause (a) above, the servicer will be permitted to withdraw the excess from the collection account.

     The servicer will withdraw the following amounts, in the priority indicated, from the collection account for application as indicated unless the accompanying prospectus supplement specifies otherwise:

          (a) an amount equal to the Transferor Percentage of the aggregate amount of such deposits in respect of principal receivables and finance charge receivables, respectively, will be paid or held for payment to the holder of the Transferor Certificate, or if applicable, the holder of any supplemental certificate;

          (b) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of finance charge receivables will be deposited into the finance charge account for allocation and distribution as described in the accompanying prospectus supplement;

          (c) during the revolving period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of principal receivables will be paid or held for payment to the holder of the Transferor Certificate, except that if after giving effect to the inclusion in the trust of all receivables on or prior to such date of processing and the application of payments referred to in paragraph (a) above the Transferor Interest is reduced to zero, the excess will be deposited in the principal account or other specified account and will be used as described in the accompanying prospectus supplement, including for payment to other series of certificates issued by the trust;

          (d) during the controlled amortization period, the controlled accumulation period or the rapid accumulation period, as applicable, an amount equal to the applicable Investor Percentage of such deposits in respect of principal receivables up to the amount, if any, as specified in the accompanying prospectus supplement will be deposited in the principal account or principal funding account, as applicable, for allocation and distribution to certificateholders as described in the accompanying prospectus supplement, provided that if collections of principal receivables exceed the principal payments which may be allocated or distributed to certificateholders, the amount of such excess will be paid to the holder of the Transferor Certificate until the Transferor Interest is reduced to zero, and thereafter will be deposited in the principal account or other specified account and will be used as described in the accompanying prospectus supplement, including for payment to other series of certificates issued by the trust; and

          (e) during the principal amortization period, if applicable, and the rapid amortization period, an amount equal to the applicable Investor Percentage of such deposits in respect of principal receivables will be deposited into the principal account for application and distribution as provided in the accompanying prospectus supplement.

     In the case of a series of certificates having more than one class, the amounts in the collection account will be allocated and applied to each class in the manner and order of priority described in the accompanying prospectus supplement.

     Any amounts collected in respect of principal receivables and not paid to the transferor because the Transferor Interest is zero as described above, called "UNALLOCATED PRINCIPAL COLLECTIONS" together with any adjustment payments as described above under "-- Representations and Warranties" and below under "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs," will be paid to and held in the principal account and paid to the transferor if and to the extent that the Transferor Interest is equal to or greater than zero. If an amortization period or an accumulation period has commenced, unallocated principal collections will be held for distribution to the certificateholders on the related distribution dates or accumulated for distribution on the scheduled payment date, as applicable, and distributed to the certificateholders of each class or held for and distributed to the certificateholders of other series of certificates issued by the trust in the manner and order of priority specified in the accompanying prospectus supplement.

GROUPS OF SERIES

     The transferor may create certain groups of series. These groups will consist of (a) a single shared excess principal collections group, called the "SHARED EXCESS PRINCIPAL COLLECTIONS GROUP," and (b) any number of shared excess finance charge collections groups, each called a "SHARED EXCESS FINANCE CHARGE COLLECTIONS GROUP." The certificates of a series may be designated by the transferor to be included in the Shared Excess Principal Collections Group and/or one of the Shared Excess Finance Charge Collections Groups. That designation, if any, will be made by the transferor, at its sole discretion, prior to the issuance of each series and if any series is designated by the transferor to be included in any group or groups, such designation will be provided for in the prospectus supplement relating to any series of certificates so designated.

     To the extent that a series of certificates is included in the Shared Excess Principal Collections Group, Shared Excess Principal Collections with respect to such group will be available to such series, as described below under "-- Shared Excess Principal Collections" and under "Description of the Certificates -- Shared Excess Principal Collections" in the prospectus supplement relating to such series of certificates. To the extent that a series of certificates is included in a Shared Excess Finance Charge Collections Group, Shared Excess Finance Charge Collections with respect to such group will be available to such series and group, as described below under "-- Shared Excess Finance Charge Collections" and under "Description of the Certificates -- Shared Excess Finance Charge Collections" in the prospectus supplement relating to such series of certificates.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     Any series offered hereby may be included in a Shared Excess Finance Charge Collections Group. The prospectus supplement relating to a series specifies whether such series is included in a Shared Excess Finance Charge Collections Group and identifies any previously issued series included in such Shared Excess Finance Charge Collections Group.

     If so specified in the accompanying prospectus supplement, the certificateholders of a series within a Shared Excess Finance Charge Collections Group or any class thereof may be entitled to receive all or a portion of the Shared Excess Finance Charge Collections (as defined in the prospectus supplement relating to each applicable series) with respect to all other series within such Shared Excess Finance Charge Collections Group to cover any shortfalls with respect to amounts payable from collections of finance charge receivables allocable to such series or class, except that the application of Shared Excess Finance Charge Collections among any series within any Shared Excess Finance Charge Collections Group will cease if the transferor shall deliver to the trustee a certificate of an authorized representative to the effect that, in the reasonable belief of the transferor, the continued application of Shared Excess Finance Charge Collections with respect to any applicable Shared Excess Finance Charge Collections Group would have adverse regulatory implications with respect to the transferor. Following the delivery by the transferor of any such certificate to the trustee with respect to any Shared Excess Finance Charge Collections Group, there will not be any further sharing of Shared Excess Finance Charge Collections among the series included in such Shared Excess Finance Charge Collections Group.

     If so specified in the accompanying prospectus supplement, and if shortfalls exist after the sharing described in the immediately preceding paragraph, the certificateholders of a series within a Shared Excess Finance Charge Collections Group may be entitled to receive all or a portion of the Intergroup Excess Finance Charge Collections (as defined in the prospectus supplement relating to each applicable series) with respect to all other series within other Shared Excess Finance Charge Collections Groups to cover any shortfalls with respect to amounts payable from collections of finance charge receivables allocable to such series, except that the application of Intergroup Excess Finance Charge Collections among any series within any Shared Excess Finance Charge Collections Groups will cease if the transferor shall deliver to the trustee a certificate of an authorized representative to the effect that, in the reasonable belief of the transferor, the continued application of Intergroup Excess Finance Charge Collections with respect to any applicable Shared Excess Finance Charge Collections Group would have adverse regulatory implications with respect to the transferor. Following the delivery by the transferor of any such certificate to the trustee with respect to any Shared Excess Finance Charge Collections Group, there will not be any further sharing of Intergroup Excess Finance Charge Collections among the series included in such Shared Excess Finance Charge Collections Group.

     In all cases, any Shared Excess Finance Charge Collections with respect to any Shared Excess Finance Charge Collections Group remaining after covering any shortfalls with respect to all outstanding series within such Shared Excess Finance Charge Collections Group and any shortfalls with respect to all outstanding Shared Excess Finance Charge Collections Groups will be paid, unless otherwise specified in the accompanying prospectus supplement, to the holder of the Transferor Certificate. The application of Shared Excess Finance Charge Collections first, among the series included within a Shared Excess Finance Charge Collections Group and next, with the series within other Shared Excess Finance Charge Collections Groups permits amounts with respect to such series that would otherwise be payable to the holder of the Transferor Certificate or otherwise to be used first, for the benefit of the series within the related Shared Excess Finance Charge Collections Group and next, for the benefit of the series within other Shared Excess Finance Charge Collections Groups, in each case, that would otherwise experience shortfalls, if any, in amounts payable from collections of finance charge receivables allocable to, or from enhancement relating to, such series. See "-- Application of Collections" and "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this prospectus.

     While any series offered hereby may be designated by the transferor to be included within a Shared Excess Finance Charge Collections Group, there can be no assurance that (a) any other series will be designated by the transferor to be included within the same Shared Excess Finance Charge Collections Group, (b) any other Shared Excess Finance Charge Collections Groups will be created or, if created, that any series will be designated to such groups, (c) there will be any Shared Excess Finance Charge Collections with respect to any other series within such Shared Excess Finance Charge Collections Group, (d) any agreement relating to any enhancement will not be amended in such a manner as to increase payments to the providers of such enhancement and thereby decrease the amount of Shared Excess Finance Charge Collections available from such series or (e) the transferor will not, at any time, deliver a certificate as to adverse regulatory implications as described above. While the transferor believes that, based upon applicable rules and regulations as currently in effect, the application of Shared Excess Finance Charge Collections among first, the series included within the applicable Shared Excess Finance Charge Collections Group and then, the series included in other Shared Excess Finance Charge Collections Groups will not have adverse regulatory implications for it, there can be no assurance that this will continue to be true in the future.

SHARED EXCESS PRINCIPAL COLLECTIONS

     If so specified in the accompanying prospectus supplement, to the extent that collections of principal receivables and certain other amounts that are allocated to the Investor Interest of any series are not needed to make payments or deposits with respect to such series, such collections will constitute Shared Excess Principal Collections and will be applied to cover principal payments due to or for the benefit of certificateholders of other series. If so specified in the accompanying prospectus supplement, the allocation of Shared Excess Principal Collections may be among series within the Shared Excess Principal Collections Group. Any such reallocation will not result in a reduction in the Investor Interest of the series to which such collections were initially allocated. This feature permits amounts that would otherwise be payable to the holder of the Transferor Certificate or otherwise to be used for the benefit of series of certificates that would otherwise experience a shortfall or delay in the payment of principal thereon.

     While any series offered hereby may be designated by the transferor to be included within the Shared Excess Principal Collections Group, there can be no assurance that (a) any other series will be designated by the transferor to be included within the Shared Excess Principal Collections Group or (b) there will be any Shared Excess Principal Collections with respect to any other series within the Shared Excess Principal Collections Group.

PAIRED SERIES

     If so provided in the prospectus supplement relating to a series, each such series is subject to being paired with another series previously or subsequently issued by the trust, called a "PAIRED SERIES." As the Investor Interest of the series having a Paired Series is reduced, the Investor Interest or Adjusted Investor Interest (as defined in the accompanying prospectus supplement), as the case may be, of the Paired Series will increase by an equal amount. If a Pay Out Event occurs with respect to the series having a Paired Series or with respect to the Paired Series when the series is in a controlled amortization period or a controlled accumulation period, the percentage used for allocating collections of principal receivables for such series and for the Paired Series will be reset as provided in the accompanying prospectus supplement. The effects of this feature will be discussed in the prospectus supplement relating to a Paired Series.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

     For each series of certificates, on or before each transfer date, the servicer will calculate the "AGGREGATE INVESTOR DEFAULT AMOUNT" for the preceding monthly period, which will be equal to the aggregate amount of the Investor Percentage of principal receivables (other than ineligible receivables) in defaulted accounts; that is, accounts which in such monthly period were charged off as uncollectible in accordance with the servicer's policies and procedures for servicing credit card receivables comparable to the receivables. In the case of a series of certificates having more than one class, the aggregate Investor Default Amount will be allocated among the classes in the manner described in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement, an amount equal to the aggregate Investor Default Amount for any monthly period may be paid from other amounts, including collections in the finance charge account or from credit enhancement, and applied to pay principal to certificateholders or the holder of the transferor certificate, as appropriate. In the case of a series of certificates having one or more classes of subordinated certificates, the accompanying prospectus supplement may provide that all or a portion of amounts otherwise allocable to such subordinated certificates may be paid to the holders of senior certificates to make up any aggregate Investor Default Amount allocable to such holders of senior certificates.

     With respect to each series of certificates, the Investor Interest with respect to such series will be reduced by the amount of Investor Charge-Offs for any monthly period. Investor Charge-Offs will be reimbursed on any distribution date to the extent amounts on deposit in the finance charge account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Investor Interest with respect to such series. In the case of a series of certificates having more than one class, the accompanying prospectus supplement describes the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Investor Interests of the several classes.

     If the servicer adjusts the amount of any principal receivable (a) because of transactions occurring in respect of a rebate or refund or billing error to a cardholder (including any rebates arising under a rebate program), (b) because such principal receivable was created in respect of merchandise which was refused or returned by a cardholder or services successfully disputed by a cardholder or (c) because such principal receivable was transferred to a credit card account outside of the trust, then the amount of the Transferor Interest in the trust will be reduced, on a net basis, by the amount of the adjustment. In addition, the Transferor Interest in the trust will be reduced, on a net basis, as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge. In the event any such reduction would cause the Transferor Interest to be a negative number, the transferor shall make a deposit into the principal account in immediately available funds in an amount equal to the deficiency.

DEFEASANCE

     If so specified in the prospectus supplement relating to a series, the transferor may terminate its substantive obligations in respect of such series or the trust by depositing with the trustee, from amounts representing, or acquired with, collections of receivables, money or Permitted Investments sufficient to make all remaining scheduled interest and principal payments on such series or all outstanding series of certificates of the trust, as the case may be, on the dates scheduled for such payments and to pay all amounts owing to any credit enhancement provider with respect to such series or all outstanding series, as the case may be, if such action would not result in a Pay Out Event for any series. Prior to its first exercise of its right to substitute money or Permitted Investments for receivables, the transferor will deliver to the trustee:

          (a) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

          (b) an opinion of counsel with respect to such deposit and termination to the effect that it will not cause the trust or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation.

     Upon any such deposit, holders of certificates of the affected series could recognize taxable gain for federal income tax purposes to the extent that the value of the related certificate exceeds its tax basis therein, but would in no event be allowed to deduct a taxable loss for such purposes. See "Federal Income Tax Consequences -- Sale or Exchange of Certificates" in this prospectus.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

     The certificates of a series will be subject to optional repurchase by the transferor on any distribution date after the total Investor Interest of such series and the Enhancement Invested Amount, if any, with respect to such series, is reduced to an amount less than or equal to 5% of the initial Investor Interest, (or such other amount specified in the accompanying prospectus supplement), if certain conditions set forth in the agreement are met.

The repurchase price will be equal to the total Investor Interest of such series (less the amount, if any, on deposit in any principal funding account with respect to such series), plus the Enhancement Invested Amount, if any, with respect to such series, plus accrued and unpaid interest on the certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the distribution date on which the repurchase occurs.

     The certificates of each series will be retired on the day following the distribution date on which the final payment of principal is scheduled to be made to the certificateholders, whether as a result of optional reassignment to the transferor or otherwise. Each prospectus supplement specifies the "SERIES TERMINATION DATE" for such payment with respect to the related series of certificates, except that the certificates may be subject to prior termination as provided above. If the Investor Interest is greater than zero on the series termination date, the trustee or servicer may be required to sell or cause to be sold certain receivables in the manner provided in the agreement and series supplement and to pay the net proceeds of such sale and any collections on the receivables, in an amount at least equal to the sum of the Investor Interest and the Enhancement Invested Amount, if any, with respect to such series plus accrued interest due thereon.

     Unless the servicer and the holder of the Transferor Certificate instruct the trustee otherwise, the trust will terminate on the date (the "TRUST TERMINATION DATE") which is the earliest of:

          (a) the day after the distribution date on which the aggregate Investor Interest and Enhancement Invested Amount or Collateral Interest, if any, with respect to each series outstanding is zero;

          (b) June 30, 2026; or

          (c) if the receivables are sold, disposed of or liquidated following the occurrence of an event of insolvency, receivership or bankruptcy of the transferor, an additional transferor or another holder of the Transferor Certificate, immediately following such sale, disposition or liquidation.

     Upon the termination of the trust and the surrender of the Transferor Certificate, the trustee shall convey to the holder of the Transferor Certificate all right, title and interest of the trust in and to the receivables and other funds of the trust.

PAY OUT EVENTS

     As described above, the revolving period will continue through the date specified in the accompanying prospectus supplement unless a Pay Out Event occurs prior to such date. A "PAY OUT EVENT" occurs with respect to all series issued by the trust upon the occurrence of any of the following events:

          (a) certain insolvency, receivership or similar events relating to the transferor, an additional transferor or another holder of the Transferor Certificate;

          (b) the transferor or any additional transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the agreement; or

          (c) the trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In addition, a Pay Out Event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement. On the date on which a Pay Out Event is deemed to have occurred, the rapid amortization period or, if so specified in the accompanying prospectus supplement, the rapid accumulation period will commence. If, because of the occurrence of a pay out event, the rapid amortization period begins earlier than the scheduled commencement of an amortization period or prior to a scheduled payment date, certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the certificates.

     In addition to the consequences of a Pay Out Event discussed above, if a conservator or receiver were appointed for the transferor, an additional transferor or another holder of the transferor certificate or an insolvency or similar event were to occur with respect to the transferor, an additional transferor or another holder of the Transferor Certificate, on the day any such event occurs the transferor and any additional transferor will immediately cease to transfer principal receivables and discount option receivables to the trust and promptly give notice to the trustee of such event and the agreement and the trust shall terminate, subject to the liquidation, winding-up and dissolution procedures described in the agreement. Within 15 days, the trustee will publish a notice of the termination of the trust and the liquidation or the appointment stating that the trustee intends to sell, dispose of, or otherwise liquidate the receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by certificateholders representing interests aggregating more than 50% of the aggregate unpaid principal amount of each series (or, with respect to any series with more than one class, of each class) and the transferor, each additional transferor (other than the transferor that is the subject of such insolvency event) and each holder of an interest in the Transferor Interest (including any holder of a supplemental certificate) not subject to the appointment or insolvency or similar event, and any other person designated by the transferor or an additional transferor in an officer's certificate delivered to the trustee prior to the appointment or insolvency or similar event or specified in the related series supplement, which may include any provider of enhancement, to the effect that such persons disapprove of the liquidation of the receivables and wish to reconstitute the trust pursuant to the terms of the agreement (as amended in connection with such reconstitution), the trustee will promptly sell, dispose of, or otherwise liquidate the receivables in a commercially reasonable manner and on commercially reasonable terms. If the trustee is instructed not to liquidate the receivables as described in the preceding sentence, the trustee will retain the receivables and apply collections thereon in accordance with the agreement. The proceeds from the sale, disposition or liquidation of the receivables and any participation will be immediately deposited in the related collection account and allocated as specified above in "-- Application of Collections" and in "Description of the Certificates -- Application of Collections" in the accompanying prospectus supplement.

     The foregoing provisions have been included in the agreement for reasons related to the possible treatment of the trust as a partnership for federal income tax purposes. The IRS has issued final regulations that make the foregoing provisions unnecessary. The amendment provisions of the agreement, therefore, allow the trustee and the servicer to amend the agreement, without the consent of any of the certificateholders, to eliminate such provisions upon
(i) the adoption of such final regulations and (ii) the receipt of an officer's certificate that the deletion of such provisions will not adversely affect the ability of the trust to be characterized as a partnership for federal income tax purposes. The rights of certificateholders to vote on whether to continue or dissolve the trust (or any series thereof) upon the insolvency of the transferor could therefore be eliminated without certificateholders having any right to prevent such elimination.

     If the only Pay Out Event to occur is either the insolvency of the transferor, an additional transferor or another holder of the Transferor Certificate, or the appointment of a conservator or receiver for the transferor, an additional transferor or another holder of the Transferor Certificate, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the receivables and the commencement of a rapid amortization period or, if applicable with respect to a series as specified in the accompanying prospectus supplement, a rapid accumulation period. In addition, a conservator or receiver may have the power to cause the early sale of the receivables and the early retirement of the certificates. See "Risk Factors -- If a conservator or receiver were appointed for the transferor, delays or reductions in payment of your certificates could occur" and "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Conservatorship and Receivership" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of the servicing fee payable at the times and in the amounts specified in the accompanying prospectus supplement. The portion of the servicing fee allocated to the certificates of each series will be funded from collections of finance charge receivables allocated to the related Investor Interest and will be paid each month, or on such other specified periodic basis, from amounts so allocated and on deposit in the finance charge account (which, if so specified in the accompanying prospectus supplement, may include all or a portion of the interchange arising from the accounts) or, in certain limited circumstances, from amounts available from enhancement and other sources, if any. The remainder of the servicing fee for the trust will be allocable to the Transferor Interest, the investor interests of any other series issued by the trust and the interest represented by the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such series, as described in the accompanying prospectus supplement. Neither the trust nor the related certificateholders will have any obligation to pay the portion of the servicing fee allocable to the Transferor Interest.

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the trustee and independent certified public accountants and other fees which are not expressly stated in the agreement to be payable by the trust or the related certificateholders other than federal, state and local income and franchise taxes, if any, of the trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

     The servicer may not resign from its obligations and duties under the agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the agreement.

     The agreement provides that the servicer will indemnify the trust and trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer with respect to the activities of the trust or trustee. The servicer will not, however, indemnify:

          (a) the trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the trustee in the performance of its duties under the agreement;

          (b) the trust, the certificateholders or the certificate owners for liabilities arising from actions taken by the trustee at the request of certificateholders;

          (c) the trust, the certificateholders or the certificate owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted accounts or receivables which are charged off as uncollectible; or

          (d) the trust, the certificateholders or the certificate owners for any liabilities, costs or expenses of the trust, the certificateholders or the certificate owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the trust, the certificateholders or the certificate owners in connection with the agreement to any taxing authority.

     In addition, the agreement provides that, subject to certain exceptions, the transferor will agree to be liable to an injured party for any losses, claims, damages or liabilities (other than those incurred by a certificateholder as an investor in the certificates) arising out of or based upon each of the arrangements created by the agreement and the actions of the servicer as though the agreement created a partnership under the New York Uniform Partnership Act in which the transferor is a general partner.

     Neither the transferor nor the servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the trust, the trustee, the certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the agreement. Neither the transferor, the servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the transferor, the servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the agreement and which in its opinion may expose it to any expense or liability.

     The transferor may transfer its interest in all or a portion of the Transferor Certificate, provided that prior to any such transfer:

          (a) the trustee receives written notification from each rating agency that such transfer will not result in a lowering of its then-existing rating of the certificates of each outstanding series rated by it; and

          (b) the trustee receives a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the certificates of each outstanding series for federal income tax purposes.

     Any person into which, in accordance with the agreement, the transferor or the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the transferor or the servicer is a party, or any person succeeding to the business of the transferor or the servicer, upon execution of a supplement to the agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the agreement, will be the successor to the transferor or the servicer, as the case may be, under the agreement.

SERVICER DEFAULT

     In the event of any Servicer Default, either the trustee or certificateholders representing interests aggregating more than 50% of the Investor Interests for all series of certificates of the trust, by written notice to the servicer (and to the trustee if given by the certificateholders), may terminate all of the rights and obligations of the servicer under the agreement and the trustee may appoint a new servicer; this is called a "SERVICE TRANSFER." The rights and interest of the transferor under the agreement and in the Transferor Interest will not be affected by such termination. The trustee shall as promptly as possible appoint a successor servicer. If no such successor servicer has been appointed and has accepted such appointment by the time the servicer ceases to act as servicer, all authority, power and obligations of the servicer under the agreement will pass to the trustee. If the trustee is unable to obtain any bids from eligible servicers and the servicer delivers an officer's certificate to the effect that it cannot in good faith cure the servicer default which gave rise to a transfer of servicing, and if the trustee is legally unable to act as successor servicer, then the trustee shall give the transferor the right of first refusal to acquire the receivables on terms equivalent to the best offer as determined by the trustee.

     "SERVICER DEFAULT" under the agreement refers to any of the following events:

          (a) failure by the servicer to make any payment, transfer or deposit, or to give instructions to the trustee to make certain payments, transfers or deposits, on the date the servicer is required to do so under the agreement or any series supplement (or within the applicable grace period, which shall not exceed 10 business days);

          (b) failure on the part of the servicer duly to observe or perform in any respect any other covenants or agreements of the servicer which has a material adverse effect on the certificateholders of any series issued and outstanding under the trust and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on such certificateholders; or the delegation by the servicer of its duties under the agreement, except as specifically permitted thereunder;

          (c) any representation, warranty or certification made by the servicer in the agreement, or in any certificate delivered pursuant to the agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any series issued and outstanding under the trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such certificateholders;

          (d) the occurrence of certain bankruptcy, insolvency, receivership or similar events of the servicer; or

          (e) such other event specified in the accompanying prospectus supplement.

     Unless otherwise stated in the accompanying prospectus supplement, notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b) or (c) for a period of 60 business days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the agreement, and the servicer shall provide the trustee, any provider of enhancement and/or any issuer of any third-party credit enhancement, the transferor and the holders of certificates of each series issued and outstanding under the trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

     In the event of a Servicer Default, if a conservator or receiver is appointed for the servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the servicer exists, the conservator or receiver may have the power to prevent either the trustee or the majority of the certificateholders from effecting a service transfer.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, or as soon thereafter as is practicable, as specified in the accompanying prospectus supplement, the trustee or paying agent will forward to each certificateholder of record a statement prepared by the servicer setting forth, among other things:

          (a) the amount of the distribution on such distribution date allocable to principal on the certificates;

          (b) the amount of such distribution allocable to interest on the certificates;

          (c) the amount of collections of principal receivables processed during the preceding month or months since the last distribution date and allocated in respect of the certificates;

          (d) the aggregate amount of principal receivables in the trust as of the end of the last day of the preceding monthly period or periods since the last distribution date;

          (e) the aggregate outstanding balance of accounts which are 30 or more days delinquent by class of delinquency as of the end of the last day of the preceding monthly period or periods since the last distribution date;

          (f) the aggregate Investor Default Amount for the preceding monthly period or periods since the last distribution date;

          (g) the amount of Investor Charge-Offs for the preceding monthly period or periods since the last distribution date and the amount of reimbursements of previous Investor Charge-Offs for the preceding monthly period or periods since the last distribution date;

          (h) the amount of the servicing fee allocated to the certificates for the preceding monthly period or periods since the last distribution date;

          (i) the amount available under any enhancement (including any credit enhancement) as of the close of business on such distribution date;

          (j) the aggregate amount of collections of finance charge receivables processed during the preceding monthly period or periods since the last distribution date;

          (k) the Portfolio Yield for the preceding monthly period or periods since the last distribution date; and

          (l) certain information relating to the floating or variable certificate rates, if applicable, for each interest period specified in the accompanying prospectus supplement relating to such distribution date. In the case of a series of certificates having more than one class, the statements forwarded to certificateholders will provide information as to each class of certificates, as appropriate.

     On or before January 31 of each calendar year or such other date as specified in the accompanying prospectus supplement, the paying agent will furnish to each person who at any time during the preceding calendar year was a certificateholder of record, a statement prepared by the servicer containing the information required to be contained in the regular monthly report to certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder, together with such other customary information (consistent with the treatment of the certificates as debt) as the trustee or the servicer deems necessary or desirable to enable the certificateholders to prepare their United States tax returns.

EVIDENCE AS TO COMPLIANCE

     On or before March 31 of each calendar year or such other date as specified in the accompanying prospectus supplement, the servicer will cause a firm of independent certified public accountants to furnish a report attesting to the fairness of the assertion of the servicer's management that its internal controls over the functions performed as servicer of the trust are effective, in all material respects, in providing reasonable assurance that the trust assets are safeguarded against loss from unauthorized use of disposition, on the date of such report, and a report attesting to the fairness of the assertion of the servicer's management that such servicing was conducted in compliance with the sections of the agreement during the period covered by such report (which shall be the period from January 1 (or for the initial period, the relevant closing date) of the preceding calendar year to and including December 31 of such preceding calendar year), except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

     The agreement provides for delivery to the trustee on or before March 31 of each calendar year or such other date as specified in the accompanying prospectus supplement, of an annual statement signed by an officer of the servicer to the effect that the servicer has fully performed its obligations under the agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

AMENDMENTS

     The agreement and any series supplement (unless, with respect to a series supplement, otherwise specified in the accompanying prospectus supplement) may be amended by the transferor, the servicer and the trustee, without the consent of certificateholders of any series then outstanding, for any purpose, so long as:

          (i) the transferor delivers an officer's certificate to the trustee to the effect that such amendment will not adversely affect in any material respect the interest of such certificateholders; and

          (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the trust.

     The agreement and any related series supplement may be amended by the transferor (and, if applicable, any additional transferor being designated), the servicer and the trustee, without the consent of the certificateholders of any series then outstanding, to provide for additional enhancement or substitute enhancement with respect to a series, to change the definition of Eligible Account, to provide for the designation of an additional transferor, or to provide for the addition to the trust of a participation, so long as:

          (i) the transferor (and, if applicable, any additional transferor being designated) delivers to the trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor (and such additional transferor as applicable), such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such certificateholders; and

          (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the trust.

     The agreement and the related series supplement may be amended by the transferor, the servicer and the trustee with the consent of the holders of certificates evidencing interests aggregating not less than 66% (or such other percentage specified in the accompanying prospectus supplement) of the Investor Interests for all series of the trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the agreement or the related series supplement or of modifying in any manner the rights of certificateholders of any outstanding series of the trust. No such amendment, however, may:

          (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on the related series or any series;

          (b) change the definition of or the manner of calculating the interest of any certificateholder of such series or any certificateholder of any other series issued by the trust; or

          (c) reduce the aforesaid percentage of interests the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of the related series and certificateholders of all series adversely affected.

     Promptly following the execution of any amendment to the agreement, the trustee will furnish written notice of the substance of such amendment to each certificateholder. Any series supplement and any amendments regarding the addition or removal of receivables or participations from the trust will not be considered an amendment requiring certificateholder consent under the provisions of the agreement and any series supplement.

     Additionally, the agreement and any series supplement may be amended by the servicer and the trustee at the direction of the transferor without the consent of any of the certificateholders:

          (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the trust to qualify as, and to permit an election to be made to cause all or a portion of the trust to be treated as, a "financial asset securitization investment trust" as described in Sections 860H through 860L of the Internal Revenue Code; and

          (ii) in connection with any such election, to modify or eliminate existing provisions of the agreement and any series supplement relating to the intended federal income tax treatment of the certificates and the trust in the absence of the election.

     It is a condition to any such amendment that each rating agency will have notified the transferor, the servicer and the trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding series or class to which it is a rating agency. The amendments which the transferor may make in connection with any election described above without the consent of certificateholders may include, without limitation, the elimination of any sale of receivables and termination of the trust upon the occurrence of insolvency or similar events with respect to the transferor, an additional transferor or other holder of the transferor certificate. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Conservatorship and Receivership" in this prospectus.

     Additionally, the agreement and any series supplement may be amended by the servicer and the trustee at the direction of the transferor without the consent of any of the certificateholders:

          (a) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable:

             (i) the transfer to the trust of all or any portion of the receivables to be derecognized under generally accepted accounting principals ("GAAP") by the transferor; or

             (ii) the trust to avoid becoming a member of any transferor's consolidated group under GAAP; and

          (b) in connection with any such addition, modification or elimination, without limiting the generality of the foregoing clause, to cause the receivables to be transferred by a transferor first to a bankruptcy remote affiliate and from such affiliate to the trust, except that it is a condition to any such amendment that:

             (i) the transferor delivers an officer's certificate to the trustee to the effect that such amendment meets the requirements set forth in this paragraph; and

             (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the trust.

     In addition, the agreement may be amended as described above under "-- Pay Out Events."

LIST OF CERTIFICATEHOLDERS

     Upon written request of certificateholders of record representing interests in the trust aggregating not less than 10% (or such other percentage specified in the accompanying prospectus supplement) of the Investor Interest, the trustee after having been adequately indemnified by such certificateholders for its costs and expenses, and having given the servicer notice that such request has been made, will afford such certificateholders access during business hours to the current list of certificateholders of the trust for purposes of communicating with other certificateholders with respect to their rights under the agreement. See "-- Book-Entry Registration" and "-- Definitive Certificates" in this prospectus.

THE TRUSTEE

     U.S. Bank National Association is the trustee under the agreement. The transferor, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee, the transferor, the servicer and any of their respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement will be conferred or imposed upon the trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The transferor may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent. In such circumstances, the transferor will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

CERTIFICATEHOLDERS HAVE LIMITED CONTROL OF ACTIONS

     Certificateholders of any series or class within a series may need the consent or approval of a specified percentage of the Investor Interest of other series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after a Servicer Default, to amend the agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of the transferor's representations and warranties. The interests of the certificateholders of any such series may not coincide with yours, making it more difficult for any particular certificateholder to achieve the desired results from such vote.

                       CREDIT ENHANCEMENT AND ENHANCEMENT

GENERAL

     For any series, credit enhancement may be provided with respect to one or more classes thereof. "CREDIT ENHANCEMENT" may be in the form of the subordination of one or more classes of the certificates of such series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of the foregoing. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement. The initial form of credit enhancement, with respect to any series of certificates, will be determined by the transferor prior to the issuance of such certificates, based principally on the alternative costs of the various forms of credit enhancement prevailing at that time.

     The credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of deficiencies.

     If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

          (a) the amount payable under such credit enhancement;

          (b) any conditions to payment thereunder not otherwise described herein;

          (c) the conditions, if any, under which the amount payable under such credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced;

          (d) any material provision of any agreement relating to such credit enhancement; and

          (e) the allocation, if any, of trust assets to the related credit enhancement provider.

     Additionally, the accompanying prospectus supplement may set forth certain information with respect to any credit enhancement provider, including:

          (a) a brief description of its principal business activities;

          (b) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          (c) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

          (d) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the accompanying prospectus supplement.

     If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the certificates of such series following the occurrence of certain Pay Out Events with respect to such series. In such event, the credit enhancement provider will have an interest in certain cash flows in respect of the receivables in the trust to the extent described in such prospectus supplement, called the "ENHANCEMENT INVESTED AMOUNT."

SUBORDINATION

     One or more classes of any series may be subordinated to the extent necessary to fund payments with respect to one or more senior classes of certificates. The rights of the holders of any subordinated certificates to receive distributions of principal and/or interest on any distribution date will be subordinate in right and priority to the rights of the holders of senior certificates, but only to the extent set forth in the related prospectus supplement. If so specified in the related prospectus supplement, subordination may apply only in the event of certain types of losses not covered by another form of credit enhancement. The related prospectus supplement will set forth any applicable information concerning the amount of subordination of a class or classes of subordinated certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated certificates will be distributed to holders of senior certificates. If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the related prospectus supplement specifies the manner and conditions for applying such a cross-support feature.

LETTER OF CREDIT

     Support for a series or one or more classes thereof may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related prospectus supplement.

     The maximum liability of the issuer of a letter of credit under its letter of credit will generally be an amount equal to a percentage specified in the related prospectus supplement of the initial Investor Interest of a series or a class of such series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related prospectus supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

     Support for a series or one or more classes thereof may be provided by a guaranty secured by the deposit of cash or certain permitted investments in a cash collateral account reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available pursuant to the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the related prospectus supplement. The related prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral account or the cash collateral guaranty, as applicable.

COLLATERAL INTEREST

     Support for a series or one or more classes thereof may be provided initially by an undivided interest in the trust, called the "COLLATERAL INTEREST" in an amount initially equal to a percentage of the certificates of such series as specified in the prospectus supplement. Such series may also have the benefit of a cash collateral guaranty or cash collateral account with an initial amount on deposit therein, if any, as specified in the related prospectus supplement which will be increased:

          (a) to the extent the transferor elects, subject to certain conditions specified in the related prospectus supplement, by the application of collections of principal receivables allocable to the Collateral Interest to decrease the Collateral Interest;

          (b) to the extent collections of principal receivables allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in the related prospectus supplement; and

          (c) to the extent excess collections of finance charge receivables are required to be deposited into the cash collateral account as specified in the related prospectus supplement.

     The total amount of the credit enhancement available pursuant to the Collateral Interest and, if applicable, the cash collateral guaranty or cash collateral account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the cash collateral account and an amount specified in the related prospectus supplement. The related prospectus supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of certificates and, if applicable, the circumstances under which payment will be made under the cash collateral guaranty or from the cash collateral account.

SURETY BOND OR INSURANCE POLICY

     Insurance with respect to a series or one or more classes thereof may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the related prospectus supplement.

     A surety bond may be purchased for the benefit of the holders of any series or class of such series to assure distributions of interest or principal with respect to such series or class of certificates in the manner and amount specified in the related prospectus supplement.

SPREAD ACCOUNT

     Support for a series or one or more classes thereof may be provided by the periodic deposit of certain available excess cash flow from the trust assets into a spread account intended to assist with subsequent distribution of interest and principal on the certificates of such class or series in the manner specified in the related prospectus supplement.

RESERVE ACCOUNT

     Support for a series or one or more classes thereof or any enhancement related thereto may be provided by the establishment of a reserve account. The reserve account may be funded, to the extent provided in the related prospectus supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more classes of certificates, including the subordinated certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The reserve account will be established to assist with the subsequent distribution of principal or interest on the certificates of such series or class thereof or such other amount owing on any enhancement thereto in the manner provided in the related prospectus supplement.

INTEREST RATE SWAPS AND RELATED CAPS, FLOORS AND COLLARS

     The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars or other forms of derivatives to minimize the risk to certificateholders from adverse changes in interest rates (collectively, "SWAPS").

     An interest rate Swap is an agreement between two parties, called "COUNTERPARTIES" to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical Swap, one party agrees to pay a fixed-rate on a notional principal amount, while the counterparty pays a floating-rate based on one or more reference interest rates such as the London Interbank Offered Rate ("LIBOR"), a specified bank's prime rate, or U.S. Treasury Bill rates. Interest rate Swaps also permit counterparties to exchange a floating-rate obligation based upon one reference interest rate (such as LIBOR) for a floating-rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

     The Swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized Swap documentation. Caps, floors and collars are more recent innovations, and they may be less liquid than other Swaps. There can be no assurance that the trust will be able to enter into or offset Swaps at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of a Swap may provide for termination under certain circumstances, there can be no assurance that the trust will be able to terminate or offset a Swap on favorable terms.

                              CERTIFICATE RATINGS

     Any rating of the certificates by a rating agency will indicate:

     - its view on the likelihood that certificateholders will receive required interest and principal payments; and

     - its evaluation of the receivables in the trust and the availability of any credit enhancement for the certificates.

     Among the things a rating will not indicate are:

     - the likelihood that interest or principal payments will be paid on a scheduled date;

     - the likelihood that a Pay Out Event will occur;

     - the likelihood that a United States withholding tax will be imposed on non-U.S. certificateholders;

     - the marketability of the certificates;

     - the market price of the certificates; or

     - whether the certificates are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the certificates. A rating may be lowered or withdrawn at any time by a rating agency.

     The transferor will request a rating of the certificates offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the certificates and such a rating could be lower than any rating assigned by a rating agency chosen by the transferor.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     The transferor will represent and warrant that its transfer of receivables to the trust is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. For a description of the trust's rights if these representations and warranties are not true, see "Description of the Certificates -- Representations and Warranties" in this prospectus.

     The transferor will take steps under the UCC to perfect the trust's interest in the receivables. The UCC, however, may not govern the transfer of the receivables to the trust, and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

     The transferor will represent, warrant, and covenant that its transfer of receivables to the trust is perfected and free and clear of the lien or interest of any other entity. If this is not true, the trust's interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

     - a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of the trust;

     - a tax, governmental, or other nonconsensual lien that attaches to the property of the transferor could have priority over the interest of the trust in the receivables;

     - the administrative expenses of a conservator or receiver for the transferor could be paid from collections on the receivables before the trust receives any payments; and

     - if insolvency proceedings were commenced by or against the servicer, or if certain time periods were to pass, the trust may lose any perfected interest in collections held by the servicer and commingled with its other funds.

CERTAIN MATTERS RELATING TO CONSERVATORSHIP AND RECEIVERSHIP

     The transferor is chartered as a national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver for the transferor if certain events occur relating to the transferor's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the transferor.

     The Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (the "FDIA"), provides that certain agreements and transfers of property by a financial institution cannot be enforced against the FDIC as conservator or receiver. Opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by the transferor in the receivables pursuant to the agreement. Nevertheless, if the FDIC were to assert a contrary position, or were to require the trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the receivables, or were to request a stay of any actions by the trustee to enforce the agreement or the certificates against the transferor, delays in payments on the certificates and possible reductions in the amounts of those payments could occur.

     In addition, the FDIC as conservator or receiver for the transferor could repudiate the agreement. The FDIA would limit the damages for any such repudiation to the trust's "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for the transferor. The FDIC, moreover, could delay its decision whether to repudiate the agreement for a reasonable period following its appointment as conservator or receiver for the transferor. Therefore, if the FDIC as conservator or receiver for the transferor were to repudiate the agreement, the amount payable to you could be lower than the outstanding principal and accrued interest on the certificates, thus resulting in losses to you.

     In addition, regardless of the terms of the agreement or the instructions of those authorized to direct the trustee's actions, the FDIC as conservator or receiver for the transferor may have the power (i) to prevent or require the commencement of a rapid amortization period, (ii) to prevent, limit, or require the early liquidation of receivables and termination of the trust, or (iii) to require, prohibit, or limit the continued transfer of receivables to the trust. The FDIC, moreover, could prevent the trustee or the certificateholders from appointing a successor servicer under the agreement. If any of these events were to occur, payments to you could be delayed or reduced.

CONSUMER PROTECTION LAWS

     The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the transferor, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practice and Electronic Funds Transfer Acts. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

     The trust may be liable for certain violations of consumer protection laws that apply to the related receivables, either as assignee from the transferor with respect to obligations arising before transfer of the receivables to the trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of receivables owing. The transferor will warrant in the agreement that all related receivables have been and will be created in compliance with the requirements of such laws. The servicer will also agree in the agreement to indemnify the trust, among other things, for any liability arising from such violations caused by the servicer. For a discussion of the trust's rights arising from the breach of these warranties, see "Description of the Certificates -- Representations and Warranties" in this prospectus.

     Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdiction's consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on the transferor's credit card operations or the yield on the receivables in the trust.

     If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be charged off as uncollectible. The certificateholders could suffer a loss if insufficient funds are available from credit enhancement or other sources. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of material federal income tax consequences relating to the purchase, ownership and disposition of a certificate, which is based on the opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the transferor ("SPECIAL COUNSEL"). This discussion represents the opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the transferor, subject to the qualifications set forth in this prospectus. Orrick, Herrington & Sutcliffe LLP has prepared and reviewed the statements in this prospectus under the heading "Federal Income Tax Consequences," and is of the opinion that such statements are correct in all material respects. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular certificate owner in light of that certificate owner's circumstances, and some certificate owners may be subject to special tax rules and limitations not discussed below. Each prospective certificate owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a certificate.

     For purposes of this discussion, "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. CERTIFICATE OWNER" means any U.S. Person and any other person to the extent that income attributable to its interest in a certificate is effectively connected with that person's conduct of a U.S. trade or business. The term "NON-U.S. CERTIFICATE OWNER" means any person other than a U.S. Certificate Owner.

     The discussion assumes that a certificate is issued in registered form, has all payments denominated in U.S. dollars and has a term that exceeds one year. Moreover, the discussion assumes that the interest formula for the certificate meets the requirements for "qualified stated interest" under Treasury regulations (the "OID REGULATIONS") relating to original issue discount ("OID"), and that any OID on the certificate (i.e., any excess of the principal amount of the certificate over its issue price) does not exceed a de minimis amount (i.e.,
0.25 percent of its principal amount multiplied by the number of full years until its maturity date), all within the meaning of the OID regulations. Moreover, the discussion assumes that the certificates are of a type, as set forth below, which counsel is of the opinion will be debt for federal income tax purposes. The applicable prospectus supplement will set forth a discussion of any additional material tax consequences with respect to certificates not conforming to the foregoing assumptions.

TREATMENT OF THE CERTIFICATES AS DEBT

     The transferor expresses in the agreement the intent that for federal, state and local income and franchise tax purposes, the certificates will be debt secured by the receivables. The transferor, by entering into the agreement, and each investor, by the acceptance of a beneficial interest in an offered certificate, will agree to treat the offered certificates as debt for federal, state and local income and franchise tax purposes. However, the agreement is generally ambiguous in characterizing the transfer of receivables, and because different criteria are used in determining the non-tax accounting treatment of the transaction, the transferor will treat the agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the receivables and not as creating a debt obligation.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form and non-tax characterization of a transaction, while relevant factors, are not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the "IRS") to treat a transaction in accordance with its economic substance as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

     The determination of whether the economic substance of a transfer of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on its analysis of such factors, Special Counsel is of the opinion that, under current law, although no transaction closely comparable to that contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates offered hereby will not constitute an ownership interest in the receivables but will properly be characterized as debt.

TREATMENT OF THE TRUST

     General. The agreement permits the issuance of certificates and certain other interests (including any Collateral Interest) in the trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the trust. If all of the certificates and other interests (other than the transferor certificate) in the trust were characterized as debt, the trust might be characterized as a security arrangement for debt collateralized by the receivables and issued directly by the transferor (or other holder of the transferor certificate). Under such a view, the trust would be disregarded for federal income tax purposes. Alternatively, if some of the transferor certificate, the certificates and other interests in the trust were characterized as equity therein, the trust might be characterized as a separate entity owning the receivables, issuing its own debt, and jointly owned by the transferor (or other holder of the Transferor Certificate) and any other holders of equity interests in the trust. However, Special Counsel is of the opinion that, under current law, any such entity constituted by the trust will not be an association or publicly traded partnership taxable as a corporation.

     Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although, as described above, Special Counsel is of the opinion that the certificates will properly be treated as debt for federal income tax purposes and that the trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion does not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the Transferor Certificate, the certificates or any other interest in the trust, including any Collateral Interest, were equity in the trust for federal income tax purposes, all or a portion of the trust could be classified as a publicly traded partnership taxable as a corporation for such purposes. Because Special Counsel is of the opinion that the certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a Collateral Interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

     If the trust were treated in whole or in part as a partnership in which some or all of the holders of interests in the publicly offered certificates were partners, that partnership would be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department on December 4, 1995 (the "REGULATIONS") could cause the trust to constitute a publicly traded partnership even if all holders of interests in the publicly offered certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995. If the trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the trust would be so classified is unclear and Special Counsel is unable to opine as to whether the trust would be so classified.

     Under the Internal Revenue Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The transferor intends to take measures designed to reduce the risk that the trust could be classified as a publicly traded partnership by reason of interests in the trust other than the publicly offered certificates. Although the transferor expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the transferor. As a result, there can be no assurance that the measures the transferor intends to take will in all circumstances be sufficient to prevent the trust from being classified as a publicly traded partnership under the Regulations.

     If the trust were treated as a partnership and nevertheless were not treated as a publicly traded partnership, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related receivables would be taken into account directly in computing taxable income of the transferor (or the holder of the Transferor Certificate) and any certificate owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any certificate owners treated as partners would likely differ from that reportable by such certificate owners had they been treated as owning debt. In addition, if the trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any certificate owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a certificate owner. If the trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered certificates and other interests in the trust treated as partners equaled or exceeded 100, the transferor may cause the Trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

     If the arrangement created by the agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related receivables. That tax could result in reduced distributions to certificate owners. No distributions from the trust would be deductible in computing the taxable income of the corporation, except to the extent that any certificates were treated as debt of the corporation and distributions to the related certificate owners were treated as payments of interest thereon. In addition, distributions to certificate owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and certificate owners may not be entitled to any dividends received deduction in respect of such income).

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

     General. Assuming, in accordance with Special Counsel's opinion, that the certificates are debt obligations for federal income tax purposes, stated interest on a beneficial interest in a certificate will be includible in gross income in accordance with a U.S. certificate owner's method of accounting.

     Original Issue Discount. If the certificates are issued with OID, the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 will apply to the certificates. Under those provisions, a U.S. certificate owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," unless such excess is less than 0.25 percent multiplied by the weighted average life of the certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the certificates is unclear. Additionally, the IRS could take the position based on Treasury Regulations that none of the interest payable on a certificate is "unconditionally payable" and hence that all of such interest should be included in the certificate's stated redemption price at maturity. Accordingly, Special Counsel is unable to opine as to whether interest payable on a certificate constitutes "qualified stated interest" exempt from such inclusion. If sustained, such treatment should not significantly affect tax liabilities for most certificate owners, but prospective U.S. certificate owners should consult their own tax advisors concerning the impact to them in their particular circumstances. The transferor intends to take the position that interest on the certificates constitutes "qualified stated interest" and that the above consequences do not apply.

     Market Discount. A U.S. Certificate Owner who purchases an interest in a certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a certificate and partial principal payments on a certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a certificate that has market discount.

     Market Premium. A U.S. Certificate Owner who purchases an interest in a certificate at a premium may elect to offset the premium against interest income over the remaining term of the certificate in accordance with the provisions of section 171 of the Internal Revenue Code.

SALE OR EXCHANGE OF CERTIFICATES

     Upon a disposition of an interest in a certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Certificate Owner's adjusted basis in its interest in the certificate. A taxable exchange of a certificate also could occur as a result of the transferor's substitution of money or investments for receivables; see "Description of the Certificates -- Defeasance" in this prospectus. The adjusted basis in the interest in the certificate will equal its cost, increased by any OID or market discount included in income with respect to the interest in the certificate prior to its disposition and reduced by any principal payments previously received with respect to the interest in the certificate and any amortized premium. Subject to the market discount rules, gain or loss will generally be capital gain or loss if the interest in the certificate was held as a capital asset. Capital losses generally may be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

NON-U.S. CERTIFICATE OWNERS

     In general, a non-U.S. Certificate Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a certificate unless:

          (i) the non-U.S. Certificate Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the transferor entitled to vote (or of a profits or capital interest of the trust characterized as a partnership);

          (ii) the non-U.S. Certificate Owner is a controlled foreign corporation that is related to the transferor (or the trust, if treated as a partnership) through stock ownership;

        (iii) the non-U.S. Certificate Owner is a bank described in Internal Revenue Code section 881(c)(3)(A);

          (iv) such interest is contingent interest described in Internal Revenue Code section 871(h)(4); or

          (v) the non-U.S. Certificate Owner bears certain relationships to any holder of either the Transferor Certificate other than the transferor or any other interest in the trust not properly characterized as debt.

     To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificate Owner (the "WITHHOLDING AGENT") must have received a statement that:

          (i) is signed by the non-U.S. Certificate Owner under penalties of perjury;

          (ii) certifies that the non-U.S. Certificate Owner is not a U.S. Person; and

          (iii) provides the name and address of the non-U.S. Certificate Owner.

     This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. If a certificate is held through certain securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8BEN provided by the non-U.S. Certificate Owner to the organization or institution holding the certificate on behalf of the non-U.S. Certificate Owner. See "New Withholding Regulations" below.

     Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     Generally, any gain or income realized by a non-U.S. Certificate Owner upon retirement or disposition of an interest in a Certificate will not be subject to U.S. federal income tax, provided that:

          (i) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs; and

          (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied.

     Certain exceptions may be applicable, and an individual non-U.S. Certificate Owner should consult a tax adviser.

     If the certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Payments of principal and interest, as well as payments of proceeds from the sale, retirement or other disposition of a certificate, may be subject to "backup withholding" tax under the Internal Revenue Code at a rate of 31 percent if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the Internal Revenue Service. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. Certificate owners should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

     Any amounts withheld under the backup withholding rules from a payment to a certificate owner would be allowed as a refund or a credit against such certificate owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.

STATE AND LOCAL TAXATION

     The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the certificates under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Internal Revenue Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans, collectively, "PLANS," from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code, collectively, "PARTIES IN INTEREST," with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and section 4975 of the Internal Revenue Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.

     A violation of the prohibited transaction rules could occur if any certificates or any class or series were to be purchased with "plan assets" of any plan and the transferor, the trustee, any underwriters of such class or series or any of their affiliates were a party in interest with respect to such plan, unless a statutory, regulatory or administrative exemption is available or an exception applies under a plan asset regulation issued by the Department of Labor. The transferor, the trustee, any underwriters of a class or series and their affiliates are likely to be parties in interest with respect to many plans. Before purchasing certificates, a plan fiduciary or other plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the plan and the transferor, the trustee, any underwriters of such class or series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below. The Department of Labor has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the certificates: Department of Labor Prohibited Transaction Class Exemptions ("PTCE") 84-14 (relating to transactions determined by independent "qualified professional asset managers"), 90-1 (relating to transactions involving insurance company pooled separate accounts), 91-38 (relating to transactions involving bank collective investment funds), 95-60 (relating to transactions involving insurance company general accounts), and 96-23 (relating to transactions determined by "in-house asset managers").

     Under certain circumstances, the Department of Labor plan asset regulation treats the assets of an entity in which a plan holds an equity interest as "plan assets" of such plan. Because the certificates will represent beneficial interests in the trust, and despite the agreement of the transferor and the Certificate Owners to treat each class of certificates as debt instruments, the certificates are likely to be considered equity interests in the trust for purposes of the plan asset regulation, with the result that the assets of the trust are likely to be treated as "plan assets" of the investing plans for purposes of ERISA and section 4975 of the Internal Revenue Code and result in non-exempt prohibited transactions, unless either of the following exceptions applies.

     The first exception applies to a "publicly-offered security." A publicly-offered security is a security that is:

          (a) freely transferable;

          (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who were independent of the issuer and of one another; and

          (c) either is:

             (i) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; or

             (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934, as amended, within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     For purposes of the 100 independent investor criterion, except to the extent otherwise disclosed in the accompanying prospectus supplement, each class of certificates should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the trust. The accompanying prospectus supplement will indicate whether it is anticipated that each class of certificates will meet the foregoing criteria for treatment as "publicly-offered securities."

     The second exception applies if equity participation in the entity by "benefit plan investors" (i.e., plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets") is not "significant." Benefit plan investors' equity participation in the trust is not significant on any date on which any series of certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the trust, less than 25% of the value of each class of equity interests in the trust (excluding interests held by the transferor, the trustee or their affiliates) is held by benefit plan investors. No assurance can be given by the transferor as to whether the value of each class of equity interests in the trust held by benefit plan investors will be "significant" upon completion of the offering of any series of certificates or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

     A third exception may also be available. On March 26, 1999, the Department of Labor authorized Bank of America to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code available under PTCE 96-62 relating to (1) the initial purchase, the holding and the subsequent resale by plans of classes of senior certificates representing an undivided interest in a credit card trust with respect to which Bank of America is the sponsor; and (2) the servicing, operation and management of such trust, provided that the general conditions and certain other conditions set forth in the authorization are satisfied. The authorization will apply to the acquisition, holding and resale of the senior certificates by, on behalf of, or with "plan assets" of a plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the authorization to apply are the following:

          (a) the acquisition of the senior certificates by a plan is on terms (including the price for such senior certificates) that are at least as favorable to the investing plan as they would be in an arm's-length transaction with an unrelated party;

          (b) the rights and interests evidenced by the senior certificates acquired by the plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

          (c) the senior certificates acquired by the plan have received a rating at the time of such acquisition that is either in (i) one of the two highest generic rating categories from a rating agency or (ii) for senior certificates of one year or less, the highest short-term generic rating category from a rating agency; provided that, notwithstanding such rating, credit support is provided to the senior certificates through a senior-subordinated structure or other form of third-party credit support which, at a minimum, represents 5% of the outstanding principal balance of the senior certificates at the time of such acquisition;

          (d) the trustee is not an affiliate of any member of the restricted group (as defined below);

          (e) the sum of all payments made to and retained by the underwriters in connection with the distribution of the senior certificates represents not more than reasonable compensation for underwriting such senior certificates; the consideration received by the transferor as a consequence of the assignment of receivables to the trust, to the extent allocable to the senior certificates, represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the servicer, to the extent allocable to the senior certificates, represents not more than reasonable compensation for the servicer's services under the agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

          (f) the plan investing in the senior certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended;

          (g) the trustee is a substantial financial institution or trust company experienced in trust activities, is familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA, and, as the legal owner of (or holder of a perfected security interest in) the receivables, enforces all the rights created in favor of the certificateholders, including plans;

          (h) prior to the issuance of any new series, confirmation is received from the rating agencies that such issuance will not result in the reduction or withdrawal of the then current rating of the senior certificates held by any plan pursuant to the authorization;

          (i) to protect against fraud, chargebacks or other dilution of the receivables, the agreement and the rating agencies require the transferor to maintain a transferor's interest of not less than 2% of the principal balance of the receivables contained in the trust;

          (j) each receivable is an Eligible Receivable, based on criteria of the rating agencies and as specified in the agreement, and the agreement requires that any change in the terms of the cardholder agreements must be made applicable to the comparable segment of accounts owned or serviced by Bank of America which are part of the same program or have the same or substantially similar characteristics;

          (k) the agreement limits the number of newly originated accounts to be designated to the trust, unless the rating agencies otherwise consent in writing, to the following: (i) with respect to any three-month period, 15% of the number of existing accounts designated to the trust as of the first day of such period, and (ii) with respect to any twelve-month period, 20% of the number of existing accounts designated to the trust as of the first day of such twelve-month period;

          (l) the agreement requires the transferor to deliver an opinion of counsel semi-annually confirming the validity and perfection of the transfer of receivables in newly originated accounts to the trust if such an opinion is not delivered with respect to each interim addition; and

          (m) the agreement requires the transferor and the trustee to receive confirmation from each rating agency that such rating agency will not reduce or withdraw its then current rating of the senior certificates as a result of:

             (i) a proposed transfer of receivables in newly originated accounts to the trust; or

             (ii) the transfer of receivables in all newly originated accounts added to the trust during the preceding three-month period (beginning at quarterly intervals specified in the agreement and ending in the calendar month prior to the date such confirmation is issued), except that a rating agency confirmation shall not be required under this clause (ii) for any three-month period in which any additions of receivables in newly originated accounts occurred only after receipt of prior rating agency confirmation pursuant to clause (i).

     Moreover, the authorization provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire senior certificates if the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that among other requirements:

          (a) in the case of an acquisition in connection with the initial issuance of senior certificates, at least 50% of each class of certificates in which plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group;

          (b) such fiduciary (or its affiliate) is an obligor with respect to 0.5% or less of the fair market value of the obligations contained in the trust;

          (c) the plan's investment in senior certificates does not exceed 25% of all of the senior certificates outstanding after the acquisition; and

          (d) no more than 25% of the assets of the plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The authorization does not apply to plans sponsored by the transferor, any underwriter of the senior certificates, the trustee, the servicer, any obligor with respect to obligations included in the trust constituting more than 0.5% of the fair market value of the aggregate undivided interest in the trust allocated to the senior certificates of a series, determined on the date of the initial issuance of such series, or any affiliate of any such party (the "RESTRICTED GROUP").

     The Department of Labor has designated the authorization as an "underwriter exemption." As a result, an insurance company investing solely assets of its general account may be able to acquire and hold certain subordinated certificates of a series, provided that (i) the senior certificates of that series are eligible for relief under the authorization and (ii) such acquisition and holding satisfies the conditions applicable under sections I and III of PTCE 95-60.

     If none of the foregoing exceptions under the plan asset regulation were satisfied with respect to the trust and the trust were considered to hold "plan assets" of plans, transactions involving the trust and parties in interest with respect to a plan that is a certificate owner might be prohibited under section 406 of ERISA and/or section 4975 of the Internal Revenue Code and result in excise tax and other liabilities under ERISA and section 4975 of the Internal Revenue Code unless an exemption were available. The five Department of Labor class exemptions mentioned above may not provide relief for all transactions involving the assets of the trust even if they would otherwise apply to the purchase of a certificate by a plan.

     The certificates of any series may not be purchased with "plan assets" of a plan if the transferor, the servicer, the trustee or any of their affiliates:

          (a) has investment or administrative discretion with respect to such plan assets;

          (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such plan assets, for a fee and pursuant to an agreement or understanding that such advice:

             (i) will serve as a primary basis for investment decisions with respect to such plan assets and

             (ii) will be based on the particular investment needs of such plan; or

          (c) unless PTCE 90-1, 91-38 or 95-60 applies, is an employer maintaining or contributing to such plan.

     In light of the foregoing, fiduciaries or other persons contemplating purchasing the certificates on behalf of or with "plan assets" of any plan should consult their own counsel regarding whether the trust assets represented by the certificates would be considered "plan assets," the consequences that would apply if the trust assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules under the authorization or otherwise.

     Finally, plan fiduciaries and other plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the plan's particular circumstances before authorizing an investment of a portion of the plan's assets in the certificates. Accordingly, among other factors, plan fiduciaries and other plan investors should consider whether the investment;

          (a) satisfies the diversification requirement of ERISA or other applicable law;

          (b) is in accordance with the plan's governing instruments; and

          (c) is prudent in light of other factors discussed in this prospectus and in the accompanying prospectus supplement.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of certificates offered by this prospectus, the transferor will agree to sell or cause the trust to sell to each of the underwriters named therein and in the accompanying prospectus supplement, and each of such underwriters will severally agree to purchase from the transferor or trust, as applicable, the principal amount of certificates set forth therein and in the accompanying prospectus supplement (subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of certificates offered hereby and by the accompanying prospectus supplement). Banc of America Securities LLC, an affiliate of the transferor, the servicer and Bank of America Corporation, may participate as an underwriter in the offering of the certificates.

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the certificates offered hereby and by the accompanying prospectus supplement if any of such certificates are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     Each prospectus supplement will set forth the price at which each series of certificates or class being offered thereby initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such certificates. After the initial public offering, the public offering price and such concessions may be changed.

     This prospectus and the accompanying prospectus supplement may be used by Banc of America Securities LLC, an affiliate of the transferor and servicer, in connection with offers and sales related to market-making transactions in the certificates. Banc of America Securities LLC may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Each underwriting agreement will provide that the transferor will indemnify the related underwriters against liabilities relating to the adequacy of disclosure to investors, including liabilities under the Securities Act of 1933, as amended.

     The place and time of delivery for any series of certificates in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

     Any underwriters, agents or dealers participating in the distribution of certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Certain agents and underwriters may be entitled under agreements entered into with Bank of America to indemnification by Bank of America against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, Bank of America or its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the certificates will be passed upon for the transferor by Andrea B. Goldenberg, Assistant General Counsel for Bank of America, National Association, and by special counsel, Orrick, Herrington & Sutcliffe LLP, and by Snell & Wilmer, L.L.P., special Arizona counsel. Certain legal matters relating to the federal tax consequences of the issuance of the certificates will be passed upon for the transferor by special tax counsel, Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the issuance of the certificates will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP.

                         REPORTS TO CERTIFICATEHOLDERS

     The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive certificates are issued, the reports will be sent to Cede & Co., which is the nominee of The Depository Trust Company and the registered holder of the certificates. No financial reports will be sent to you. See "Description of the Certificates -- Book-Entry Registration,"
"-- Reports to Certificateholders" and "-- Evidence as to Compliance" in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the certificates.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: (704) 388-7901.

                         INDEX OF TERMS FOR PROSPECTUS

                                       PAGE
                                       -----
                  A
Aggregate Addition Limit.............     30
aggregate Investor Default Amount....     38
                  B
bank portfolio.......................     16
                  C
certificate owner....................     20
Collateral Interest..................     49
collection account...................     33
counterparties.......................     50
Credit Enhancement...................     47
Credit Enhancement Percentage........     35
cut-off date.........................     16
                  D
defaulted accounts...................     35
definitive certificates..............     23
depositaries.........................     20
depository...........................     20
discount percentage..................     32
distribution account.................     33
                  E
Eligible Account.....................     29
Eligible Receivable..................     29
Enhancement Invested Amount..........     48
ERISA................................     57
                  F
FDIA.................................     11
FDIC.................................     10
finance charge account...............     33
funding period.......................     34
                  G
GAAP.................................     46
                  I
interchange..........................     16
Investor Interest....................     19
Investor Percentage..................     35
IRS..................................     53
                  L
LIBOR................................     50
                  M
Minimum Transferor Interest..........     27
                  N
non-U.S. Certificate Owner...........     53

                                       PAGE
                                       -----
                  O
OID..................................     53
OID regulations......................     53
                  P
Paired Series........................     38
parties in interest..................     57
Pay Out Event........................     40
Permitted Investments................     33
plans................................     57
Portfolio Yield......................     33
pre-funding account..................     34
pre-funding amount...................     34
principal account....................     33
PTCE.................................     58
                  Q
Qualified Institution................     33
                  R
Regulations..........................     54
restricted group.....................     60
                  S
series termination date..............     40
service transfer.....................     43
Servicer Default.....................     43
Shared Excess Finance Charge
  Collections Group..................     36
Shared Excess Principal Collections
  Group..............................     36
Special Counsel......................     52
Swaps................................     50
                  T
Tax Opinion..........................     26
transfer date........................     35
Transferor Certificate...............     19
Transferor Interest..................     19
Transferor Percentage................     19
trust portfolio......................     16
Trust Termination Date...............     40
trustee..............................     14
                  U
U.S. Certificate Owner...............     53
U.S. Person..........................     53
unallocated principal collections....     36
                  W
Withholding Agent....................     56

                                    ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered BA Master Credit Card Trust Asset Backed Certificates (the "GLOBAL SECURITIES") to be issued in series from time to time (each, a "SERIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in such capacity) and as DTC participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

     Investors electing to hold their Global Securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global Securities will be credited to the securities custody accounts on the business day following the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants (other than the depositories for Clearstream and Euroclear) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream Customers and/or Euroclear
Participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant (other than the depositories for Clearstream and Euroclear) to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear, as the case may be, before settlement date 12:30. Clearstream or Euroclear, as the case may be, will instruct the respective depository, as the case may be, to receive the Global Securities against payment. Payment will then be made by the respective depository to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. Credit for the Global Securities will appear the next day (European time) and cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depository for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to another DTC participant. The seller must send instructions to Clearstream or Euroclear, as the case may be, before settlement date 12:30. In these cases, Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the Global Securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law,
(i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes appropriate steps to obtain an exemption or reduced tax rate. See "Federal Income Tax Consequences."

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          BA MASTER CREDIT CARD TRUST
                                     ISSUER
                  BANK OF AMERICA, NATIONAL ASSOCIATION (USA)
                            TRANSFEROR AND SERVICER

                                 SERIES 2001-A

          $696,000,000 CLASS A FLOATING-RATE ASSET BACKED CERTIFICATES $ 40,000,000 CLASS B FLOATING-RATE ASSET BACKED CERTIFICATES

                   -----------------------------------------

                             PROSPECTUS SUPPLEMENT

                   -----------------------------------------

                    Underwriters of the Class A Certificates

                         BANC OF AMERICA SECURITIES LLC
                                    JPMORGAN
                              SALOMON SMITH BARNEY

                    Underwriter of the Class B Certificates

                         BANC OF AMERICA SECURITIES LLC

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates in any state where the offer is not permitted.

     We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the certificates will deliver a prospectus supplement and prospectus.

              This document is printed entirely on recycled paper.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------